UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
FLOWSERVE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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5215 N. O’Connor Blvd., Suite 2300
Irving, Texas 75039
April 3, 2009

NOTICE OF 2009 ANNUAL MEETING
OF SHAREHOLDERS

The 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Flowserve Corporation (the “Company”) will be held on Thursday, May 14, 2009 at 11:30 a.m., local time, at the Flowserve Corporation Learning Resource Center, which is located at 4343 West Royal Lane, Irving, Texas 75063. Directions to the Annual Meeting and a map of the area are included in the proxy materials on the inside back cover and are also available online at www.proxydocs.com/fls.

Shareholders of record of the Company’s common stock, par value $1.25 per share, at the close of business on March 27, 2009 are entitled to notice of and to vote at the Annual Meeting.

At the Annual Meeting, the Company will ask you to:

•	elect three directors, each to serve a term expiring at the 2012 annual meeting of shareholders;

•	approve the adoption of the Flowserve Corporation Equity and Incentive Compensation Plan;

•	ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2009; and

•	attend to other business properly presented at the Annual Meeting or any adjournments or postponements thereof.

The enclosed proxy statement contains other important information that you should read and consider before you vote.

The proxy statement and annual report to shareholders are also available on our hosted website at www.proxydocs.com/fls. For additional related information, please refer to the “Important Notice of Electronic Availability of Materials for the Shareholder Meeting to be held on May 14, 2009” in the enclosed proxy statement.

Your vote is important, and your prompt cooperation in voting is greatly appreciated. Whether or not you plan to attend the meeting in person, we urge you to vote as soon as possible. Please vote by completing and mailing the proxy card in the enclosed business reply envelope or using the telephone or Internet. Instructions regarding all three methods of voting are on the proxy card and are contained in the proxy statement.

Thank you in advance for voting and for your support of the Company.

By Order of the Board of Directors,

Ronald F. Shuff
Senior Vice President, Secretary and General Counsel

i

2008 Option Exercises and Stock Vested	41

2008 Pension Benefits	42

2008 Non-Qualified Deferred Compensation	42

Potential Payments Upon Termination or Change-in-Control	43

Lewis M. Kling Employment Agreement — Special Termination Benefits	43

Mark A. Blinn Employment Agreement — Special Termination Benefits	44

Officer Severance Plan	45

Flowserve Corporation Executive Officer Change-in-Control Severance Plan	46

Quantification of Potential Payments	48

Certain Relationships and Related Transactions	53

2008 Director Compensation	54

Security Ownership of Directors and Certain Executive Officers	55

Security Ownership of Certain Beneficial Owners	57

Section 16(a) Beneficial Ownership Reporting Compliance	58

Proposal Number Two: Approval of the Adoption of the Flowserve Corporation Equity and Incentive Compensation Plan	58

Description of the Equity and Incentive Compensation Plan	59

New Plan Benefits under the Equity and Incentive Compensation Plan	68

Equity Compensation Plan Information	69

Required Vote and Recommendation	69

Proposal Number Three: Ratification of Appointment of PricewaterhouseCoopers LLC to Serve as Our Independent Registered Public Accounting Firm for 2009	69

Required Vote and Recommendation	70

Report of the Audit Committee	70

Other Audit Information	71

Other Matters	72

Appendix A — The Flowserve Corporation Equity and Incentive Compensation Plan	A-1

Map and Driving Directions to the Flowserve Corporation Learning Resource Center

ii

FLOWSERVE CORPORATION
5215 N. O’Connor Blvd., Suite 2300 Irving, Texas 75039

PROXY STATEMENT
FOR THE
2009 ANNUAL MEETING OF SHAREHOLDERS

SOLICITATION

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Flowserve Corporation, a New York corporation (the “Company”), of proxies to be voted at the 2009 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on May 14, 2009, and at any adjournments or postponements of this scheduled meeting. The use of “we,” “us,” or “our” in this proxy statement refers to the Company. This proxy statement and form of proxy are first being mailed to our shareholders on or about April 6, 2009.

IMPORTANT NOTICE OF ELECTRONIC AVAILABILITY OF MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2009

This proxy statement and the Company’s annual report for the year ending December 31, 2008 are also available electronically on our hosted website at www.proxydocs.com/fls.

To access and review the materials made available electronically:

1.	Go to www.proxydocs.com/fls.

2.	Click the “2009 Proxy Statement” in the right column.

3.	Have your proxy card or voting instructions available.

We encourage you to review all of the important information contained in the proxy materials before voting. If you would like to attend the Annual Meeting in person, please refer to the inside back cover of this proxy statement or www.proxydocs.com/fls for directions to the meeting.

Cost of Proxy Solicitation

The solicitation of proxies is made by our Board and will be conducted primarily by mail. Brokerage firms and other custodians, nominees and fiduciaries are reimbursed by the Company for reasonable out-of-pocket expenses that they incur to send proxy materials to shareholders and solicit their votes. In addition to this mailing, proxies may be solicited, without extra compensation, by our officers and employees, by mail, telephone, facsimile, electronic mail and other methods of communication. The Company bears the full cost of soliciting proxies. The Company has also retained Georgeson Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common stock. For these services, the Company will pay Georgeson Inc. a fee of $8,000, plus reimbursement for reasonable out-of-pocket expenses.

Shareholders Sharing an Address

To reduce the expenses of delivering duplicate proxy materials, we deliver one annual report and proxy statement to multiple shareholders sharing the same mailing address unless otherwise requested. We will promptly send a separate annual report and proxy statement to a shareholder at a shared address upon request at no cost. Shareholders with a shared address may also request that we send a single copy in the future if we are currently sending multiple copies to the same address. Requests related to delivery of proxy materials may be made by calling Investor Relations at (972) 443-6500 or writing to Flowserve Corporation, Attention: Investor Relations, 5215 N. O’Connor Blvd., Suite 2300, Irving, Texas 75039.

VOTING

Who May Vote and Number of Votes

If you are a shareholder of record at the close of business on March 27, 2009 (the “Record Date”), you may vote on the matters proposed in this proxy statement. You have one vote for each share you own.

How to Vote

Voting by Proxy Holders for Shares Registered in the Name of a Brokerage Firm or Bank.  If your shares are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares voted. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares to confirm their shareholder status for entry into the Annual Meeting.

Voting by Proxy Holder for Shares Registered Directly in the Name of Shareholder.  If you hold your shares in your own name as a holder of record, you must vote your shares in person at the Annual Meeting or instruct the proxy holders named in the enclosed proxy card how to vote your shares by either (i) using the toll-free telephone number or the Internet website set forth below or (ii) signing, dating and mailing the enclosed proxy card to our proxy tabulation firm, Broadridge Investor Communications Services (“Broadridge”), in the enclosed envelope. Each of these voting methods is described below:

Vote by Telephone.  If you hold your shares in your name as a holder of record, you may vote by telephone by calling toll-free to 1-800-690-6903 from the United States and Canada and following the series of voice instructions that will direct you how to vote your shares. Have your proxy card available when you place your telephone call. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 13, 2009. If you hold shares in the Flowserve Corporation Retirement Savings Plan, your telephone vote must be received by 11:59 p.m., Eastern Time, on May 12, 2009. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

Vote by Internet.  You have the option to vote via the Internet at the address of www.proxyvote.com by following the on-screen instructions that will direct you how to vote your shares. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 13, 2009. If you hold shares in the Flowserve Corporation Retirement Savings Plan, your Internet vote must be received by 11:59 p.m., Eastern Time, on May 12, 2009. Have your proxy card available when you access the Internet website. IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

Vote by Mail.  If you would like to vote by mail, mark the enclosed proxy card, sign and date it and return it to Broadridge in the enclosed envelope as soon as possible before the Annual Meeting. Your signed proxy card must be received by Broadridge prior to the date of the Annual Meeting for your vote to be counted at the Annual Meeting.

Vote in Person.  If you are a registered shareholder and attend the Annual Meeting in person, you may deliver your completed proxy card or vote by ballot at the Annual Meeting.

Changing Your Vote

You may revoke your proxy at any time before it has been exercised at the Annual Meeting by:

•	mailing in a revised proxy dated later than the prior submitted proxy;

•	notifying the Corporate Secretary in writing that you are revoking your proxy;

•	casting a new vote by telephone or the Internet; or

•	appearing in person and voting by ballot at the Annual Meeting.

Quorum for the Meeting

A majority of the outstanding shares of the Company’s common stock, par value $1.25 per share (the “common stock”), entitled to vote at the Annual Meeting and represented in person or by proxy, constitutes a quorum. A quorum is necessary to conduct business at the Annual Meeting. You are part of the quorum if you have voted by proxy. Shares that the holder abstains from voting on a particular proposal are counted as present at the meeting for purposes of determining a quorum.

Broker non-votes are also counted as present for purposes of determining a quorum. A “broker non-vote” occurs when a broker holding shares in “street name” for a beneficial owner is represented in person or by proxy at the meeting but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular proposal and has not received voting instructions from the beneficial owner.

Counting of Votes

Only “votes cast” count in the voting results, and withheld votes are not considered votes cast. Members of the Board are elected by a plurality of affirmative votes cast by holders of shares entitled to vote in the election. Abstentions and broker non-votes have no effect on the determination of whether a plurality exists with respect to a given nominee. The proposals to approve the adoption of the Flowserve Corporation Equity and Incentive Compensation Plan and to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2009 require the affirmative vote of at least a majority of the votes cast. Abstentions will count as votes cast on this proposal, but will not count as votes “for” the proposal and, therefore, will have the same effect as votes “against” the proposal. Additionally, broker non-votes will not be considered to have voted on the proposal and will have no effect on the proposal.

Under the rules of the New York Stock Exchange (“NYSE”), brokers may, at their discretion with respect to certain routine matters, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers. Routine matters include the election of directors and the ratification of external auditors. The proxies will be voted in accordance with your instructions specified on the proxy card. If no instructions are given, proxies will be voted for each proposal.

There are no dissenters’ rights of appraisal with respect to the matters to be acted upon at the meeting.

At the close of business on the Record Date, the Company had 56,026,802 shares of common stock issued and outstanding (excluding treasury shares) that may be voted at the Annual Meeting.

Voting by Participants in the Flowserve Corporation Retirement Savings Plan

If you are a participant in the Flowserve Corporation Retirement Savings Plan, the proxy card serves as a voting instruction to the trustee for this plan. The proxy card indicates the number of shares of common stock credited to your account under this plan as of the Record Date for voting at the Annual Meeting.

•	If you sign and return your proxy card on time, the trustee will vote the shares as you have directed.

•	If you do not return your proxy card, or if you return your proxy card late, the trustee will vote your shares in the same proportion as the shares voted by participants who timely return their cards to the trustee.

•	To be timely, if you vote your shares in the Flowserve Corporation Retirement Savings Plan by telephone or Internet, your vote must be received by 11:59 p.m., Eastern Time, on May 12, 2009. If you do not vote by telephone or Internet, please return your proxy card as soon as possible.

Vote Tabulations

Tabulation of voted proxies will be handled by Broadridge, an independent firm. Broadridge is the inspector of elections for the Annual Meeting.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), certain shareholder proposals may be eligible for inclusion in our 2010 proxy statement. These shareholder proposals must comply with the requirements of Rule 14a-8, including a requirement that shareholder proposals be received by the Corporate Secretary no later than December 14, 2009. We strongly encourage any shareholder interested in submitting a proposal to contact the Corporate Secretary in advance of this deadline to discuss the proposal. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. The Corporate Governance and Nominating Committee reviews all shareholder proposals and makes recommendations to the Board for action on such proposals.

Alternatively, under the Company’s By-laws, if a shareholder does not want to submit a proposal for inclusion in our proxy statement but wants to introduce it at our annual meeting, or intends to nominate a person for election to the Board directly (rather than by recommending such person as a candidate to our Corporate Governance and Nominating Committee as described below under “Board of Directors — Committees of the Board — Corporate Governance and Nominating Committee”), the shareholder must submit the proposal or nomination between January 14, 2010 and February 12, 2010. If, however, the 2010 annual meeting is held more than 30 days before or more than 60 days after the anniversary of the 2009 Annual Meeting, the shareholder must submit any such proposal between (i) 120 calendar days prior to the 2010 annual meeting and (ii) the later of 90 calendar days prior to the 2010 annual meeting or 10 days following the date on which the date of the 2010 annual meeting is publicly announced. The shareholder’s submission must be made by a registered shareholder on his or her behalf or on behalf of a beneficial owner of the shares, and must include detailed information specified in our By-laws concerning the proposal or nominee, as the case may be, and detailed information as to the shareholder’s interests in Company securities. We will not entertain any proposals or nominations at the 2010 annual meeting that do not meet these requirements.

If the shareholder does not comply with the requirements of Rule 14a-4(c)(1) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination. The Company’s By-laws are posted on our website at www.flowserve.com under the “Investor Relations — Governance” caption. To make a submission or to request a copy of the Company’s By-laws, shareholders should contact our Corporate Secretary at the following address:

Flowserve Corporation
5215 N. O’Connor Blvd., Suite 2300
Irving, Texas 75039
Attention: Corporate Secretary

We strongly encourage shareholders to seek advice from knowledgeable legal counsel before submitting a proposal or a nomination.

PROPOSAL NUMBER ONE: ELECTION OF DIRECTORS

The Company’s Board currently consists of twelve directors. There are three classes of directors with a minimum of three members per class, and the members of each class hold office until the third succeeding annual meeting of shareholders after which they were elected. The Board has nominated Roger L. Fix, Lewis M. Kling and James O. Rollans, whose terms of office as members of the Board are expiring at the 2009 Annual Meeting, to serve for a new term that will expire at the 2012 annual meeting of shareholders. Diane C. Harris, whose term also expires at the 2009 Annual Meeting, will retire from the Board effective as of the Annual Meeting, and is therefore not nominated for reelection. Biographical information regarding each of the nominees is provided below under the heading “Board of Directors — Biographical Information — Nominees to Serve a Term Expiring at the 2012 Annual Meeting of Shareholders.”

REQUIRED VOTE AND RECOMMENDATION

The nominees will be elected by a plurality of affirmative votes cast in person or represented by proxy. Abstentions and broker non-votes will have no effect on the determination of whether a plurality exists with respect to a given nominee. The three nominees receiving the highest number of affirmative votes will be elected.

The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” the election of these nominees unless you instruct otherwise or unless you withhold authority to vote for any one or more of them. If any director is unable to stand for re-election, the Board may reduce the number of directors or choose a substitute. The nominees have indicated their willingness to serve as directors, and we have no reason to believe any nominee will not be able to stand for reelection.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ROGER L. FIX, LEWIS M. KLING AND JAMES O. ROLLANS TO SERVE AS DIRECTORS FOR A TERM EXPIRING AT THE 2012 ANNUAL MEETING OF SHAREHOLDERS.

BOARD OF DIRECTORS

BIOGRAPHICAL INFORMATION

Nominees to Serve a Term Expiring at the 2012 Annual Meeting of Shareholders

Roger L. Fix, age 55, has served as director since 2006 and serves as a member of the Organization and Compensation Committee. Mr. Fix is the President and Chief Executive Officer of Standex International Corporation (“Standex”), a publicly traded diversified manufacturing and marketing company. He has been its Chief Executive Officer since 2003, President since 2001 and director since 2001. He was its Chief Operating Officer from 2001 to 2002. He is also a member of Standex’s Executive Committee since 2003. Before joining Standex, he was employed by Outboard Marine Corporation, a marine manufacturing company, as Chief Executive Officer and President from 2000 to 2001 and Chief Operating Officer and President during 2000. He served as its director from 2000 to 2001. He served as Chief Executive of John Crane Inc., a global manufacturer of mechanical seals for pump and compressor applications in the process industry, from 1998 to 2000 and as its President — North America from 1996 to 1998. He was President of Xomox Corporation, a manufacturer of process control valves and actuators, from 1993 to 1996. He was also employed by Reda Pump Company, a manufacturer of electrical submersible pumping systems for oil production, from 1981 to 1993, most recently as Vice President and General Manager/Eastern Division. Additionally, he was employed by Fisher Controls Company, a manufacturer of process control valves and pneumatic and electronic instrumentation, from 1976 to 1981.

Lewis M. Kling, age 64, has served as President, Chief Executive Officer and as a director since 2005. He served as Chief Operating Officer from 2004 to 2005. Before joining the Company, he served as Group President and Corporate Vice President of SPX Corporation, a Fortune 500 company that provides flow technology products, terminal equipment and other industrial products and services worldwide, from 1999 to 2004 and as a member of the Board of Directors of Inrange Technologies Corporation, a designer and manufacturer of switching and networking products for data and telecommunications networks, from 2000 to 2003. Mr. Kling also served as President of Dielectric Communications, a division of General Signal Corporation, which was purchased by SPX Corporation, from 1997 to 1999. He is also a director of Eastman Chemical Company, a manufacturer of chemicals, fibers and plastics. Mr. Kling’s employment agreement with the Company is described in this proxy statement under “Executive Compensation — Compensation Discussion and Analysis — Employment Agreements.”

James O. Rollans, age 67, has served as a director since 1997. He serves as the Chairman of the Audit Committee and as a member of the Corporate Governance and Nominating Committee. He is an independent corporate director and corporate financial advisor. Mr. Rollans was President and Chief Executive Officer of Fluor Signature Services, a subsidiary of Fluor Corporation, a major engineering, procurement and construction firm, from 1999 to 2001. He served as Senior Vice President of Fluor Corporation from 1992 to 1999, as its Chief Financial Officer from 1998 to 1999 and from 1992 to 1994, as its Chief Administrative Officer from 1994 to 1998 and as its Vice President of Corporate Communications from 1982 to 1992. Mr. Rollans is also a director of Encore Credit Corporation, a mortgage finance company, and a director of Advanced Medical Optics, Inc., a developer and manufacturer of ophthalmic surgical and contact lens care products.

Directors Serving a Term Expiring at the 2011 Annual Meeting of Shareholders

John R. Friedery, age 52, has served as a director since August 2007 and serves as a member of the Audit Committee. Mr. Friedery is currently Senior Vice President, Ball Corporation; President, Metal Beverage Packaging, Americas and Asia, a provider of metal and plastic packaging for beverages, foods and household products, and of aerospace and other technologies services. He previously served as the Chief Operating Officer, Packaging Products Americas, and the President, Metal Beverage Container operations, as well as other leadership roles in Ball Corporation since 1988. Prior to his employment with Ball Corporation, he served in field operations for Dresser/Atlas Well Services and in operations, exploration and production for Nondorf Oil and Gas.

Joe E. Harlan, age 49, was elected as a director in August 2007 and serves as a member of the Finance Committee. Mr. Harlan is currently the Executive Vice President, Electro and Communications Business with 3M Company, a technology solutions provider to the electrical, electronics and communications markets worldwide. He served as President and Chief Executive Officer of Sumitomo 3M Ltd., an industrial chemicals manufacturer, from 2003 to 2004. Prior to his career with 3M Company, he held a number of leadership positions with General Electric Company, including serving as Vice President of Finance for GE Lighting Group (USA).

Michael F. Johnston, age 61, has served as a director since 1997. He serves as Chairman of the Finance Committee and as a member of the Corporate Governance and Nominating Committee. Mr. Johnston served as the Chief Executive Officer, through May 2008, and as the Chairman of the Board, through November 2008, of Visteon Corporation (“Visteon”), an automotive components supplier, and has served as Visteon’s President, Chief Executive Officer and Chief Operating Officer at various times since 2000. Before joining Visteon, he was employed by Johnson Controls, Inc., a company serving the automotive and building services industry, as President of North America/Asia Pacific, Automotive Systems Group, from 1999 to 2000, President of Americas Automotive Group from 1997 to 1999 and in other senior management positions since 1991. Mr. Johnston is also a director of Visteon and a director of Whirlpool Corporation, an appliance manufacturer.

Kevin E. Sheehan, age 63, has served as a director since 1990. He serves as non-executive Chairman of the Board of Directors and also serves as a member of the Finance Committee. He also serves as an alternate director of all other committees for any committee member not in attendance at a committee meeting. He served as the Company’s Interim Chairman, President and Chief Executive Officer from April 2005 to August 2005. He is a partner in Cambridge Ventures, a venture capital firm focused on investments in early stage growth companies. He is the Board Chairman of Contour Hardening, a private company connected with Cambridge Ventures. Prior to joining Cambridge Ventures, he was Managing Director of CID Capital for 12 years. Before joining CID Capital in 1994, Mr. Sheehan was employed by Cummins Engine Company, a manufacturer of diesel engines and related components, for 22 years in various management capacities.

Directors Serving a Term Expiring at the 2010 Annual Meeting of Shareholders

Gayla J. Delly, age 49, has served as director since January 2008 and serves as a member of the Audit Committee. Ms. Delly currently is President of Benchmark Electronics Inc., a company that provides contract manufacturing, design, engineering, test and distribution services to manufacturers of computers, medical devices, telecommunications equipment and industrial control and test instruments. Ms. Delly is a certified public accountant. She previously served as Executive Vice President and Chief Financial Officer of Benchmark Electronics Inc., a leading provider of electronics manufacturing services, from 2001 to 2006, and as Corporate Controller and Treasurer from 1995 to 2001. Prior to joining Benchmark Electronics Inc., Ms. Delly served as a Senior Manager in the Audit Group of KPMG.

Rick J. Mills, age 61, has served as a director since 2007 and serves as a member of the Audit Committee. He served as a Vice President of Cummins Inc., a manufacturer of large diesel engines, and President of the Components Group at Cummins Inc., through March 2008. He was Vice President and President — Filtration Business from 2000 to 2005 and held other key management positions at Cummins Inc. from 1970 to 2000. Mr. Mills is also a director and member of the Audit Committee and Nominating and Governance Committee of

Rohm and Haas, a global company producing specialty chemical polymers and biologically active compounds, and a director and member of the Audit Committee of GERDAU Ameristeel, the second largest mini-mill steel producer in North America.

Charles M. Rampacek, age 65, has served as a director since 1998. He serves as the Chairman of the Corporate Governance and Nominating Committee and as a member of the Organization and Compensation Committee. Mr. Rampacek is currently a business and management consultant in the energy industry. Mr. Rampacek served as the Chairman of the Board, President and Chief Executive Officer of Probex Corporation (“Probex”), an energy technology company providing proprietary oil recovery services, from 2000 to 2003. From 1996 to 2000, Mr. Rampacek served as President and Chief Executive Officer of Lyondell-Citgo Refining, L.P., a manufacturer of petroleum products. From 1982 to 1995, he held various executive positions with Tenneco Inc. and its energy related subsidiaries, including President of Tenneco Gas Transportation Company, Executive Vice President of Tenneco Gas Operations and Senior Vice President of Refining. Mr. Rampacek is also a member of the Board of Directors of Enterprise Products GP, LLC, which is the general partner of Enterprise Products Partners L.P., a publicly-traded limited partnership that provides mid-stream services for the oil and gas industry, and serves on its Audit, Conflicts and Governance Committee.

William C. Rusnack, age 64, has served as a director since 1997 and serves as Chairman of the Organization and Compensation Committee and as a member of the Corporate Governance and Nominating Committee. He is currently a private investor and independent corporate director. Mr. Rusnack was President, Chief Executive Officer, Chief Operating Officer and director of Premcor Inc., one of the largest independent oil refiners in the U.S., from 1998 to 2002. Before joining Premcor, Inc., Mr. Rusnack served for 31 years with Atlantic Richfield Company, (“ARCO”), an integrated petroleum company, most recently as Senior Vice President of ARCO from 1990 to 1998 and President of ARCO Products Company from 1993 to 1998. He is also a director and member of the Corporate Governance and Executive Committees, as well as Chairman of the Organization and Compensation Committee, of Sempra Energy, an energy services company, and is a director and member of the Executive Committee, as well as Chairman of the Audit Committee, of Peabody Energy, a coal mining company.

Director Serving a Term Expiring at the 2009 Annual Meeting of Shareholders

Diane C. Harris, age 66, has served as a director since 1993 and serves as a member of the Finance Committee. She is President of Hypotenuse Enterprises, Inc., a mergers and acquisitions service and corporate development outsourcing company. Ms. Harris was Vice President of Corporate Development of Bausch & Lomb Incorporated, an optics and health care products company, from 1981 to 1996, when she left to form Hypotenuse Enterprises, Inc., a mergers and acquisitions advisory and consulting firm, as its President. She was a director of the Association for Corporate Growth from 1993 to 1998 and its elected President from 1997 to 1998. Through 2008, Ms. Harris was also a director of the Monroe Fund, a private investment company. Ms. Harris will retire from the Board effective as of the date of the 2009 Annual Meeting, which is the end of her current term. We thank Ms. Harris for her many years of exemplary service on the Board, including as a former Chairperson of the Audit/Finance Committee.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

It is of utmost importance that the Board fulfills its duty to oversee the Chief Executive Officer and other senior management in the competent and ethical operation of the Company on a day-to-day basis and ensure that the Company’s shareholders’ best interests are being served. In satisfaction of this duty, the Board has established internal guidelines designed to promote effective oversight of the Company’s material business affairs that the Board monitors and updates, as deemed appropriate.

The guidelines set parameters for the director recruiting process and the composition of Board committees. They also determine the formal process for review and evaluation of the Chief Executive Officer, individual directors and the Board’s performance. The guidelines also establish targets for director equity ownership. Additionally, these guidelines require a director to offer his or her resignation when such director’s principal occupation changes during a term of office. Under such circumstances, the Corporate Governance and Nominating Committee will review whether it is appropriate for the director to continue serving on the Board. Finally, these guidelines establish maximum term and age limits for directors, which may be waived by the Board if deemed appropriate.

Further, the Board has adopted formal Corporate Governance Guidelines, which, among other things, contain a prescribed set of qualification standards with respect to the determination of director independence, which either meet or exceed the independence requirements of the NYSE. Under the Corporate Governance Guidelines, only those directors who have no material relationship with the Company (except as a director) are deemed independent. The Corporate Governance Guidelines specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm.

The Board has determined that, other than Lewis M. Kling, each member of the Board, including all other persons nominated for re-election, meet the independence standards set forth in the applicable rules of the Securities and Exchange Commission (the “SEC”) and the NYSE corporate governance listing standards. Mr. Kling is not considered independent, as he serves as President and Chief Executive Officer of the Company.

The Board’s Corporate Governance Guidelines, as well as the Company’s Code of Ethics and Code of Business Conduct, are available on the Company’s website at www.flowserve.com under the “Investor Relations — Governance” caption. These documents are also available in print at no cost to any shareholder who submits a written request to: Flowserve Corporation, 5215 N. O’Connor Blvd., Suite 2300, Attention: Investor Relations, Irving, Texas 75039.

Non-Executive Chairman of the Board

The Company currently separates the positions of Chairman of the Board and Chief Executive Officer. Kevin E. Sheehan, the Company’s current non-executive Chairman of the Board, presides over the meetings of the Board, including executive sessions of the Board where only non-employee directors are present. He reviews and approves the agendas for Board meetings among his other duties as Chairman of the Board. He also serves as a member of the Finance Committee and as an alternate member for all other Board committees. Mr. Sheehan generally attends all committee meetings when possible.

Meetings of the Board

The Board held eight regular meetings and three special meetings in 2008. Executive sessions of non-employee directors are normally held at each regular Board meeting. Any non-employee director may request that additional executive sessions be scheduled. Shareholders may communicate with the Company’s non-employee directors by following the instructions set forth under “— Shareholder Communications with the Board” below.

Board members customarily have attended the Company’s annual meetings of shareholders. With the exception of Mr. Johnston, each Board member attended the Company’s 2008 annual meeting of shareholders. In 2008, each director attended over 75% of the meetings of the Board held during the period for which he or she has been a director and the meetings of the Board committees on which he or she served.

Shareholder Communications with the Board

Shareholders and other interested parties may communicate with the Board directly by writing to: Kevin E. Sheehan, Chairman of the Board, c/o Flowserve’s Corporate Secretary, Flowserve Corporation, 5215 N. O’Connor Blvd., Suite 2300, Irving, Texas 75039. All such communications will be delivered to Mr. Sheehan.

COMMITTEES OF THE BOARD

The Board maintains an Audit Committee, a Finance Committee, a Corporate Governance and Nominating Committee (“CG&N Committee”) and an Organization and Compensation Committee (“O&C Committee”). Only independent directors are eligible to serve on Board committees.

Each committee is governed by a written charter. The charters of the Audit Committee, Finance Committee, CG&N Committee and O&C Committee are available on the Company’s website at www.flowserve.com under the “Investor Relations — Governance” caption. These documents are also available in print at no cost to any shareholder who submits a written request to: Flowserve Corporation, Attention: Investor Relations, 5215 N. O’Connor Blvd., Suite 2300, Irving, Texas 75039.

Audit Committee

The Audit Committee is composed of four directors, James O. Rollans (Chairman), Gayla J. Delly, John R. Friedery and Rick J. Mills. The Board has determined that Mr. Rollans, former Chief Financial Officer of Fluor Corporation, is a qualified audit committee financial expert under SEC rules and has accounting or related financial management expertise for purposes of the NYSE corporate governance listing standards. The Board has also determined that all members of the Audit Committee are financially literate, within the meaning of the NYSE corporate governance listing standards, and meet the independence standards set forth in the SEC rules and the NYSE corporate governance listing standards.

The Audit Committee directly engages the Company’s independent auditors, pre-approves the scope of the annual external audit and pre-approves all audit and non-audit services to be provided by the independent auditor. The Audit Committee further approves and directly reviews the results of the Company’s internal audit plan. The Audit Committee also meets with management and the independent auditors to review the quality and accuracy of the annual and quarterly financial statements and considers the reports and recommendations of independent internal and external auditors pertaining to audit results, accounting practices, policies and procedures and overall internal controls.

The Audit Committee meets regularly with the external and internal auditors in executive sessions to discuss their reports on a confidential basis. In addition, the Audit Committee prepares and issues the Report of the Audit Committee included in this proxy statement. The Audit Committee met eight times in 2008.

Finance Committee

The members of the Finance Committee are Michael F. Johnston (Chairman), Joseph E. Harlan, Diane C. Harris and Kevin E. Sheehan. The Board has determined that all members of the Finance Committee met the independence standards set forth in the NYSE corporate governance listing standards.

The Finance Committee advises the Board on all corporate financing and related treasury matters regarding capital structure and major corporate transactions. The Finance Committee monitors corporate risk-management programs and approves major capital expenditures made by the Company. The Finance Committee also advises the Board on the Company’s pension fund performance. The Finance Committee met eight times in 2008.

Corporate Governance and Nominating Committee

The CG&N Committee is composed of four directors, Charles M. Rampacek (Chairman), Michael F. Johnston, James O. Rollans and William C. Rusnack. The Board has determined that all members of the CG&N Committee met the independence standards set forth in the NYSE corporate governance listing standards.

The CG&N Committee is responsible for making recommendations to the Board for the positions of Chairman of the Board, President, Chief Executive Officer and candidates for membership to the Board. The CG&N Committee utilizes a variety of methods for identifying and evaluating nominee director candidates. The CG&N Committee assesses the appropriateness of the Board’s size and whether any vacancies on the Board are expected due to retirement or other factors. If vacancies are anticipated or otherwise arise, the CG&N Committee considers various potential candidates for director who may come to the attention of the CG&N Committee through current Board members, professional search firms, shareholders or other persons. The CG&N Committee generally retains a national executive-recruiting firm to research, screen and contact potential candidates regarding their interest in serving on the Board, although the CG&N Committee may also use less formal recruiting methods.

All identified candidates, including shareholder-recommended candidates, as applicable, are evaluated by the CG&N Committee using generally the same methods and criteria, although those methods and criteria may vary from time to time depending on the CG&N Committee’s assessment of the Company’s needs and current situation. A shareholder desiring to recommend a candidate for election to the Board should submit a notice, as required by the Company’s By-laws, including the candidate’s name and qualifications to our Corporate Secretary, who will refer the recommendation to the CG&N Committee. The CG&N Committee may require any shareholder-recommended candidate to furnish such other information as may reasonably be required to determine the eligibility of such recommended candidate or to assist in evaluating the recommended candidate. The CG&N Committee may require the submission of a fully completed and signed Questionnaire for Directors and Executive Officers on the Company’s standard form and a written consent by the shareholder-recommended candidate to serve as a director if so elected.

The Board’s Corporate Governance Guidelines contain Board membership criteria. Generally, the Board believes that its members should have the highest professional and personal ethics and a diversity of backgrounds. All existing and prospective new members should have a broad strategic view, possess a global business perspective and demonstrate relevant and successful career experience. Their service on the boards of other public companies should be limited to a number that permits them, given their individual circumstances, to responsibly perform all director duties. Each director must represent the interests of the shareholders.

The CG&N Committee is also responsible for preparing materials for the annual Chief Executive Officer’s performance review conducted by the Board. Further, the CG&N Committee reviews and recommends, as deemed appropriate, changes to the Company’s corporate governance policies consistent with SEC rules and the NYSE corporate governance listing standards. The CG&N Committee met two times in 2008.

Organization and Compensation Committee

The O&C Committee is composed of three directors, William C. Rusnack (Chairman), Roger L. Fix and Charles M. Rampacek. The Board has determined that all members of the O&C Committee met the independence standards set forth in the NYSE corporate governance listing standards.

The O&C Committee is responsible for establishing executive compensation for officers, including the Chief Executive Officer and other corporate officers. As further discussed under “Executive Compensation,” decisions regarding compensation are made by the O&C Committee in a manner that is intended to be internally equitable, externally competitive and an incentive for effective performance in the best interests of shareholders. The O&C Committee is the administrator of the Company’s stock option plan, restricted common stock and stock unit plans and incentive compensation plans for key employees. The O&C Committee may, under certain circumstances, delegate routine or ministerial activities under these plans to management. The O&C Committee also reviews the recommendations of the Chief Executive Officer and the Senior Vice President, Human Resources, regarding adjustments to the Company’s executive compensation programs. The O&C Committee has retained and regularly meets with its independent executive compensation consultant, Lyons, Benenson & Company Inc., which assists the O&C Committee in evaluating the Company’s compensation programs and adherence to the philosophies and principles stated below under “Executive Compensation — Compensation Discussion and Analysis.” The O&C Committee is also responsible for reviewing the management succession plan and for recommending changes in director compensation to the Board. The O&C Committee periodically reviews the organizational design, management development plans and managerial capabilities of the Company. The O&C Committee also prepares and issues the Organization and Compensation Committee Report included in this proxy statement. The O&C Committee met six times in 2008.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, the members of the O&C Committee included Christopher A. Bartlett, Roger L. Fix, Charles M. Rampacek and William C. Rusnack. Mr. Bartlett served as a member of the O&C Committee during 2007 and the early part of 2008 until retiring from the Board as of the 2008 annual meeting of shareholders. None of the members of the O&C Committee were at any time during 2008 an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or O&C Committee.

EXECUTIVE OFFICERS AND OTHER CORPORATE OFFICERS

The following sets forth certain information regarding the Company’s executive officers and other corporate officers. Information pertaining to Mr. Kling, who is both a director and executive officer of the Company, may be found above under “Board of Directors — Biographical Information — Nominees to Serve a Term Expiring at the 2012 Annual Meeting of Shareholders.”

Name	Age	Position With the Company
Lewis M. Kling	64	President, Chief Executive Officer and Director

Kyle B. Ahlfinger	50	Vice President and Chief Marketing Officer

Andrew J. Beall	52	President, Flow Solutions Division and Chief Information Officer

Deborah K. Bethune	50	Vice President, Tax

Mark A. Blinn	47	Senior Vice President, Chief Financial Officer and Latin America Operations

Mark D. Dailey	50	Senior Vice President, Human Resources and Chief Compliance Officer

Paul W. Fehlman	45	Vice President of Investor Relations, Financial Planning and Analysis and Treasurer

Thomas E. Ferguson	52	Senior Vice President and President, Flowserve Pump Division

Richard J. Guiltinan, Jr.	55	Vice President and Chief Accounting Officer

Thomas L. Pajonas	53	Senior Vice President and President, Flow Control Division

Jerry L. Rockstroh	53	Senior Vice President, Supply Chain and Continuous Improvement Process

Lars E. Rosene	41	Vice President, Public Affairs and Chief Sustainability Officer

Ronald F. Shuff	56	Senior Vice President, Secretary and General Counsel

Kyle B. Ahlfinger has served as Vice President and Chief Marketing Officer since May 2007. He served as Vice President of Marketing for the Flow Control Division from 2005 to 2007. Prior to that, he served with Rockwell Automation, an industrial automation control and information solutions company, as the Director of Marketing from 2003 to 2005, as Director of Business Development 2002 to 2003 and an international assignment as Director of Market and Channel Development Europe/Middle East/Africa Region from 2000 to 2002.

Andrew J. Beall has served as Senior Vice President since December 2006, President of Flow Solutions Division since 2003 and Chief Information Officer since October 2008. He served as Vice President from 2003 to December 2006. From 1994 to 2003, Mr. Beall served in a number of key domestic and international management positions with the Company including as Vice President of Flowserve, Pump Division, Flow Solutions Division and Flow Control Division in Latin America from 1999 to 2003.

Deborah K. Bethune has served as Vice President, Tax since 2004. She was employed previously with Electronic Data Systems Corporation, a leading global technology services provider, for 17 years, where she held several tax management positions, most recently as the Director of International Taxes for the Americas and Asia Pacific regions.

Mark A. Blinn has served as Senior Vice President since December 2006, Chief Financial Officer since 2004 and in Latin America Operations since November 2007. He served as Vice President from 2004 to December 2006. He was employed previously as the Chief Financial Officer of FedEx Kinko’s Office and Print Services,

Inc., an international shipping and printing company, from 2003 to 2004 and as Vice President and Treasurer of Kinko’s, Inc. from 2002 to 2003. Mr. Blinn also served as Vice President and Chief Accounting Officer of Centex Corporation, a home building company, from 2000 to 2002 and as Managing Director of Corporate Finance since 1999.

Mark D. Dailey has served as Senior Vice President, Human Resources since November 2006 and Chief Compliance Officer since May 2005. He served as Vice President, Supply Chain and Continuous Improvement, from 1999 until 2005. Mr. Dailey was Vice President, Supply Chain and held other supply chain management positions from 1992 to 1999 for the North American Power Tools Division of The Black and Decker Corporation.

Paul W. Fehlman has served as Vice President of Investor Relations, Financial Planning and Analysis since February 2009 and Treasurer since 2005. He served as the Company’s Director of Financial Services and Assistant Treasurer from 2000 to 2005.

Thomas E. Ferguson has served as Senior Vice President since December 2006 and as President of Flowserve Pump Division since 2003. He served as Vice President from 2003 to December 2006. He was President of Flow Solutions Division from 2000 to 2002, Vice President and General Manager of Flow Solutions Division North America from 1999 to 2000 and Vice President of Marketing and Technology for Flow Solutions Division from 1997 to 1999.

Richard J. Guiltinan, Jr. has served as Vice President and Chief Accounting Officer since 2004. He was previously employed as a consultant to Chevron Corporation on three multinational restructuring and merger integration projects in 2002 and 2003. From 1985 to 2001, Mr. Guiltinan served in accounting, financial management and operating positions at Caltex Corporation, a joint venture of Chevron and Texaco, including as Chief Financial Officer from 2000 to 2001. He is also a director of North American Technologies Group, Inc., (“NAMC”) a company that manufactures and markets composite railroad crossties to the railroad industry. He serves as Chairman of the Audit Committee of NAMC.

Thomas L. Pajonas has served as Senior Vice President since December 2006 and President of Flow Control Division since 2004. He served as Vice President from 2004 to December 2006. He was previously employed as Managing Director of Alstom Transport, a supplier of rail products, from 2003 to 2004 and Senior Vice President from 1999 to 2003 of the Worldwide Power Boiler Business of Alstom, Inc. From 1996 to 1999 he served in various capacities as Senior Vice President and General Manager International Operations and subsequently Senior Vice President and General Manager Standard Boilers Worldwide of Asea Brown Boveri, a technology-based provider of power and automation products.

Jerry L. Rockstroh has served as Senior Vice President of Supply Chain and Continuous Improvement Process since December 2006. He served as Vice President of Supply Chain and Continuous Improvement Process since late 2005 to December 2006 and as Vice President of Supply Chain during 2005. From September 1983 to February 2005, he served in various executive level positions within different business units of AlliedSignal/Honeywell, an aerospace, automotive and technology engineering firm, including as Global Vice President of Operations and Integrated Supply Chain.

Lars E. Rosene has served as Vice President Public Affairs and Chief Sustainability Officer since February 2009. He served as Vice President Global Communications and Public Affairs from May 2007 to February 2009 and as Director of Public Affairs from 2005 to 2007. Prior to his service with the Company, from 2002 to 2005 Mr. Rosene served as Vice President and Director of Public Affairs and Communications for Citigroup.

Ronald F. Shuff has served as Senior Vice President since December 2006, Secretary since 1989 and General Counsel since 1988. He served as Vice President of the Company from 1990 to December 2006.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following is an overview and analysis of our executive compensation program and policies, the material compensation decisions we have made under our program and policies and the material factors that we considered in making those decisions. Following this discussion are presented a series of tables containing specific information about the compensation earned or paid in 2008 to our Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated executive officers serving at the end of 2008, whom we collectively refer to throughout this document as our “Named Executive Officers.” During 2008, our Named Executive Officers were:

•	President and Chief Executive Officer, Lewis M. Kling;

•	Senior Vice President, Chief Financial Officer and Latin America Operations, Mark A. Blinn;

•	Senior Vice President and President of Flow Control Division, Thomas L. Pajonas;

•	Senior Vice President and President of Flowserve Pump Division, Thomas E. Ferguson; and

•	Senior Vice President, Human Resources and Chief Compliance Officer, Mark D. Dailey.

This Compensation Discussion and Analysis is intended to facilitate a better understanding of the detailed information provided in our executive compensation tables that follow by analyzing such data within the context of our overall compensation program.

Oversight of the Executive Compensation Program

Our executive compensation program is administered by the O&C Committee. Consistent with the NYSE corporate governance listing standards, the O&C Committee is composed entirely of independent, non-employee members of the Board. In addition, the non-executive Chairman of the Board generally attends the meetings of the O&C Committee.

As reflected in its charter, the O&C Committee has overall responsibility for setting the compensation for our Chief Executive Officer and for approving the compensation of our other executive officers, including the Named Executive Officers. The O&C Committee also oversees the alignment of organizational design and management development in support of achieving our operational objectives and strategic plans and monitors the policies, practices and processes designed to develop our core organizational capabilities and managerial competencies.

The O&C Committee has retained and regularly meets with its independent executive compensation consultant, Lyons, Benenson & Company Inc. (“LB&Co”). LB&Co assists and advises the O&C Committee on all aspects of the executive compensation program, and they provide no other services on our behalf. The services they provide entail, among other matters, providing and analyzing competitive compensation data, analyzing the effectiveness of executive compensation programs and making recommendations as appropriate, assisting in the design and negotiation of certain employment agreements, analyzing the appropriateness of the comparator high performance peer group (discussed below), and evaluating how well our compensation programs adhere to the philosophies and principles stated below under “— Our Executive Compensation Principles and Policies.”

The O&C Committee is also responsible for reviewing the management succession plan and for recommending changes in director compensation to the Board. On matters pertaining to director compensation, the O&C Committee also receives data, advice and counsel from LB&Co. The O&C Committee periodically reviews the organizational design, management development plans and managerial capabilities of the Company. The O&C Committee also prepares and issues the Organization and Compensation Committee Report included in this proxy statement.

Executive Compensation Program Objectives

Our key compensation objectives are to attract and retain key leaders, reward current performance, drive future performance and align the long-term interests of our executives with those of our shareholders. As discussed in detail below, we use several different compensation elements to achieve these objectives, including base salary, annual incentives and long-term incentives (including a long-term cash incentive plan, restricted common stock and contingent performance shares). While the individual compensation elements may differ, the design of the executive compensation program is based on the same principles and objectives as the overall compensation program provided to all of our employees.

Our Executive Compensation Principles and Policies

The O&C Committee is responsible for establishing the principles that underlie our executive compensation program and that guide the design and administration of specific plans, agreements and arrangements for our executives, including the Named Executive Officers. Our compensation principles are intended to attract and retain valuable executive talent and thereafter motivate our executives to add long-term shareholder value through improving our financial position and being personally accountable for the performance of the business units, divisions or functions for which they are responsible. Our executive compensation principles and policies, which are established and refined from time to time by the O&C Committee, are described below.

Compensation Should Reinforce Our Business Objectives and Values.

Our overarching business objective is to profitably grow our position as a product and integrated solutions provider in the flow control industry. Seven strategies for achieving this objective are communicated to all our employees. These strategies include (and are referred to in this proxy statement as our seven strategies): organic growth; strategic acquisitions; globalization; process excellence; portfolio management; organizational capability; and technology/innovation. The O&C Committee considers these strategies when identifying the appropriate incentive measures and when assigning individual goals and objectives to the Named Executive Officers.

Compensation Should be Performance-Based.

The O&C Committee believes that a significant portion of our executives’ total compensation should be tied not only to how well they perform individually, but also, where applicable, should be “at risk” based on how well their respective divisions and the Company perform in accordance with applicable financial and non-financial objectives. As such, the O&C Committee uses a variety of targeted performance-based compensation vehicles in our executive compensation program that are specifically designed to incorporate performance criteria that promote our annual operating plan and long-term business strategy, which builds long-term shareholder value.

As the O&C Committee believes that there should be a strong correlation between executive pay and Company performance, in years when our performance exceeds objectives established for the relevant performance period, executive officers should be paid more than the established target award. Conversely, when performance does not meet the established objectives, incentive award payments should be less than the established target level or eliminated altogether if performance is below the minimum threshold performance levels.

Performance-Based Compensation Should be Benchmarked Against Comparative Companies.

The O&C Committee believes that the use of internal performance metrics alone yields an incomplete picture of Company performance. Accordingly, the performance-based element of our executive compensation program also emphasizes and evaluates the Company’s performance relative to organizations in a benchmark “high performance peer group” of high performance cyclical industrial manufacturers. This evaluation serves as a means to assess, on a comparative basis, how well we deliver results that build long-term shareholder value, which in turn allows us to better establish the performance expectations of senior management in leading the Company.

Our high performance peer group, which was last modified in 2007, is reevaluated on a cyclical basis by the O&C Committee, and a detailed process is followed in identifying and evaluating organizations appropriate for inclusion. This process begins by compiling an initial sample of potential comparator organizations from the following: current competitors; industries based on relevant SIC codes; the Fortune 1000 Industrial and Farm Equipment; and the S&P 1500 Industrial. Once the initial comparator sample is compiled, a top-down, multi-stage filtering approach is then utilized to distill the comparator sample and establish the final high performance peer group. The first filter applied to the initial sample imposes a revenue requirement of between $750 million and $15 billion. In order to ensure inclusion of high performing organizations, a second filter is applied using minimum key financial performance metrics, including revenue growth, return on net assets (or “RONA”), operating cash flow, operating margin and total shareholder return (or “TSR”). Three of these four measures are required by the filter to be above the industrial median. Finally, in order to ensure the high performance peer group is focused appropriately from an operations perspective, a third filter is applied that assesses key operational and strategic aspects, including debt to equity ratios, net property, plant and equipment as a percentage of revenue (one of these two measures was required by the filter to be above the industrial median), goodwill as a percentage of revenue (greater than 25th percentile), multinational presence (greater than 20%), dividends as a percentage of TSR (less than 50%) and organic sales growth figures (greater than 50%). Finally, the O&C Committee will consider direct competitors that fail to pass one or two filters but outperform the Company in both key financial metrics and TSR.

As the result of this analysis and for purposes of establishing certain performance-based components of our executive compensation program, our high performance peer group consists of the following companies:

Crane Co.	ITT Industries Inc.
Curtiss-Wright Corp.	Lincoln Electric Holdings Inc.
Danaher Corp.	Moog Inc.
Donaldson Co Inc.	PACCAR Inc.
Eaton Corp.	Pentair Inc.
Gardner-Denver	Rockwell Automation Inc.
IDEX Corporation	Watts Water Technology
Illinois Tool Works Inc.	Weir Group Plc

While changes are made to the high performance peer group when appropriate, in the interest of having a more consistent and functional benchmarking standard, the O&C Committee prefers to keep the high performance peer group as constant as possible, following a cyclical review process. The next scheduled review is anticipated to take place later in 2009.

Compensation Levels Should be Market Competitive.

To further implement the compensation and performance principles described above, namely the attraction and retention of executive talent and the addition of long-term shareholder value, at least once each year the O&C Committee reviews compensation survey data compiled and prepared by management and its consultant, which is also reviewed by LB&Co, to evaluate how and whether our executive compensation program is market competitive. The survey data used by the O&C Committee is gathered from two key sources: (i) proxy information for comparable executive positions within the high performance peer group, as identified above, and (ii) information from a broad group of durable goods manufacturing companies using Hewitt Associates “Total Compensation Measurementtm survey” (the “Hewitt Survey”). The O&C Committee does not limit its market analysis to survey data relating only to the organizations in our high performance peer group because of the limited scope of available compensation data and the recognition that potential candidates for qualified executives, as well as market opportunities for our current executives, are not necessarily limited to companies in our industry sectors.

The O&C Committee uses this survey data to benchmark our executives’ base salary, annual bonus opportunities, total cash compensation, long-term incentive compensation and total direct compensation. Additionally, the O&C Committee uses the survey data to evaluate how, for each executive position, the O&C Committee’s compensation actions are appropriate, reasonable and consistent with the Company’s philosophy, practices and policies, considering the various labor markets in which we compete for executives.

The O&C Committee believes that setting target compensation levels at the market median balances our interests in maintaining market competitive compensation and organizational efficiency. As such, total target-direct compensation (i.e., base salary, target annual incentive opportunity and target long-term incentive compensation) for our executives is generally set at the 50th percentile base salary and 50th percentile target annual incentive for both comparison groups listed above, and long-term incentive compensation is set at the 50th percentile opportunity of the high performance peer group and 75th percentile opportunity of the broad market taken from the Hewitt Survey. As the targets for long-term incentive compensation are set based on the high performance peer group, the O&C Committee believes it is appropriate to use a higher percentile than used when comparing to the broader market. In utilizing and adhering to these compensation benchmarks, the O&C Committee thus establishes goals for both absolute and relative Company performance that may be at or above median performance, so that performance and compensation may be objectively determined at the end of the performance period. As discussed, actual total direct compensation, which may be at, above or below the competitive median, varies and is determined by performance against these pre-established measures and objectives.

Incentive Compensation Should Represent the Majority of Total Compensation.

The O&C Committee believes that the proportion of an executive’s total compensation that varies, or is “at risk,” based on individual, division, function and/or corporate performance should increase as the scope and level of the executive’s business responsibilities increase. Accordingly, for 2008, on average 72.0% of the total target-direct compensation of the Named Executive Officers at the time of award was tied to our stock price or our performance. The percentages of each Named Executive Officer’s total target-direct compensation for 2008 that was at risk as of the time of award is presented in the following table, and are calculated by dividing (i) the sum of the annual incentive opportunity and target long-term incentive opportunity by (ii) the sum of the annual incentive opportunity and target long-term incentive opportunity and base salary.

Named Executive Officer	Fiscal 2008 Pay “At Risk”(%)
Lewis M. Kling	80%
Mark A. Blinn	72%
Thomas L. Pajonas	70%
Thomas E. Ferguson	70%
Mark D. Dailey	68%

Incentive Compensation Should be Balanced Between Short-Term and Long-Term Performance.

As stated above, the O&C Committee believes that executive compensation should be linked to building long-term shareholder value while remaining consistent with our business objectives and values. Our executive compensation program addresses this objective by including long-term incentives in the form of equity-based awards, such as restricted common stock and contingent performance shares, which serves to include the performance of the Company’s common stock as a targeted incentive. As discussed in further detail below, we have also established minimum stock ownership requirements for our executives that carry associated penalties when our executives do not comply.

The O&C Committee also recognizes, however, that while stock prices may relate to corporate performance over the long term, other factors, such as general economic conditions, industry business cycles and varying attitudes among investors toward the stock market in general and specific industries and/or companies in particular, may significantly affect stock prices at any point in time. The influence of these other factors makes performance of the Company’s common stock alone an incomplete measure of the Company’s performance. Accordingly, the annual cash components of the executive compensation program, which consist of base salary and annual cash incentive opportunities, emphasize current or short-term corporate performance and the realization of defined business and financial objectives, which tend to be independent of short-term fluctuations in the price of the Company’s common stock.

Over the past several years, the O&C Committee has maintained the ratio of base salary and annual cash incentive opportunity (short-term focus compensation) to long-term incentive compensation (long- term focus compensation) at approximately 2:3 for our Chief Executive Officer and approximately 1:1 for all other Named Executive Officers. The O&C Committee believes that these ratios appropriately align the executives’ compensation with the Company’s short-term and long-term performance, as they provide each Named Executive Officer a competitive amount of cash compensation each year (with the opportunity to increase that amount if he or she exceeds annual incentive objectives), complemented by an opportunity to earn a substantial amount of additional compensation if the Company and the executives are successful in achieving the Company’s long-term objectives. The O&C Committee believes the higher proportion of long-term incentive compensation for the Chief Executive Officer reflects the global governance and management role, and the accompanying risks, held by Mr. Kling.

The Mix of Long-Term Incentives Should Balance Stock- and Financial-Based Achievements.

In 2008, our long-term incentive awards for the Named Executive Officers took the form of an equally-weighted mix of restricted common stock, which generally vest ratably over time, and contingent performance shares, which generally vest at the expiration of a 3-year performance period based on RONA performance. The O&C

Committee has determined that this long-term incentive mix is appropriate because it encourages long-term equity ownership, promotes a balance between stock-based and financial-based achievements and aligns the interests of the Named Executive Officers with those of our shareholders.

While the O&C Committee approved the guidelines for determining the value of long-term incentive awards in 2007, the O&C Committee may in the future make adjustments to this mix of award types or approve different types of awards as part of its overall long-term incentive program. Any review of the long-term incentive program would be undertaken as part of the established practice of annually approving and granting equity awards to the long-term incentive plan participants at the O&C Committee’s annual compensation review, as discussed below.

Executive Compensation Program is Reviewed Annually for Effectiveness.

At the first regular committee meeting following our fiscal year end, the O&C Committee undertakes a comprehensive review of all components of our executive compensation program, with the input of LB&Co, in light of evolving market practices in the general industry, external regulatory requirements, the competitive market for executives and our executive compensation philosophy. In conducting its review, the O&C Committee will review information related to each executive officer’s income and benefits, including base salary, target incentive, perquisites, retirement income and health and welfare benefits.

Elements of the Executive Compensation Program

Overview.  The primary elements of the Company’s executive compensation program in 2008 were:

•	base salary;

•	an annual incentive opportunity, which is paid in cash;

•	long-term incentives (including restricted common stock, contingent performance shares and stock ownership requirements);

•	pension plan;

•	severance benefits;

•	change-in-control plan; and

•	certain perquisites and other benefits.

The O&C Committee’s process of reviewing the executive compensation program and setting compensation levels for our Named Executive Officers involves several components. During the first quarter of each year, the O&C Committee reviews each Named Executive Officer’s total compensation. The O&C Committee members also meet regularly with the Named Executive Officers at various times during the year, both formally within Board meetings and informally outside of Board meetings, which allows the O&C Committee to assess directly each Named Executive Officer’s performance. The O&C Committee also solicits input from all non-employee members of the Board as to the Chief Executive Officer’s performance during the year. The O&C Committee further reviews appraisal forms completed by all Board members, which set forth the Board’s overall annual-performance assessment of the Chief Executive Officer, and are used in considering the compensation for the Chief Executive Officer. In addition, the Chief Executive Officer annually presents his evaluation of each Named Executive Officer to the O&C Committee, which includes a review of each officer’s contributions and performance over the past year, strengths, weaknesses, development plans and succession potential. The Chief Executive Officer also presents compensation recommendations for the O&C Committee’s consideration. Following this presentation and a review of the competitive market for pay, the O&C Committee makes its own assessments and formulates compensation amounts for each Named Executive Officer with respect to each of the elements in the Company’s executive compensation program as described below.

Base Salary.  During the first quarter of each year, the O&C Committee reviews and establishes the base salaries of the Named Executive Officers. The O&C Committee has established and maintains base salary market reference points for the Company’s various executive positions indicated by the compensation survey data compiled and prepared by management and independently reviewed by LB&Co. For each Named Executive Officer, the O&C Committee takes into account the scope of his or her responsibilities, experience and individual performance and then balances these factors against competitive salary practices. The O&C Committee also considers internal pay equity on an annual basis within the Company with respect to the other executives, also referencing external benchmarks provided by LB&Co. The O&C Committee did not assign any relative or specific weights to these factors. Because we are committed to a pay-for-performance philosophy, the O&C Committee generally manages base salary levels to the market median of companies within the high performance peer group.

Based on the factors discussed above, Mr. Kling’s base salary was increased by 7.0% for 2008, and the base salary increases for the other Named Executive Officers ranged from 7.0% to 15.2% (as shown in the following table).

Named Executive Officer	2008 Base Salary Increase %
Lewis M. Kling	7.0%
Mark A. Blinn	7.0%
Thomas L. Pajonas	7.4%
Thomas E. Ferguson	15.2%
Mark D. Dailey	11.0%

The base salaries paid to the Named Executive Officers during 2008 are shown in the “Summary Compensation Table” under the “Salary” column. Mr. Kling’s base salary and the other components of his compensation in 2008 are discussed below in further detail under “— Chief Executive Officer Compensation in 2008.”

Annual Incentive Opportunity.  During the first quarter of each year, the O&C Committee establishes an annual cash incentive opportunity for each Named Executive Officer under the Company’s Annual Incentive Plan. At that time, the O&C Committee approves: (i) the overall Company performance measures for the fiscal year; (ii) the divisional performance measures for the fiscal year; and (iii) a target annual incentive opportunity for each Named Executive Officer.

Setting Company Performance Measures.  The O&C Committee, working with the Chief Executive Officer and LB&Co, sets the performance measures for the Company for each fiscal year. In order to ensure that the primary focus of the Named Executive Officers was setting the overall strategic direction of the Company and achieving overall Company results aligned to support building shareholder value, the O&C Committee agreed that each Named Executive Officer’s performance should be evaluated based on the results of the Company as a whole. As such, the Company’s performance measures established for 2008 were as follows:

2008		2008
Performance		Target
Measures	Weighting	(in millions)
Operating Income	75.0%	$463.8
Cash Flows from Operations	25.0%	$244.8

The metrics presented in the table above were evaluated using pre-defined internal criteria that coincide in all material respects with the Company’s audited financial results. Additionally, the O&C Committee may exercise its judgment, within pre-established parameters, in whether to include the effect of certain specified extraordinary events in determining the extent to which the performance objectives are met.

Where applicable, annual incentive awards are paid in March for the prior year’s performance based upon the O&C Committee’s assessment of actual performance during the prior year against the pre-established Company performance objectives. For 2008, the performance measures for annual incentive awards were based on internally-defined metrics based on operating income and cash flow. The O&C Committee selected these measures, with input from management, because these performance metrics support the seven strategies that we believe drive sustainable and profitable Company growth (as discussed under “— Our Executive Compensation Principles and Policies” above). A more in-depth description of the O&C Committee’s decisions with respect to the annual incentive awards paid to each Named Executive Officer for 2008 follows.

100% of the preliminary annual incentive award determination for each Named Executive Officer was based upon his performance against these objectives.

Setting a Target Incentive Opportunity.  Each year, the O&C Committee establishes a target annual incentive opportunity for each Named Executive Officer, which is expressed as a percentage of the executive’s base salary. For 2008, the target annual incentive opportunity was set at 100% for the Chief Executive Officer and 60% for all other Named Executive Officers except for Mr. Dailey, who has a target of 50%. These targets are agreed upon by the O&C Committee in consultation with LB&Co and in adherence to our stated executive compensation principles and policies.

Measuring Performance and Establishing Payout.  Following the analysis of the Company’s performance compared to all applicable Company and division performance measures for a given year, the O&C Committee establishes a payout range around each executive’s target annual incentive opportunity. The payout range ultimately determines the percentage of the target incentive to be paid, based on a percentage of performance measure achievement, with an established upper limitation and a minimum below which no payment will be made.

The 2008 payout range established for each Named Executive Officer was 0% to 200% of his respective target award opportunity. The actual payout percentage is determined using a matrix that compares how the Company performed against the established performance measures for the year (referred to as “plan”). The following table provides example matrix points of percentage of target award opportunity paid out at different threshold levels of Company performance against plan. In addition to Company performance against plan, the Chief Executive Officer can make a recommendation to increase or decrease an award based on achievement of individual performance objectives for each Named Executive Officer. The column “Individual Payout Range” in the following table reflects the individual variations in percentage of target payout that can occur based on this recommendation and potential O&C Committee modifications, as discussed below.

Company	% of Target	Individual
Performance	Payout	Payout Range
<85% Plan	0%	n/a

85% Plan	60%	45% — 75%

100% Plan	100%	75% — 125%

>125% Plan	200%	150% — 250%

After the end of 2008, the O&C Committee reviewed the Company’s actual performance against each of the performance objectives established at the beginning of the year. The O&C Committee noted that the Company’s performance in 2008 was strong, evidenced by, among other things, a 19% increase in sales over 2007, a 50% increase in operating income over 2007 to $612.9 million, representing approximately 132% of plan, a 280 basis point increase in operating margin over 2007 and cash flows from operations of $406.0 million, representing approximately 166% of plan. Consistent with the goal of aligning awards with performance, the O&C Committee determined the target annual incentive opportunity percentage payout for each Named Executive Officer in accordance with the actual achievement of Company and division performance measures. In determining the extent to which these performance objectives were met for 2008, the O&C Committee exercised its judgment, within pre-established parameters set by the O&C Committee, whether to reflect or exclude the impact of certain specified developments that may have occurred during the year, such as unanticipated changes in accounting principles or extraordinary, unusual or other unplanned events that have been reported in the Company’s public filings. The O&C Committee decided that no such adjustments were necessary in 2008, with the exception of deleting the impact of a small acquisition from the computation, which did not increase the maximum amount payable under any award. As a result of this analysis, the preliminary annual incentive award percentage payout for the Chief Executive Officer and all other Named Executive Officers was 200% of their target annual incentive opportunity.

While 100% of the preliminary annual incentive award determination is based on the O&C Committee’s assessment of performance against our Company’s and divisions’ performance measures, the O&C Committee may also modify a Named Executive Officer’s award based on an assessment of individual contribution to our performance, as well as individual performance in relation to any extraordinary events or transactions. The O&C Committee considers the aforementioned Chief Executive Officer’s assessments and recommendations as to other Named Executive Officers when determining these adjustments. In assessing the Named Executive Officers for 2008, the Board evaluated each Named Executive Officer as having exceeded expectations, based on the specific individual objectives outlined in the following table, which were established and communicated to the Named Executive Officers at the beginning of 2008.

Officer		Objectives
Lewis M. Kling	1.	Meet 2008 budget objectives.
	2.	Refine Flowserve’s long-term strategy for profitable growth.
	3.	Advance Flowserve’s human capital programs and processes.
	4.	Promote continuous business portfolio review.
	5.	Accelerate profitable impact of high growth markets.

All of the Chief Executive Officer’s objectives listed above, with the exception of (4) and (5), are shared by all Named Executive Officers. In addition to those listed above, each Named Executive Officer has the following specific individual objectives:

Mark A. Blinn	•	Develop strategy and improve operational performance for Latin America operations.
	•	Maintain continuous involvement with customers, shareholders and analysts to ensure maximum exposure and credibility of Flowserve.

Thomas L. Pajonas	•	Maintain continuous involvement with customers, shareholders and analysts to ensure maximum exposure and credibility of Flowserve.

Thomas E. Ferguson	•	Maintain continuous involvement with customers, shareholders and analysts to ensure maximum exposure and credibility of Flowserve.

Mark D. Dailey	•	Drive the Global Employee Management System (GEMS) as the system of record.
	•	Implement new succession planning, performance management and learning management systems.
	•	Continue to enhance and deploy Flowserve’s Ethics and Compliance culture.

In 2008, the O&C Committee increased the preliminary annual incentive award payouts for each of the Named Executive Officers by 19.0% based on its assessment of each such executive’s performance against specific objectives that supported our seven strategies (as discussed above under “— Our Executive Compensation Principles and Policies”). The annual incentive awards the Company paid to the Named Executive Officers for 2008 are reported below in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.

The O&C Committee believes that the Named Executive Officers’ 2008 annual incentive awards are consistent with the Company’s strategy of rewarding its executives for the achievement of important and challenging business goals. The O&C Committee feels the annual incentive award calculations resulted in performance-related bonus annual payments to the Named Executive Officers that the O&C Committee deemed clearly earned under objective criteria and reasonable in view of the Company’s strong 2008 performance.

Long-Term Incentives.  Our long-term incentive program rewards the Named Executive Officers for the Company’s performance over a period of more than one fiscal year. Beginning in 2007 and continuing through 2008, our long-term incentive program consists of two components: time-vested restricted common stock awards and contingent performance share units. In 2008, all Named Executive Officers received their long-term incentive awards in this form, except for Mr. Kling, who received time-vested restricted share units and contingent performance common stock, as more fully discussed under “— Chief Executive Officer Compensation in 2008.”

Prior to 2007, the Company’s long-term incentive program included a cash component. This cash component consisted of a target award that paid out within a range of 0% to 300% of the target based on the Company’s three-year RONA, operating margin and sales growth performance. In 2006, the O&C Committee approved the termination of this cash component of the long-term incentive program in conjunction with the restructuring of our long-term incentive program to include the time-vested restricted common stock awards and contingent performance share units. The final cash component target under this plan was established in February 2006 and referenced a performance period of 2006 — 2008. Due to the Company’s financial performance against the aforementioned metrics during this performance period, the final awards under this program paid out at 286.5% of the established target and were paid in March 2009. Each of the Named Executive Officers participated in this plan in 2006, and the amounts received are included, along with the annual incentive awards described above, in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” below.

As previously discussed, the O&C Committee believes that long-term incentive compensation is essential to retaining and motivating executives. The O&C Committee further believes that providing our executives with long-term incentives will encourage them to operate the Company’s business with a view towards building long-term shareholder value. Based on these considerations, the O&C Committee determined that for 2008, an equity award combination consisting of approximately one-half in value of restricted common stock and one-half in value of contingent performance shares would best serve the goals that the O&C Committee sought to achieve for 2008. The awards are granted subject to a pre-approved total target pool of restricted share awards available to employees eligible to participate in the long-term incentive program.

Each year, the O&C Committee establishes a target long-term incentive opportunity for each Named Executive Officer, which is expressed as a percentage of the executive’s base salary. During the first quarter of each year, the O&C Committee determines the aggregate equivalent dollar value of the long-term incentive award for each Named Executive Officer and then makes annual grants of restricted common stock and contingent performance shares, as appropriate. The equity awards are made after the O&C Committee has had an opportunity to evaluate the Company’s operating results for the prior year and at the same time that the Company is making its major compensation decisions for the current fiscal year. The O&C Committee may increase or decrease a Named Executive Officer’s time-vested restricted common stock award (but not the contingent performance share award) based on an assessment of his individual contribution to the Company’s results and, for Named Executive Officers other than the Chief Executive Officer, after considering the recommendations of the Chief Executive Officer. These adjustments must be based on individual performance relative to the Company’s seven strategic initiatives. In addition to adjustments made to the restricted stock awards of other plan participants, the O&C Committee will not grant awards in the aggregate in excess of the pre-approved total target pool of available restricted shares by more than 10% without specific advance approval of the increase.

In determining the aggregate equivalent dollar value available for individual long-term incentive awards, and the aggregate amount of total awards available for our executives, the O&C Committee considers both the target dollar value of the long-term incentive package and the package’s potential dilutive effect on the Company’s outstanding shares of common stock. The O&C Committee first sets the target dollar value of the long-term incentive package for each Named Executive Officer and, in doing so, considers data from durable-goods manufacturing companies using the Hewitt Survey and proxy information from the Company’s high performance peer group, as previously described. We generally provide long-term incentive awards at target levels that approximate the 50th percentile of competitive practice within the high performance peer group and the 75th percentile of durable goods manufacturing companies, based on the O&C Committee’s review of high performance peer group materials and data provided by LB&Co.

Once the target dollar value is set as described above, the O&C Committee next considers the potential dilutive effect of awards on the Company’s outstanding shares of common stock. The O&C Committee evaluates shareholder dilution based on equity compensation “burn rates,” which means the annual rate at which shares are awarded under our shareholder approved stock compensation plans as compared to the total amount of the

Company’s outstanding common stock. The O&C Committee then compares the rate to those of the companies in the high performance peer group, guidelines used by certain institutional shareholder advisory services and the advice of LB&Co. Generally, the O&C Committee targets a maximum Company-wide “burn rate” of 1.0% of the Company’s outstanding common stock for each annual grant of long-term incentive awards for all Company employees. Based on projections of equity awards to be made to employees during the balance of 2008, the O&C Committee determined that it could make the proposed awards to the Named Executive Officers and the projected additional awards to employees and still remain comfortably within the Company’s guideline of an annual “burn rate” on the order of 1.0% of the Company’s outstanding common stock.

In past years, the O&C Committee has established the practice of annually approving and granting equity awards to long-term incentive plan participants at the O&C Committee’s meeting held in the first quarter of the year. Based on the criteria described above, the O&C Committee met on March 7, 2008 and approved a target long-term incentive opportunity of 300% of base salary for the Chief Executive Officer, 200% of base salary for the Chief Financial Officer and 165% of base salary for all other Named Executive Officers.

The material terms and conditions of these equity awards are determined under the provisions of our equity compensation plans that were approved previously by our shareholders. These plans are included as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on February 25, 2009 (the “Annual Report”), which can be found on the Company’s website at www.flowserve.com under the “Investors Relations — SEC Filings” caption.

Restricted Common Stock Awards.  Starting in 2004, the O&C Committee began granting restricted common stock awards that vest ratably over time to replace a portion of the annual cash long-term incentive opportunities and stock option awards, with the intent of providing comparable value to our executives. The O&C Committee believes that introducing the restricted common stock component provides a better balance for executives between risk and potential reward, thus serving as a more effective incentive for our superior executive performers to remain with the Company and continue such performance.

Target restricted common stock grants to the Named Executive Officers (except Mr. Kling, who received time-based restricted share units for the same purpose) in 2008 represented approximately one-half of the executives’ total target long-term incentive opportunity. Target grants were determined by dividing this portion of the executive’s long-term incentive opportunity by the price of the Company’s common stock, which was calculated by taking an average of closing prices reported on the NYSE during the last twenty trading days of 2007.

Restricted common stock awards (or restricted share units for Mr. Kling) will only be earned by a Named Executive Officer if the individual continues to be employed by the Company until the applicable vesting dates of the awards. During the restriction periods, the Named Executive Officers holding unvested restricted common stock are entitled to vote the shares and to receive dividends on the shares, if any, on the same basis as the Company’s shareholders holding unrestricted stock. Holders of restricted share units, such as Mr. Kling, do not have voting rights on the units and are entitled to receive dividend accruals.

The accounting expenses recorded in accordance with accounting principles generally accepted in the United States (“GAAP”) of the restricted common stock awards and restricted common stock units earned by the Named Executive Officers during 2008 pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” are shown in the “Summary Compensation Table” under the “Stock Awards” column. Additional information on the awards granted in 2008, including the number of shares subject to each award and its full grant date fair value, is shown in the “2008 Grants of Plan-Based Awards” table.

Contingent Performance Share Awards.  Contingent performance shares are restricted share units that vest, if at all, based on the Company’s achievement of pre-determined financial metrics, measured over a three-year performance period, in relation to the high performance peer group’s achievement of these same financial metrics at the time of measurement. Until vesting, holders of contingent performance share units do not have voting rights on the units and are entitled to receive dividend accruals. Mr. Kling’s contingent performance restricted stock is not eligible to receive dividends and does not have voting rights. The O&C Committee believes that these performance-based awards, as compared to restricted common stock that vest ratably over time, provide a stronger incentive for our executives to achieve specific performance goals over the performance period that advance our business strategies, build long-term shareholder value and encourage executive retention, as these awards are subject to forfeiture if the executive’s employment terminates for any reason other than death, disability or retirement before the end of the three-year performance period or if the performance goals are not reached.

Target contingent performance share grants to the Named Executive Officers (except Mr. Kling, who received contingent performance restricted stock for the same purpose) in 2008 represented approximately one-half of the executives’ total target long-term incentive opportunity. As with the restricted common stock grants, target grants were determined by dividing this portion of the executive’s long-term incentive opportunity by the price of the Company’s common stock, which was calculated by taking an average of closing prices reported on the NYSE during the last twenty trading days of 2007.

In 2008, the O&C Committee approved contingent performance share long-term incentive opportunities (or counterpart contingent performance restricted stock for Mr. Kling) that will vest in March 2011 based on the Company’s achievement of a three-year RONA performance relative to the high performance peer group’s RONA performance. The O&C Committee believes that RONA is a financial measure that is more highly correlated to shareholder value creation than other financial measures, such as more simplistic return on equity measures, particularly when compared to the high performance peer group. The O&C Committee also believes that tying vesting amounts to comparisons with the high performance peer group, rather than the market in general, will ensure that performance is measured in a more transparent manner and will not benefit disproportionately from general market movement.

Prior to the granting of contingent performance share awards (or counterpart contingent performance restricted stock for Mr. Kling) each year, the O&C Committee establishes a vesting percentage range around each executive’s target long-term incentive opportunity allocated to the contingent performance shares that is based on the Company’s RONA performance relative to the high performance peer group. This vesting percentage range has an established upper limitation and a minimum below which no shares will vest. Similar to the annual cash incentive awards, the percentage vesting range ultimately determines the amount of contingent performance shares that actually vest relative to the original award amount.

For 2008, the vesting percentage range established for each Named Executive Officer was 0% to 200% of his respective target long-term incentive opportunity allocated to the contingent performance shares. In order to achieve a target (100%) vesting percentage, the Company must achieve an average RONA over the three-year performance period equivalent to 100% of the RONA average of the high performance peer group. To illustrate, if the high performance peer group had an average 15.0% RONA over the performance period, then the Company would have to achieve a 15.0% RONA over the same period to achieve a target vesting percentage. The following table illustrates the vesting percentage of the contingent performance shares at different levels of Company RONA performance relative to the average RONA performance of the high performance peer group.

Company RONA
Performance v.
High Performance Peer
Group RONA Performance		Target Vesting %
<85	% of RONA Avg.	0%
85	% of RONA Avg.	50%
100	% of RONA Avg.	100%
120	% of RONA Avg.	200%

Stock Ownership Requirements.  The executive compensation program requires that the Company’s executives own a minimum amount of Company common stock. The O&C Committee believes that this ownership requirement encourages the executives to act like owners by requiring them to acquire and maintain a meaningful stake in the Company and thereby promotes the Company’s objective of building long-term shareholder value.

The stock ownership requirements are designed to maintain management stock ownership at levels high enough to indicate management’s commitment to share value appreciation to our shareholders while satisfying an individual executive’s prudent needs for personal asset diversification. The stock ownership requirements are set by the O&C Committee as a result of a competitive analysis prepared by management and reviewed by LB&Co, and the requirements are reviewed each year and updated as necessary. The requirements were last updated by the O&C Committee in 2008.

The ownership requirements mandate that our executives, over time, acquire and hold shares of the Company’s common stock equal in value to a multiple of their respective annual base salary. The Company’s current stock ownership requirements for the Named Executive Officers and the share value of these ownership requirements are shown in the following table.

Named		Required Investment at
Executive	Ownership	12/31/2008
Officer	Requirement	(# of Shares)(1)
Lewis M. Kling	5 x Annual Base Salary	45,718

Mark A. Blinn	3 x Annual Base Salary	13,994

Thomas L. Pajonas	3 x Annual Base Salary	12,355

Thomas E. Ferguson	3 x Annual Base Salary	12,355

Mark D. Dailey	3 x Annual Base Salary	10,628

(1)	Based on an average price per share of $112.91, which is calculated using the average closing prices of our common stock between May 1st and October 31st of 2008, as reported by the NYSE. Shares have been rounded up to the nearest whole share.

The required stock ownership levels are expected to be achieved within five years from the date the guidelines are first applicable or within five years of the executive joining the Company. Recognizing the time required to achieve the ownership requirements, the O&C Committee approved the establishment of an interim retention requirement. Executives who do not meet the ownership requirement must show that they have retained at least 60% of the vested restricted common stock, vested contingent performance shares and exercised stock options granted during their employment with the Company. All Named

Executive Officers have met their required stock ownership requirements for 2008, with the exception of Mark Blinn. In accordance with our policy, Mr. Blinn received a 20% reduction to the 2009 long-term incentive award he would have otherwise received had his ownership requirements been met.

The O&C Committee reviews these stock ownership requirements on an annual basis and monitors the executives’ progress toward meeting their target ownerships levels. Shares held directly by an executive count toward satisfying the requirements. The share equivalent of vested and unexercised stock options and shares held in the Flowserve Corporation Non-Qualified Deferred Compensation Plan also count toward satisfying the stock ownership requirements. Unvested restricted common stock and unvested contingent performance shares are not counted toward satisfying the stock ownership requirements.

Flowserve Corporation Pension Plans.  We provide pension benefits to U.S. salaried employees under the Flowserve Corporation Pension Plan (the “Qualified Plan”), which is a tax-qualified cash balance pension plan, subject to funding requirements, vesting rules and maximum benefit limitations of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Named Executive Officers participate in the Qualified Plan on the same terms as the rest of our U.S. salaried employees. Because the Internal Revenue Code of 1986, as amended (the “Code”), limits the pension benefits (based on an annual compensation limit) that can be accrued under a tax-qualified pension plan, we established and maintain a partially funded, non-qualified defined benefit restoration pension plan, the Senior Management Retirement Plan (the “SMRP”), for our executives, including the Named Executive Officers, to compensate these individuals for the reduction in their pension benefit resulting from this limitation. The SMRP is purely a restoration plan to provide comparable level retirement benefits to those provided to other U.S. employees based on a comparable benefit formula. In addition, we also established and maintain a second partially-funded, non-qualified supplemental defined benefit pension plan, the Supplemental Executive Retirement Plan (the “SERP”), for our U.S. executives, including the Named Executive Officers, to maintain a total retirement benefit level that is competitive with general industry companies similar in size. These programs are designed to provide U.S. executives with income following retirement and to ensure that we are able to attract and retain executive talent by providing comprehensive retirement benefits.

On July 1, 1999, the Qualified Plan was converted to a cash balance design. Since then, participants in the Qualified Plan and the SMRP accrue contribution credits based on age and years of service at the rate of 3% to 7% for eligible earnings up to the Social Security wage base, and at the rate of 6% to 12% for eligible earnings in excess of the Social Security wage base. Participants in the SERP accrue contribution credits at the rate of 5% of all eligible earnings. Eligible earnings include base salary and annual incentive award. SERP participants also earn interest on the accrued cash balance based on the rate of return on 10-year Treasury bills, with the exception of Thomas E. Ferguson who, because of his age and service as of July 1, 1999, was provided a guaranteed interest rate under a “grandfather” provision applicable to similarly situated U.S. salaried employees.

The actuarial present value of the accumulated pension benefits of the Named Executive Officers as of the end of 2008, as well as other information about the Company’s defined benefit pension plans, is shown in the “2008 Pension Benefits” table below. For a discussion regarding the valuation method and assumptions used in quantifying the present value of the current accrued pension benefits, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension and Postretirement Benefits Obligations — Accrual Accounting and Significant Assumptions” in the Company’s Annual Report.

Review and Assessment of Compensation Under Termination Scenarios.  The O&C Committee also reviews each Named Executive Officer’s total compensation under several scenarios including a change-in-control of the Company, termination of employment by management and resignation or retirement by the executive. Tally sheets setting forth all of the listed scenarios are prepared by management and reviewed by the O&C

Committee with input from LB&Co. Based on the O&C Committee’s review of the tally sheets, the O&C Committee determined that the potential payments that would be provided to the Named Executive Officers were consistent with our executive compensation principles and policies.

Flowserve Corporation Executive Officer Change-in-Control Severance Plan.  To ensure that the Named Executive Officers receive financial protection in the event of the loss of their positions following a transaction that involves a change in the ownership or control of the Company, and to provide security with respect to their long-term incentive compensation arrangements, the Flowserve Corporation Executive Change-in-Control Severance Plan (the “CIC Plan”) provides certain specified severance benefits to the Named Executive Officers, including Mr. Kling. These benefits are triggered if, within two years following a change-in-control of the Company (as defined in the CIC Plan), the employment of the Named Executive Officer is terminated involuntarily other than for cause, death or disability, or for reasons constituting a “constructive termination.” In addition, benefits are triggered when a Named Executive Officer is terminated within the 90-day period immediately prior to a change-in-control if such termination (i) occurs after the initiation of discussions leading to such change-in-control and (ii) can be demonstrated to have occurred at the request or initiation of parties to such change-in-control.

Upon the occurrence of the change-in-control and without a requirement that the Named Executive Officer’s employment be terminated, all then-outstanding unvested equity awards (including stock options, restricted common stock and contingent performance share awards) will fully vest.

The severance benefits provided upon a termination of employment covered under the CIC Plan include:

•	A target bonus or target annual incentive award in effect at the time of termination (or if higher, at the time of the change-in-control), pro-rated based on the number of days the Named Executive Officer was employed during the performance period.

•	A lump sum cash payment equal to three times the sum of the executive’s then-current annual base salary and target bonus or other annual incentive award. For purposes of this calculation, the base salary shall be the highest of: (i) the highest-annualized monthly base salary during the twelve months preceding the termination; (ii) the base salary in effect on the date of termination; and (iii) the base salary in effect on the date of the change-in-control. For purposes of this calculation, the target bonus or annual incentive award shall be the higher of the target bonus or annual incentive award in effect on (i) the date of termination or (ii) the date of the change-in-control.

•	Payment of awards granted under the long-term incentive program and any other stock option or other stock-based long-term incentive award that have been earned and not yet paid, pursuant to the terms of the applicable plan.

•	Full vesting at target of each stock option or other stock-based long-term incentive award. Named Executive Officers have 90 days following the date of employment termination to exercise vested stock options.

•	Continuation of participation in the life insurance, medical, health and accident benefit plans for a period of up to three years following the date of termination.

•	Calculation of benefits under the Company’s defined benefit pension plan including supplemental retirement plan benefits with three years added to the executive’s years of service and age for retirement purposes.

•	A tax “gross-up” payment sufficient to compensate the executive for the amount of any excise tax imposed by Section 4999 of the Code and for any taxes imposed on such additional payment.

The benefits under the CIC Plan, if payable, are in lieu of severance benefits payable to Mr. Kling under his employment agreement and the Officer Severance Plan described below under “— Officer Severance Plan.” Additional information regarding the CIC Plan can be found below under the heading “— Potential Payments Upon Termination or Change-in-Control.”

The O&C Committee believes that it is in the best interests of the Company and its shareholders to offer such a plan to its Named Executive Officers and other executives, including the Named Executive Officers. The Company competes for executives in a highly competitive market in which companies routinely offer similar benefits to senior employees. The O&C Committee views these amounts as reasonable and appropriate for the Named Executive Officers, who may not be in a position to obtain comparable employment. The O&C Committee also believes that these benefits are important to encourage executives to support a change-in-control transaction if the Board deems the transaction to be in the best interest of our shareholders.

In the O&C Committee’s view, the accelerated vesting of all outstanding equity awards in connection with a change-in-control of the Company is currently a customary and reasonable component of a comprehensive change-in-control benefits program plan, but the O&C Committee will continue to review this matter. The O&C Committee believes that the equity awards granted to our executives have been reasonable in amount and are a substantial part of the value that would be received by them in the event of a change-in-control of the Company, in lieu of benefiting from the likely future increase in the price of our common stock over the years. The O&C Committee believes that accelerating vesting is appropriate since the current executive team’s performance would have been responsible for this anticipated share price increase and benefit to future shareholder value.

Our Qualified Plan also confers competitive post-employment benefits to the executives upon a change-in-control. The additional years of credited service and additional age credit for purposes of determining an individual’s benefits under the plan compensate that individual upon his early termination from the plan.

The potential tax gross-up payment, while potentially substantial and possibly resulting in the Company’s loss of a tax deduction of compensation expense, is only applicable in the event of a change-in-control of the Company. In the O&C Committee’s view, it is an appropriate method for the Company to offset the effects of a 20% excise tax levied by federal income tax laws on certain income paid to executives in such circumstances. The potential tax gross-up payment will change from time to time based on several factors, including the executive’s W-2 earnings, unvested equity value and our stock price.

The O&C Committee reviews the plan periodically to evaluate both its effectiveness and competitiveness and to determine the value of potential awards. This analysis and assessment of competitiveness is reviewed by LB&Co.

The amount of the estimated payments and benefits payable to the Named Executive Officers, assuming a change-in-control of the Company and a qualifying termination of employment as of the last day of 2008 and other information regarding the plan is discussed in “— Potential Payments Upon Termination or Change-in-Control.”

Perquisites and Other Benefits.  Our executive compensation program includes limited executive perquisites and other benefits. The aggregate incremental cost of providing perquisites and other benefits to the Named Executive Officers is included in the “Summary Compensation Table” under the “All Other Compensation”

column and related footnotes. As previously discussed, the O&C Committee strives to make our executive compensation program primarily performance-based, and as such has taken steps to reduce the perquisites to our executives. The O&C Committee believes that the perquisites and other executive benefits that we continue to provide are competitive with the level of benefits offered by the companies with which we compete for executive talent, and as such serves to meet our stated objective of attracting and retaining executive talent. In addition, some of the perquisites are, in the O&C Committee’s view, provided for the Company’s benefit notwithstanding any personal benefit an executive may derive. A discussion and analysis of perquisites provided in 2008 follows.

•	Personal Use of Corporate Aircraft. Our global presence places heightened travel demands on our executives, and we own minority interests in several corporate jets through time-share programs to help meet these demands. Our corporate aircraft are used primarily for business purposes, and any personal use of our corporate aircraft must be approved in advance by the Board. The Board has permitted Mr. Kling limited personal use of our corporate aircraft, and the value of any personal travel has been imputed to him as income in accordance with Internal Revenue Service (“IRS”) guidelines. No other Named Executive Officers used our corporate aircraft for personal use in 2008.

Since our interests in the aircraft are time-based, we calculate the aggregate incremental cost of personal corporate aircraft usage on a per hour basis, as flight hours used for personal travel reduce hours available for business travel. Our methodology calculates an average incremental cost per flight hour over a given year, which includes fuel, crew expenses, on-board catering, landing fees, hangar/parking fees and smaller variable costs, and multiplies that average cost by the hours used. This methodology has the effect of treating certain associated costs as incremental to a greater extent than would be the case if we owned or leased the aircraft and treated such costs as fixed or allocated them ratably per flight. For fiscal 2008, our average incremental cost per flight hour for this purpose was $4,712.

•	Executive Physicals. All Named Executive Officers were eligible to receive an annual physical examination. We believe this is a standard benefit provided by comparative companies.

•	Financial Counseling. The Chief Executive Officer and the Named Executive Officers were eligible for an annual financial-planning fee reimbursement benefit of up to $12,500 for the Chief Executive Officer and $8,500 for all other Named Executive Officers. We believe this to be a standard benefit provided by comparative companies.

•	Enhanced Vacation. All Named Executive Officers are eligible to receive an enhanced vacation benefit. Each officer is eligible for a minimum of four weeks vacation and may receive more, if the officer’s years of service so qualify under the Company’s regular employee vacation award schedule.

Non-Qualified Deferred Compensation Plan.  Prior to 2008, the Flowserve Corporation Deferred Compensation Plan (the “Deferral Plan”) was available to all U.S. employees who met the IRS definition of a “highly compensated employee.” The Deferral Plan allowed eligible participants, including the Named Executive Officers, to elect, at their discretion, to defer payment of a portion of their salary and all or a portion of their annual incentive award and to have these deferred amounts treated as if invested in specified hypothetical investment benchmarks. Participants are entitled to direct the manner in which their deferral accounts will be deemed to be invested by selecting among hypothetical investment benchmarks chosen by the Pension and Investment Committee, the administrators of the Deferral Plan. Generally, there are no vesting requirements on deferred amounts or earnings on deferred amounts. The Company did not make any contributions to the plan.

Effective December 31, 2007, the Deferral Plan was frozen. Accordingly, no deferrals were made by any executives, including the Named Executive Officers, in 2008, and no further deferrals may be made. Existing participant account balances will remain within the Deferral Plan and remain subject to future appreciation or depreciation until the balances are distributed on or after the participant’s termination of employment with the Company.

With respect to amounts deferred prior to December 31, 2004, participants may voluntarily elect to withdraw all of the balance in their accounts. If a participant elects to withdraw such amounts, the Company will pay an amount equal to 90% of the balance in the participant’s deferral account in a lump sum in cash, and the participant will forfeit the remainder of such deferral account. With respect to amounts deferred after December 31, 2004, participants may not voluntarily elect to withdraw any portion of the balance in their accounts.

In prior years, executives may have deferred significant amounts of their salary and annual incentive awards, which minimized the reduction in the federal income tax deduction available to the Company, as the compensation deferred was not subject to Section 162(m) of the Code limitation until the year paid. Total deferral account balances as of the end of 2008 are shown in the “2008 Non-Qualified Deferred Compensation” table below.

Changes in the Executive Compensation Program

Following the O&C Committee’s annual review of our executive compensation program in 2008, the O&C Committee concluded, in consultation with LB&Co, that all elements of the executive compensation program were consistent with our stated executive compensation principles and policies, and no changes were necessary.

Employment Agreements

Consistent with its compensation philosophy, the Company generally does not enter into employment agreements with its executives, who are considered to serve at the will of the Board. The only exceptions to this policy are the individual employment agreements with the Chief Executive Officer, Lewis M. Kling, and with the Chief Financial Officer, Mark A. Blinn.

Employment Agreement with Lewis M. Kling.  The Company entered into an employment agreement with Mr. Kling in connection with his promotion to President and Chief Executive Officer of the Company on July 28, 2005. The agreement was for a minimum of three years with automatic renewal for one year periods. On May 29, 2007, the Company entered into a renewal employment agreement with Mr. Kling that expires on February 28, 2010. In connection with Mr. Kling’s renewal employment agreement, the Company granted Mr. Kling a one-time grant of 50,000 shares of performance-based restricted common stock, half of which vest on the basis of the Company’s average RONA performance over the three-year period ending December 31, 2012, and half of which vest on the average TSR for the same period, both as determined by the O&C Committee. The employment agreement with Mr. Kling provides for a base salary, an annual target bonus, participation in the Company’s long-term incentive program, benefits and perquisites on the same level as other executives, retirement plan benefits and severance benefits in the event of his termination, as described in greater detail under “— Potential Payments Upon Termination or Change-in-Control — Lewis M. Kling Employment Agreement — Special Termination Benefits.” The employment agreement also incorporates non-compete and non-solicitation provisions, which will remain in effect for a period of one year following a termination of employment for any reason.

Pursuant to Mr. Kling’s employment agreement, in the event Mr. Kling is terminated by the Company without cause or if he terminates employment for good reason, as defined in the agreement, Mr. Kling will be provided the following severance benefits: (i) a lump-sum payout equal to the sum of his annual base salary and the annual bonus that he earned in the year prior to the year of termination, (ii) a pro-rated annual bonus award, based on his target bonus award percentage, (iii) immediate vesting on all unvested stock-based awards, (iv) a target payout of all cash-based performance plan awards and (v) full vesting of his non-qualified pension benefit.

Mr. Kling does not participate in the Officer Severance Plan described below, but he does participate in the CIC Plan.

Employment Agreement with Mark A. Blinn.  The Company entered into an employment agreement with Mr. Blinn on May 7, 2007 that provides for special retention arrangements. Mr. Blinn’s employment agreement is further described in this proxy statement under “— Potential Payments Upon Termination or Change-in-Control — Mark A. Blinn Employment Agreement — Special Termination Benefits.” The O&C Committee approved special retention equity grants for Mr. Blinn, consisting of 30,000 shares of restricted common stock and options to purchase 30,000 shares of common stock with an exercise price of $52.25 per share, which was the fair market value on the grant date of December 14, 2006. Both the restricted common stock and the options will fully vest on December 14, 2009 if not earlier forfeited by a termination of Mr. Blinn’s employment with the Company, except to the limited extent noted hereafter.

In addition, if Mr. Blinn is not promoted to the office of Chief Executive Officer upon Mr. Kling’s departure, or if another person is appointed Chief Operating Officer prior to Mr. Kling’s departure, then he may elect, prior to April 1, 2012, to resign with good reason (as defined in the employment agreement) and receive severance benefits as if he was terminated without cause under the Officer Severance Plan (defined below) described under “— Potential Payments Upon Termination or Change-in-Control — Mark A. Blinn Employment Agreement — Special Termination Benefits.” Upon such resignation, all unvested restricted common stock and stock options granted to Mr. Blinn will automatically vest and any unvested contingent performance share units that are contingent upon specified levels of financial performance by the Company will expire. However, Mr. Blinn is obligated, if he elects to so resign, to continue to furnish up to an additional 120 days of transitional support to the Company, in his then current job function and at his then current salary, if requested by the Company.

Officer Severance Plan

In 2006, the Board of Directors and the O&C Committee approved and the Company adopted a revised severance plan for the Company’s senior executive officers and other corporate officers, which was amended and restated in 2008 (the “Officer Severance Plan”). Under the Officer Severance Plan, Company’s officers are provided the following benefits for a termination of employment as a result of a reduction in force or if the executive is terminated without cause: (i) two years of the officer’s current base salary, paid on a bi-weekly basis in accordance with the Company’s regular salary payments and (ii) a lump sum payment, payable at the time annual incentive awards are paid to officers still employed by the Company, substantially equivalent to the annual incentive plan payment, at target, the officer would have otherwise received under the Company’s annual incentive plan if the officer had been employed at the end of the applicable performance period and was otherwise eligible for a payment under the annual incentive plan. In addition, in order to receive such payments, the executive must execute a release and covenant not to sue and must continue to comply with a one year non-competition and non-solicitation agreement following his termination of employment. No benefits are payable under the Officer Severance Plan to any officer who receives benefits under the CIC Plan. In addition, Mr. Kling does not participate in the Officer Severance Plan.

The Officer Severance Plan replaced the Company’s practice of each executive negotiating his severance package upon a termination of employment. The O&C Committee believes that the Officer Severance Plan is far superior to individual negotiations in the event of a termination of employment and adopted the Officer Severance Plan for that reason. The O&C Committee determined that the Company’s former practice of not maintaining this type of formal severance program was not competitive in the current executive labor market.

In addition, to protect the Company’s competitive position, each executive is required to sign an agreement with the Company that requires them to forfeit the proceeds from some or all of their long-term incentive awards if they engage in conduct that is detrimental to the Company. Detrimental conduct includes working for certain competitors, soliciting customers or employees after employment ends and disclosure of confidential information in a manner that may result in competitive harm to the Company.

Tax Implications of Executive Compensation

Section 162(m) of the Code limits to $1.0 million per year the federal income tax deduction to public corporations for compensation paid for any fiscal year to the Company’s Chief Executive Officer and the three other most highly-compensated executive officers as of the end of the fiscal year included in the “Summary Compensation Table,” unless such compensation meets certain requirements. Approximately $6.6 million will be subjected to this limitation for the 2008 tax year and will, therefore, not be deductible on the Company’s federal income tax return.

The cash-based Annual Incentive Plan was approved by shareholders at the 2007 annual meeting of shareholders. We expect to be allowed to deduct performance-based compensation beginning in 2008 for tax purposes based on the payments that are anticipated to be made as a result of performance during 2007 and thereafter relating to the Annual Incentive Plan.

Stock options under our existing plans are intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. Therefore, we expect to be allowed to deduct compensation related to options granted under each of these plans.

The equity based long-term incentive program has been revised to comply with the rules under Section 162(m) and was approved at the 2007 annual meeting of shareholders. We expect to be allowed to deduct performance-based compensation granted under the equity based long-term incentive program, including the contingent performance shares, beginning with the grants awarded in 2007. These will be eligible for pay-out beginning in 2010; therefore, they should be deductible for tax purposes beginning in 2010.

The O&C Committee has considered and will continue to consider tax deductibility in structuring executive compensation arrangements. However, the O&C Committee retains discretion to establish executive compensation arrangements that it believes are consistent with its principles described earlier and in the best interests of the Company and our shareholders, even if those arrangements are not fully deductible under Section 162(m).

Accounting Implications of Executive Compensation

The Company recognizes compensation expense in our financial statements for all equity-based awards pursuant to the principles set forth in SFAS No. 123(R). The O&C Committee considered the GAAP accounting implications of the awards in setting the long-term incentive mix and further determined that the mix of time-vested restricted common stock and contingent performance shares was appropriate for 2008.

Chief Executive Officer Compensation in 2008

While the compensation of the Chief Executive Officer was set in a manner consistent with our compensation philosophy and the general compensation principles and policies discussed above, in the interests of providing shareholders with a better understanding of Mr. Kling’s compensation for 2008, we are providing the following discussion and analysis.

In February 2008, the O&C Committee identified specific criteria for evaluating the Chief Executive Officer’s performance during 2008. These criteria included stock performance, financial performance, strategic vision and leadership, including the development of human capital. In evaluating the Chief Executive Officer’s performance in 2008, the O&C Committee Chairman gathered input from individual Board members during the Board’s special executive session. During this session, the O&C Committee reviewed both the detailed compensation market data prepared by our Company’s compensation consultant and LB&Co. The O&C Committee discussed and determined the following Chief Executive Officer compensation changes and awards in executive session with only O&C Committee members and LB&Co present. The O&C Committee also followed the principles and practices earlier discussed during the Board’s special executive session to conduct the Chief Executive Officer performance review.

Base Salary.  Mr. Kling’s base salary was increased from $964,843 to $1,032,382 during 2008. This represented an increase of 7.0% over 2007 base salary.

Annual Incentive Opportunity.  To recognize Mr. Kling’s performance during 2008, the O&C Committee approved a cash award under the Annual Incentive Plan of $2,482,682. As discussed under “— Elements of the Executive Compensation Program — Annual Incentive Opportunity — Measuring Performance and Establishing Payout” above, the actual payout represented 200% of Mr. Kling’s target annual incentive opportunity, and was further increased by 19.0% by the O&C Committee in recognition of Mr. Kling’s performance against his performance objectives during 2008.

Long-Term Incentives.  In accordance with the principles and practices set forth earlier, the O&C Committee approved a long-term incentive award consisting of 14,990 shares of restricted common stock, contingent upon performance, and 21,740 restricted common stock units, which vest ratably over time, at the same time 2008 long-term incentive awards were made to key managers, including the Named Executive Officers. Mr. Kling’s time-vested restricted common stock units award was increased by the O&C Committee in recognition of Mr. Kling’s performance, consistent with our compensation principles and policies. Mr. Kling does not have the right to receive dividends on his contingent performance restricted common stock.

In addition, the O&C Committee approved a long-term incentive cash award of $2,549,850 for the 2006-2008 long-term cash performance cycle. As discussed above under “Elements of the Executive Compensation Program — Long Term Incentives” above, the actual payout represented 286.5% of Mr. Kling’s target award that was established in 2006. As also discussed above, the O&C Committee terminated this cash component of the long-term incentive program in 2006, and no further amounts will be paid under this program.

The O&C Committee reviews the Chief Executive Officer’s total compensation package on an annual basis and analyzes it in view of competitive data provided by LB&Co, pay equity relative to the other Named Executive Officers and the Company’s performance for the fiscal year. The O&C Committee plans to continue to annually disclose its Chief Executive Officer’s and Named Executive Officers’ compensation adjustments and awards, including the rationale for these actions, in future proxy statements.

ORGANIZATION AND COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee of the Board of Directors of the Company is currently comprised of three independent directors, Roger L. Fix, Charles M. Rampacek and William C. Rusnack (Chairman).

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, set forth above in this proxy statement, with management. Based on this review and discussion, the Organization and Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2008.

William C. Rusnack, Chairman
Roger L. Fix
Charles M. Rampacek

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for 2008, 2007 and 2006 for our Named Executive Officers — the individuals who served during 2008 as Chief Executive Officer and Chief Financial Officer of the Company and the three other most highly compensated executive officers of the Company.

							Change in
							Pension Value
							and Non-
							Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	($)(6)	($)
Lewis M. Kling(7)	2008	1,043,144	—	6,018,888	376,738	5,032,532	531,009	438,130	13,440,441
President and Chief	2007	932,308	—	3,811,797	1,177,152	2,312,256	343,467	87,812	8,664,792
Executive Officer	2006	883,846	—	2,207,679	2,197,394	1,147,232	313,407	101,281	6,850,839

Mark A. Blinn(8)	2008	527,061	—	1,989,023	278,900	1,467,139	149,367	96,457	4,507,948
Senior VP and	2007	472,846	—	1,580,173	385,594	740,892	115,276	45,678	3,340,459
Chief Financial Officer	2006	443,308	450,250	632,933	341,895	360,941	108,404	38,443	2,376,174

Thomas L. Pajonas	2008	468,368	—	965,923	31,542	1,288,246	151,067	48,535	2,953,680
Senior VP and President of	2007	414,555	—	685,972	135,639	634,625	108,692	45,895	2,025,378
Flow Control Division	2006	390,087	393,000	440,991	322,799	419,505	96,688	41,838	2,104,908

Thomas E. Ferguson	2008	463,328	—	900,657	69,479	1,241,508	216,651	43,796	2,935,419
Senior VP and President of	2007	383,569	—	648,572	199,267	662,552	170,624	34,615	2,099,199
Flowserve Pump Division	2006	364,226	368,000	461,678	389,606	388,735	207,931	37,009	2,217,185

Mark D. Dailey(9)	2008	400,824	—	887,877	53,475	849,431	122,751	55,521	2,369,879
Senior VP, Human Resources and Chief Compliance Officer

(1)	Salary reported for 2008 represents amounts earned by the executive officers in 2008.

(2)	The amounts reported in this column for 2006 represent retention payments paid out to executive officers under a Transitional Executive Security Plan, which both paid out and terminated in 2006.

(3)	The amounts in these columns for 2008 reflect the expense of equity-based awards recognized in our 2008 financial statement reporting of awards pursuant to the equity compensation plans, in accordance with SFAS No. 123(R), and include amounts from awards granted both during and prior to 2008. Assumptions used in the calculation of these amounts are discussed in Note 7 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report.

(4)	The 2008 amounts in this column represent an annual cash incentive bonus for 2008 under the Company’s Annual Incentive Plan (Mr. Kling — $2,482,682; Mr. Blinn — $758,051; Mr. Pajonas — $668,830; Mr. Ferguson — $661,632; Mr. Dailey — $476,981) and a long-term cash incentive award for the 2006-2008 long-term cash performance cycle (Mr. Kling — $2,549,850; Mr. Blinn — $709,088; Mr. Pajonas — $619,416; Mr. Ferguson — $579,876; Mr. Dailey — $372,450), both of which were earned in 2008. The long-term cash incentive program was terminated in 2006, and these amounts represent the final payout of this program. These amounts were accrued in the Company’s 2008 financial statements but were not actually paid to Messrs. Kling, Blinn, Pajonas, Ferguson and Dailey until March 2009.

(5)	There were no above-market or preferential earnings with respect to any deferred compensation balances.

(6)	The following table shows the components of this column for the Named Executive Officers, calculated at the aggregate incremental cost to the Company:

	Retirement			Dividends on
	Plan	Insurance		Restricted	Financial
Name	Contributions	Premiums(A)		Stock	Counseling	Other		Total
Lewis M. Kling	$10,350	$21,507		$125,291	—	$280,982	(B)	$438,130
Mark A. Blinn	10,350	15,820	(C)	61,488	$5,915	2,884	(D)	96,457
Thomas L. Pajonas	10,350	12,124		20,828	4,960	273	(E)	48,535
Thomas E. Ferguson	10,350	12,353		16,405	—	4,688	(E)	43,796
Mark D. Dailey	10,350	15,051	(F)	18,373	8,500	3,247	(G)	55,521

(A)	Includes annual premiums for group term life insurance, the Company’s portion of annual premiums for medical, dental and vision benefits and the Company’s portion of disability premiums.

(B)	Represents the aggregate incremental cost to the Company of Mr. Kling’s 54.5 hours of corporate aircraft personal use in the amount of $276,063. The valuation methodology for the $4,712 per hour rate used for this purpose is more fully described under “— Elements of the Executive Compensation Program — Perquisites and Other Benefits” above. Also includes $4,480 attributable to an annual physical exam and $439 attributable to spousal travel.

(C)	Includes $10,905 attributable to the Company’s portion of annual premiums for medical, dental and vision benefits.

(D)	Includes $2,500 attributable to an annual physical exam and $279 attributable to spousal travel.

(E)	Attributable to spousal travel.

(F)	Includes $10,905 attributable to the Company’s portion of annual premiums for medical, dental and vision benefits.

(G)	Includes $2,500 attributable to an annual physical exam and $747 attributable to spousal travel.

(7)	The Company entered into an employment agreement with Mr. Kling as of July 28, 2005, whereby Mr. Kling agreed to serve as President and Chief Executive Officer beginning on August 1, 2005 and ending on July 31, 2008, with automatic renewal for one-year periods. The Company entered into a renewal employment agreement with Mr. Kling on May 29, 2007, as amended on November 19, 2008, that extended his employment date until February 28, 2010, which is more fully described under “— Employment Agreements — Employment Agreement with Lewis M. Kling” above.

(8)	The Company entered into an employment agreement with Mr. Blinn on May 7, 2007, as amended on November 19, 2008 and February 23, 2009, which is more fully described under “— Employment Agreements — Employment Agreement with Mark A. Blinn” above.

(9)	Mr. Dailey’s 2006 and 2007 compensation amounts are not included, as he was not a Named Executive Officer at that time.

2008 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to 2008 plan-based awards granted to the Named Executive Officers for the year ended December 31, 2008.

									All Other	All Other	Exercise
			Estimated Future						Stock	Option	or
			Payouts Under			Estimated Future Payouts			Awards;	Awards;	Base	Grant Date
			Non-Equity			Under Equity Incentive			Number of	Number of	Price	Fair Value
			Incentive Plan Awards			Plan Awards(1)			Shares of	Securities	of	of Stock
									Stock or	Underlying	Option	and Option
			Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(2)
Lewis M. Kling	3/7/2008	(3)	619,429	1,032,382	2,064,764	—	—	—	—	—	—	—
	3/7/2008		—	—	—	7,495	14,990	29,980	—	—	—	1,508,594 (4)
	3/7/2008		—	—	—	—	—	—	21,740 (5)	—	—	2,187,914

Mark A. Blinn	3/7/2008	(3)	189,606	316,010	632,020	—	—	—	—	—	—	—
	3/7/2008		—	—	—	2,550	5,100	10,200	—	—	—	513,264 (4)
	3/7/2008		—	—	—	—	—	—	6,990 (5)	—	—	703,474

Thomas L. Pajonas	3/7/2008	(3)	167,400	279,000	558,000	—	—	—	—	—	—	—
	3/7/2008		—	—	—	1,850	3,700	7,400	—	—	—	372,368 (4)
	3/7/2008		—	—	—	—	—	—	5,070 (5)	—	—	510,245

Thomas E. Ferguson	3/7/2008	(3)	167,400	279,000	558,000	—	—	—	—	—	—	—
	3/7/2008		—	—	—	1,725	3,450	6,900	—	—	—	347,208 (4)
	3/7/2008		—	—	—	—	—	—	4,730 (5)	—	—	476,027

Mark D. Dailey	3/7/2008	(3)	120,000	200,000	400,000	—	—	—	—	—	—	—
	3/7/2008		—	—	—	1,540	3,080	6,160	—	—	—	309,971 (4)
	3/7/2008		—	—	—	—	—	—	4,220 (5)	—	—	424,701

(1)	The number of shares listed represents long-term equity incentive awards in the form of contingent performance share units (or contingent performance common stock for Mr. Kling) under the Company’s long-term incentive program. The performance criteria for these awards is based on the Company’s average RONA over the three-year period ending December 31, 2011 compared the average RONA of the Company’s high performance peer group for the same period, as described in further detail under “— Elements of the Executive Compensation Program — Long Term Incentives — Contingent Performance Share Awards” above.

(2)	These amounts represent the fair value, as determined under SFAS No. 123(R), of the stock awards based on the grant date fair value estimated by the Company for financial reporting purposes.

(3)	Under the Annual Incentive Plan, the primary performance measures are internally defined metrics based on operating income and cash flow. Actual amounts payable under the Annual Incentive Plan can range from 60% (Threshold) to 200% (Maximum) of the target amounts for the Named Executive Officers based upon the extent to which performance under the foregoing criteria meets, exceeds or is below the target and can be further increased or decreased based on achievement of individual performance objectives.

(4)	Represents the fair value on the date of grant, as described in footnote (2), of the “target” award. During the performance period, as described in footnote (1), earned and unearned compensation expense is adjusted based on changes in the expected achievement of the performance targets. As of December 31, 2008, the Company estimated vesting of, and therefore expensed, this award at 200% of the “target” award based on expected achievement of performance targets.

(5)	The amounts shown reflect the numbers of shares of restricted common stock (or restricted stock units for Mr. Kling) granted to each Named Executive Officer pursuant to the Flowserve Corporation 2004 Stock Compensation Plan.

OUTSTANDING EQUITY AWARDS AT YEAR-END 2008

The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2008 with respect to the Named Executive Officers.

	Option Awards					Stock Awards
											Equity
											Incentive
									Equity		Plan
									Incentive		Awards:
			Equity						Plan		Market or
			Incentive						Awards:		Payout
			Plan Awards:					Market	Number of		Value of
	Number of		Number of			Number of		Value of	Unearned		Unearned
	Securities	Number of	Securities			Shares or		Shares or	Shares,		Shares, Units
	Underlying	Securities	Underlying			Units of		Units of	Units or		or Other
	Unexercised	Underlying	Unexercised	Option		Stock that		Stock that	Other Rights		Rights that
	Options	Options	Unearned	Exercise	Option	Have Not		Have Not	that Have		Have Not
	(#)	(#)	Options	Price	Expiration	Vested		Vested(1)	Not Vested		Vested(1)
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)	(#)		($)
Lewis M. Kling(2)	2,984	—	—	24.90	02/16/15	59,098	(3)	3,043,547	25,740	(4)	1,325,610
	3,667	—	—	30.95	07/13/15	—		—	25,000	(5)	1,287,500
	23,249	—	—	33.86	07/28/15	—		—	25,000	(6)	1,287,500
	40,000	—	—	48.17	02/15/16	—		—	14,990	(7)	771,985

Mark A. Blinn	3,500	—	—	30.95	07/13/15	53,934	(8)	2,777,601	8,680	(4)	447,020
	—	30,000 (9)	—	52.25	12/14/16	—		—	5,100	(7)	262,650

Thomas L. Pajonas	—	—	—	—	—	10,070	(10)	518,605	6,250	(4)	321,875
	—	—	—	—	—	—		—	3,700	(7)	190,550

Thomas E. Ferguson	4,000	—	—	24.90	02/16/15	12,230	(11)	629,845	5,850	(4)	301,275
	5,867	—	—	48.17	02/15/16	—		—	3,450	(7)	177,675

Mark D. Dailey	4,000	—	—	48.17	02/15/16	15,689	(12)	807,984	5,170	(4)	266,255
	—	—	—	—	—	—		—	3,080	(7)	158,620

(1)	Calculated using a price per share of $51.50, the closing market price of the Company’s common stock as reported by the NYSE on December 31, 2008, the end of the Company’s last completed fiscal year. Concerning contingent performance awards, the amounts of shares or units used in calculating the payout values are based on the Company achieving “target” performance goals, which share or unit amounts are presented in the table.

(2)	Amounts shown also include awards held by The Lewis Mark Kling Trust, of which Mr. Kling is a trustee.

(3)	18,333 shares vested on February 16, 2009, 9,438 shares vested on February 28, 2009, and 7,297 shares vested on March 7, 2009. Mr. Kling’s remaining shares of restricted common stock and units vest on the following dates: 9,438 shares on February 22, 2010; 7,296 shares on March 7, 2010; and 7,296 shares on March 7, 2011.

(4)	These shares represent target long-term equity incentive awards in the form of contingent performance share units (or contingent performance restricted common stock for Mr. Kling) under the Company’s long-term incentive program. The target set for this plan is based on the Company’s average RONA over the three-year period ending December 31, 2009 as a percentage of the average RONA of the Company’s high performance peer group for the same period. Payouts can range from 0 shares to a maximum of two times the shares granted. In the event of death, disability or retirement, the award payout will occur at the vesting date based on the participant’s performance through the number of whole years of employment completed during the performance cycle. As of December 31, 2008, the Company estimates vesting of, and therefore expenses, these awards at 200% of the target shares presented based on expected achievement of performance targets.

(5)	The vesting of the 25,000 shares of performance-based restricted common stock is tied to the Company’s RONA performance relative to the high performance peer group. The three-year earn-out period for this award is 50% for 2008 — 2010; 30% for 2009 — 2011 and 20% for 2010 — 2012. This cost will be recognized in accordance with SFAS No. 123(R) over Mr. Kling’s remaining requisite service period ending February 28, 2010.

(6)	The vesting of the 25,000 shares of performance-based restricted common stock is tied to the Company’s TSR performance relative to the high performance peer group. The three-year earn-out period for this award is 50% for 2008 — 2010; 30% for 2009 — 2011 and 20% for 2010 — 2012. This cost will be recognized in accordance with SFAS No. 123(R) over Mr. Kling’s remaining requisite service period ending February 28, 2010.

(7)	These shares represent target long-term equity incentive awards in the form of contingent performance share units (or contingent performance restricted common stock for Mr. Kling) under the Company’s long-term incentive program. The target set for this plan is based on the Company’s average RONA over the three-year period ending December 31, 2010 as a percentage of the average RONA of the Company’s high performance peer group for the same period. Payouts can range from 0 shares to a maximum of two times the target. In the event of death, disability or retirement, the award payout will occur at the vesting date based on the participant’s performance through the number of whole years of employment completed during the performance cycle. As of December 31, 2008, the Company estimated vesting of, and therefore expensed, these awards at 200% of the target shares presented based on expected achievement of performance targets.

(8)	10,000 shares vested on February 16, 2009, 3,472 shares vested on February 22, 2009, and 2,330 shares vested on March 7, 2009. Mr. Blinn’s remaining shares of restricted common stock vest on the following dates: 30,000 shares on December 14, 2009; 3,472 shares on February 22, 2010; 2,330 shares on March 7, 2010; and 2,330 shares on March 7, 2011.

(9)	30,000 option shares vest on December 14, 2009.

(10)	2,500 shares vested on February 16, 2009, and 1,690 shares vested on March 7, 2009. Mr. Pajonas’ remaining shares of restricted common stock vest on the following dates: 2,500 shares on February 22, 2010; and 1,690 shares on March 7, 2011.

(11)	3,600 shares vested on February 16, 2009, 1,950 shares vested on February 22, 2009, and 1,577 shares vested on March 7, 2009. Mr. Ferguson’s remaining shares of restricted common stock vest on the following dates: 1,950 shares on February 22, 2010; 1,576 shares on March 7, 2010; and 1,577 shares on March 7, 2011.

(12)	2,333 shares vested on February 16, 2009, 2,068 shares vested on February 22, 2009 and 1,407 shares vested on March 7, 2009. Mr. Dailey’s remaining shares of restricted common stock vest on the following dates: 5,000 shares on November 19, 2009; 2,068 shares on February 22, 2010; 1,406 shares on March 7, 2010; and 1,407 shares on March 7, 2011.

2008 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information with respect to stock option exercises and restricted common stock vesting during the fiscal year ended December 31, 2008 with respect to the Named Executive Officers.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)(1)	($)
Lewis M. Kling	100,515	6,576,245	79,404	9,215,691
Mark A. Blinn	17,287	1,570,407	28,305	3,558,024
Thomas L. Pajonas	62,000	4,620,673	25,167	3,164,768
Thomas E. Ferguson	9,866	707,849	15,717	1,853,395
Mark D. Dailey	24,648	1,885,226	10,902	1,341,663

(1)	The number of shares reported includes shares that were forfeited during the fiscal year ended December 31, 2008 to pay for taxes upon the vesting of restricted common stock.

2008 PENSION BENEFITS

The following table sets forth certain information as of December 31, 2008 with respect to potential payments under our pension plans for each Named Executive Officer. Please refer to “— Elements of the Executive Compensation Program — Flowserve Corporation Pension Plans” above for a narrative description of the material factors necessary to an understanding of our pension plans.

			Present Value of
		Number of Years	Accumulated	Payments During
		Credited Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Lewis M. Kling	Qualified — Cash Balance(1)	4.4	98,381	—
	Non-Qualified — SMRP	4.4	856,753	—
	Non-Qualified — SERP	4.4	475,167	—

Mark A. Blinn	Qualified — Cash Balance(1)	4.1	58,508	—
	Non-Qualified — SMRP	4.1	190,973	—
	Non-Qualified — SERP	4.1	175,298	—

Thomas L. Pajonas	Qualified — Cash Balance(1)	4.7	80,549	—
	Non-Qualified — SMRP	4.7	194,802	—
	Non-Qualified — SERP	4.7	174,823	—

Thomas E. Ferguson	Qualified — Cash Balance(1)	21.1	339,362	—
	Non-Qualified — SMRP	21.1	321,593	—
	Non-Qualified — SERP	21.1 (2)	629,409	—

Mark D. Dailey	Qualified — Cash Balance(1)	9.3	143,817	—
	Non-Qualified — SMRP	9.3	177,897	—
	Non-Qualified — SERP	9.3	220,414	—

(1)	The Company sponsors a cash balance designed pension plan for eligible employees. Each executive accumulates a notional amount derived from the plan provisions; each Named Executive Officer’s account balances as of December 31, 2008 are presented above. We believe that this is the best estimate of the present value of accumulated benefits.

(2)	Mr. Ferguson became an executive officer and eligible to participate in the SERP as of July 18, 2002. At the time he became eligible to participate in the SERP, he was provided with a special plan enhancement, per SERP provisions, crediting him with additional SERP benefits based on his years of service to the Company prior to becoming an executive officer.

2008 NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth certain information concerning the non-qualified deferred compensation plans during the fiscal year (“FY”) ended December 31, 2008 with respect to the Named Executive Officers. Please refer to “— Elements of the Executive Compensation Program — Non-Qualified Deferred Compensation Plan” above for a narrative description of the material factors necessary to an understanding of the non-qualified deferred compensation plan.

	Executive	Registrant	Aggregate		Aggregate	Aggregate
	Contributions	Contributions	Earnings		Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY		Distribution	Last FYE
Name	($)	($)	($)		($)	($)
Lewis M. Kling	—	—	—		—	—
Mark A. Blinn	—	—	—		—	—
Thomas L. Pajonas	—	—	—		—	—
Thomas E. Ferguson	—	—	(399,373	)(1)	—	575,641	(2)
Mark D. Dailey	—	—	(479,325	)(1)	—	588,325	(2)

(1)	Aggregate earnings represent the change in investment value of the non-qualified plans’ balances, plus interest earned and dividends paid or accrued on the plans’ balances, during the 2008 fiscal year. There were no above-market or preferential earnings with respect to the deferred compensation, and therefore none of the earnings with the respect to the deferred compensation were reported in the “Summary Compensation Table.”

(2)	Aggregate balance represents deferred amounts from prior years and any accrued interest or dividends thereon.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The information below describes certain compensation that would be paid under existing plans and contractual arrangements to the Named Executive Officers in the event of a termination of such executive’s employment with the Company and/or change-in-control of the Company. The amounts shown in the following tables assume that such a termination of employment and/or change-in-control occurred on December 31, 2008 and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination and/or a change-in-control (based upon the executive’s compensation and service levels as of such date and the closing price of the Company’s common stock on December 31, 2008 of $51.50). The actual amounts to be paid out can only be determined at the time of a change-in-control and/or such executive’s termination of employment with the Company. Upon any termination of employment, each of the Named Executive Officers would also be entitled to the vested amounts and contributions shown in the “2008 Pension Benefits” and “2008 Non-Qualified Deferred Compensation” tables above.

The Company has entered into an employment agreement with Mr. Kling. The Company also sponsors the Officer Severance Plan in which the Named Executive Officers other than Mr. Kling participate and the CIC Plan, in which each of the Named Executive Officers, including Mr. Kling, participates. In addition, the Company sponsors several non-qualified pension plans and equity and non-equity incentive compensation plans that provide the Named Executive Officers with additional compensation in connection with a change-in-control or termination of employment under certain circumstances. The following is a description of the compensation payable to the Named Executive Officers in connection with a termination of employment and/or change-in-control under these arrangements and a table summarizing the estimated payouts assuming that a termination of employment and/or change-in-control occurred on December 31, 2008.

Lewis M. Kling Employment Agreement — Special Termination Benefits

The employment agreement with Mr. Kling provides the following severance benefits in the event the executive’s employment with the Company is terminated either by the Company without “cause” or by the executive for “good reason”: (i) a lump sum payment within 30 days following the date of termination equal to the sum of: (A) his annual base salary at the time of termination, (B) the annual bonus earned by him for the year preceding the year in which his employment terminates and (C) a pro-rata portion of his target bonus for the year of termination based on the number of days of service during such year occurring prior to termination of employment; (ii) full vesting acceleration with respect to all stock-based awards held by the executive as of the date of termination; (iii) a lump sum payment within 30 days following the date of termination equal to the executive’s target payout under all cash-based long-term incentive compensation programs in which the executive participates at the time of termination; and (iv) full vesting of the executive’s non-qualified pension benefits. The employment agreement with Mr. Kling also provides the following benefits in the event that Mr. Kling’s employment is terminated by reason of his death or disability: (i) full vesting acceleration with respect to all stock-based awards held by the executive as of the date of termination; (ii) a lump sum payment equal to the executive’s target payout under all cash-based long-term incentive compensation programs in which the executive participates at the time of termination; and (iii) full vesting of the executive’s non-qualified pension benefits. Mr. Kling’s employment agreement does not provide for any additional payments or benefits upon a termination of employment by the Company for cause or upon the executive’s resignation other than for “good reason.”

For purposes of Mr. Kling’s employment agreement, the term “cause” means: (i) the executive’s continuing substantial failure to perform his duties for the Company (other than as a result of incapacity due to mental or physical illness) after a written demand is delivered to the executive by the Board of Directors; (ii) the executive’s willful engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company; (iii) the executive’s conviction of a felony or his plea of guilty or nolo contendere to a felony, or (iv) the executive’s willful and material breach of the confidentiality covenant contained in the employment agreement.

For purposes of Mr. Kling’s employment agreement, the term “good reason” means: (i) the involuntary removal of the executive from his position as President and Chief Executive Officer of the Company without cause; (ii) the Company’s (A) assignment of responsibilities to him that are materially inconsistent with his position with the Company or (B) actions resulting in a material diminution of his responsibilities or position; (iii) the Company’s material failure to comply with any provision of the employment agreement; or (iv) the Company’s termination of his employment, other than as permitted by the employment agreement.

The receipt of benefits following termination under Mr. Kling’s employment agreement is contingent upon him (i) executing and not revoking a general release in favor of the Company, (ii) complying with the perpetual confidentiality and non-disparagement covenants contained in the employment agreement and (iii) refraining from engaging in any direct or indirect competition with the Company for a period of one year following his termination of employment.

In consideration for agreeing to serve as President and Chief Executive Officer beyond the expiration of his original employment agreement, the Company in Mr. Kling’s renewal employment agreement agreed to grant Mr. Kling the following grants: (i) a one-time grant of 50,000 shares of performance-based restricted common stock, half of which vest on the basis of the Board’s assessment of the Company’s average RONA performance for 2010, 2011 and 2012, and half of which vest on the Board’s assessment of the Company’s average TSR for the same period; and (ii) annual grants during his employment with the Company of performance-based restricted common stock, vesting based on the Company’s performance over a three-year period, and restricted stock units, vesting equally over a three-year period beginning on the first anniversary of the grant date. In the event that Mr. Kling’s employment with the Company is terminated under certain circumstances (for example, prior to February 28, 2010 by the Company without cause or due to his disability or death) prior to vesting of these awards, the performance-based restricted common stock awards shall continue to vest following his termination of employment in accordance with the terms of the awards, and Mr. Kling shall be entitled to payment based on the actual performance achieved at the end of the performance period; the vesting of the restricted stock units shall be accelerated in full. However, with respect to both the performance-based restricted common stock and the time-based vesting restricted stock units, if Mr. Kling’s employment is terminated for “cause” or Mr. Kling voluntarily terminates, other than following the assignment to him of duties materially inconsistent with his position or a material diminution in his position or duties, all unvested shares shall be forfeited.

Mark A. Blinn Employment Agreement — Special Termination Benefits

In the event Mr. Blinn’s employment with the Company is terminated either by the Company without “cause,” or by Mr. Blinn for “good reason,” the employment agreement provides for severance benefits under the Officer Severance Plan and for automatic vesting of all unvested restricted common stock and stock options granted to Mr. Blinn from the Company, but any unvested performance shares or restricted common stock units that are contingent upon specified levels of financial performance by the Company will then expire. Mr. Blinn’s employment agreement does not provide for any additional payments or benefits upon a termination of employment by the Company for cause or upon Mr. Blinn’s resignation other than for “good reason.”

For purposes of Mr. Blinn’s employment agreement, the term “cause” means: (i) Mr. Blinn’s continuing substantial failure to perform his duties for the Company (other than as a result of incapacity due to mental or physical illness) after a written demand is delivered to him by the Board of Directors; (ii) Mr. Blinn’s willful engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company; (iii) Mr. Blinn’s conviction of a felony or his plea of guilty or nolo contendere to a felony, or (iv) Mr. Blinn’s willful and material breach of the confidentiality obligations under the Company’s Code of Business Conduct or local law.

For purposes of Mr. Blinn’s employment agreement, the term “good reason” means: (i) the Company materially breached the employment agreement and failed to cure the breach after Mr. Blinn provided the Company at least 30 days written notice of the alleged breach, (ii) Mr. Blinn is not promoted to the Company’s Chief Executive Officer position immediately following the date Mr. Kling terminates his employment with the Company for any reason, or (iii) an individual, other than Mr. Blinn, is appointed as the Chief Operations Officer of the Company prior to the date that Mr. Kling’s employment with the Company terminates for any reason. In order for Mr. Blinn’s resignation to be treated as with good reason, he must resign his employment with the Company and its Affiliated Companies (as defined in the employment agreement) by April 1, 2012.

The receipt of benefits following termination under Mr. Blinn’s employment agreement is contingent upon his agreement to not in any way disparage, libel or defame the Company, its business or business practices, its products or services or its current or past employees. In addition, he must adhere to his obligations set forth in any agreements between the Company and Mr. Blinn which impose restrictions on the executive’s use of the Company’s confidential information and/or restrictions on his ability to work for a competitor of the Company, solicit the Company’s employees to leave the Company and/or solicit business from the Company’s customers, as those agreements may be amended from time to time.

Officer Severance Plan

All of the Named Executive Officers other than Mr. Kling participate in the Company’s Officer Severance Plan. The Officer Severance Plan provides for the following benefits upon a termination of a covered executive’s employment with the Company by the Company without “cause”: (i) continued payment of the affected executive’s base salary in accordance with the Company’s normal payroll practice for a period of two years following the date of termination and (ii) a lump sum payment equal to the affected executive’s target annual bonus payment under the Company’s Annual Incentive Plan for the year of termination, payable at the same time as bonus payments are generally paid to executives for the year of termination. The Officer Severance Plan does not provide for any additional payments or benefits upon a termination of employment by the Company for cause, upon the executive’s resignation for any reason (including “good reason” or “constructive termination”) or upon the executive’s death or disability.

For purposes of the Officer Severance Plan, the term “cause” means the covered executive’s (i) willful and continued failure to perform basic job duties after written demand for substantial performance is delivered to the executive by the Board, which specifically identifies the manner in which the Board believes that the executive has not substantially performed the executive’s duties, or (ii) willful engagement in conduct materially and demonstrably injurious to the Company, monetarily or otherwise. Notwithstanding the foregoing, with respect to Mr. Blinn, the term “cause” for the purposes of the Officer Severance Plan has the same meaning as such term has under his employment agreement. The receipt of benefits following termination under the Officer Severance Plan is contingent upon the affected executive (i) executing and not revoking a general release in favor of the

Company and (ii) refraining from engaging in any direct or indirect competition with the Company for a period of one year following his termination of employment.

Flowserve Corporation Executive Officer Change-in-Control Severance Plan

Each of the Named Executive Officers (including Mr. Kling) participates in the CIC Plan. The benefits under the CIC Plan, if payable, are in lieu of severance benefits payable under Mr. Kling’s employment agreement and the Officer Severance Plan.

Upon the consummation of the change-in-control and without a requirement that the covered executive’s employment be terminated, all then-outstanding unvested equity awards (including stock options, restricted common stock and long-term incentive awards) shall be fully vested.

The CIC Plan provides for the following benefits upon a termination of a covered executive’s employment with the Company either (a) by the Company without “cause” during the two-year period following a “change-in-control” or within the 90 days immediately prior to a change-in-control after the initiation of discussions leading to such change-in-control and at the request or initiation of parties to such change-in-control, or (b) by the covered executive during the two-year period following a change-in-control for reasons constituting a “constructive termination”:

•	the target bonus or target annual incentive award in effect at the time of termination (or if higher, at the time of the change-in-control), pro-rated based on the number of days the covered executive was employed during the performance period;

•	a lump sum payment within 30 days following the date of termination equal to three times the sum of: (i) the covered executive’s annual base salary at the time of termination (or if higher, at the time of the change-in-control or any other time during the 12 months prior to termination); and (ii) the covered executive’s target annual bonus or other annual incentive compensation in effect at the time of termination (or if higher, at the time of the change-in-control);

•	full vesting acceleration with respect to all stock-based awards held by the covered executive as of the date of termination;

•	immediate vesting of awards granted under the Company’s long-term incentive program and any other stock option or other stock-based long-term incentive awards, including the payout of contingent performance shares based upon the target awards, that have been earned and not yet paid, pursuant to the terms of the applicable plan;

•	continued participation for the covered executive and his covered dependents (at the Company’s expense) in the life insurance, medical, health and accident programs in which the covered executive (and his covered dependents) participates at the time of termination for a period of three years following the date of termination; and

•	a supplemental pension payment equal to the amount by which the covered executive’s pension benefits would have increased had the covered executive remained employed by the Company for a period of three years following his termination.

The CIC Plan also provides that each covered executive will be entitled to reimbursement for any excise taxes imposed under Sections 280G and 4999 of the Code, as well as a gross-up payment equal to any income and excise taxes payable by the covered executive as a result of the reimbursement for the excise taxes.

The CIC Plan does not provide for any additional payments or benefits upon a termination of employment by the Company for cause or upon a covered executive’s death or disability.

For purposes of the CIC Plan, “change-in-control” generally means the occurrence of any of the following events:

•	any person acquires more than 30% of the Company’s total voting power represented by the Company’s then outstanding voting securities;

•	a majority of the members of Board are replaced in any 12-month period other than in specific circumstances;

•	the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation in which either (i) the holders of the Company’s outstanding shares of common stock and outstanding voting securities immediately prior to such merger or consolidation receive securities possessing at least 50% of the total voting power represented by the outstanding voting securities of the surviving entity (or parent thereof) immediately after such merger or consolidation, or (ii) the officers of the Company immediately prior to such merger or consolidation constitute at least three-quarters of the officers of the surviving entity (or parent thereof) immediately after such merger or consolidation, the elected members of the Board immediately prior to such merger or consolidation constitute at least three-quarters of the board of directors of the surviving entity (or parent thereof) immediately after such merger or consolidation and the positions of Chairman of the Board, Chief Executive Officer and President of the corporation resulting from merger or consolidation are held by individuals with the same positions at the Company as of immediately prior to such merger or consolidation; or

•	any person acquires more than 50% of the total gross fair market value of the assets of the Company.

For purposes of the CIC Plan, the term “cause” means: (i) the willful and continued failure by a covered executive to substantially perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the covered executive by the Board that specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or (ii) the willful engaging by the covered executive in conduct materially and demonstrably injurious to the Company, monetarily or otherwise. Notwithstanding the forgoing, with respect to Mr. Kling and Mr. Blinn, the term “cause” for purposes of the CIC Plan has the same meaning as such term has under their respective employment agreements.

For purposes of the CIC Plan, the term “constructive termination” generally means the occurrence of any one of the following events without the express written consent of the covered executive:

•	the Company’s assignment to the covered executive of any duties inconsistent with his position, duties, responsibilities and status with the Company immediately prior to a change-in-control, or a change in the covered executive’s reporting responsibilities, titles or offices as in effect immediately prior to a change-in-control, or any removal of the covered executive from or any failure to re-elect the covered executive to any of such positions;

•	a material reduction by the Company of the covered executive’s base salary;

•	the relocation (without the covered executive’s consent) of the covered executive’s principal place of employment by more than 35 miles from its location immediately prior to a change-in-control;

•	any other material failure of the Company to honor all the terms and provisions of the CIC Plan.

A “constructive termination” shall only occur if the covered executive provides notice to the Company of the occurrence of an event that constitutes “constructive termination” within 30 days of the initial occurrence of such event, the Company fails to cure such event within the first 30 days following the receipt of such notice, and the covered executive terminates his employment in the first 30 days following the end of the Company’s opportunity to cure.

The receipt of benefits following termination under the CIC Plan is contingent upon the covered executive executing a confidentiality and non-competition agreement and release in favor of the Company.

The Company’s supplemental pension and incentive plans for senior management contain provisions that serve to implement the provisions of the CIC Plan.

Quantification of Potential Payments

The following tables set forth the estimated value of the potential payments to each of the Named Executive Officers, assuming the executive’s employment had terminated on December 31, 2008. For the events of termination involving a change-in-control, we assumed that the change-in-control of the Company also occurred on that date. In addition to the payments set forth in the following tables, the Named Executive Officers may receive certain payments upon their termination or a change-in-control pursuant to our Deferral Plan, Qualified Plan, SERP and SMRP. Previously vested amounts and contributions made to such plans by each Named Executive Officer are disclosed in the “2008 Non-Qualified Deferred Compensation” and “2008 Pension Benefits” tables above.

Lewis M. Kling

Triggering Event	Compensation Component	Payout($)
Death	Life insurance benefit (1.5x base salary)	1,548,573
	Target award for the 2006-2008 cash-based long-term incentive plan	890,000
	Immediate vesting of stock options(1)	99,900
	Immediate vesting of restricted stock(2)	7,708,469

	Total	10,246,942

Disability	Short-term disability for 6 mo. and long-term disability for 14 months	589,720
	Target award for the 2006-2008 cash-based long-term incentive plan	890,000
	Immediate vesting of stock options(1)	99,900
	Immediate vesting of restricted stock(2)	7,708,469

	Total	9,288,089

Termination Without Cause	Termination payment (1x base salary)	1,032,382
by the Company or For Good	Prior year incentive award plus prorated target annual incentive award	3,032,382
Reason by the Employee	Target award for the 2006-2008 cash-based long-term incentive plan	890,000
	Immediate vesting of stock options(1)	99,900
	Immediate vesting of restricted stock(2)	7,708,469

	Total	12,763,133

Change-in-Control —	Immediate vesting of stock options(1)	99,900
Employment Continues	Immediate vesting of restricted stock(2)	7,708,469

	Total	7,808,369

Change-in-Control —	Termination payment (3x base salary)	3,097,146
Termination Without Cause by	Termination payment (3x target annual incentive award)	3,097,146
the Company or Constructive	Target award for the 2006-2008 cash-based long-term incentive plan	890,000
Termination	Prorated target annual incentive award	1,032,382
	Immediate vesting of stock options(1)	99,900
	Immediate vesting of restricted stock(2)	7,708,469
	Supplemental pension benefit	1,211,096
	Health & welfare benefit	64,521
	Excise tax and gross-up payment(3)	4,361,324

	Total	21,561,983

(1)	These amounts are calculated assuming that the market price per share of the Company’s common stock on the date of termination of employment was equal to the closing price of the Company’s common stock on December 31, 2008 ($51.50) and are based upon the difference between $51.50 and the applicable exercise price of the stock options held by the Named Executive Officer.

(2)	These amounts are calculated assuming that the market price per share of the Company’s common stock on the date of termination of employment was equal to the closing price of the Company’s common stock on December 31, 2008 ($51.50).

(3)	For purposes of computing the excise tax and gross-up payments, base amount calculations are based on taxable wages for the years 2003 through 2007 and annualized for the year in which the executive commenced employment with the Company (if after 2002).

Mark A. Blinn

Triggering Event	Compensation Component	Payout($)
Death	Life insurance benefit (1.5x base salary)	790,025
	Immediate vesting of restricted stock(1)	3,487,271

	Total	4,277,296

Disability	Short-term and long-term disability benefit to age 65	4,486,382
	Immediate vesting of restricted stock(1)	3,487,271

	Total	7,973,653

Termination Without Cause	Termination payment (2x base salary)	1,053,366
by the Company or For Good	Target annual incentive award	316,010
Reason by the Employee	Immediate vesting of restricted stock(1)	3,487,271

	Total	4,856,647

Change-in-Control —	Immediate vesting of restricted stock(1)	3,487,281

Employment Continues	Total	3,487,281

Change-in-Control —	Termination payment (3x base salary)	1,580,049
Termination Without Cause by	Termination payment (3x target annual incentive award)	948,030
the Company or Constructive	Target award for the 2006-2008 cash-based long-term incentive plan	247,500
Termination	Prorated target annual incentive award	316,010
	Immediate vesting of restricted stock(1)	3,487,271
	Supplemental pension benefit	403,158
	Health & welfare benefit	47,462

	Total(2)	7,029,480

(1)	These amounts are calculated assuming that the market price per share of the Company’s common stock on the date of termination of employment was equal to the closing price of the Company’s common stock on December 31, 2008 ($51.50).

(2)	For 2008, Mr. Blinn’s total payments were within the “safe harbor” amount as prescribed under Section 280G of the Code and, as such, no excise tax and gross-up payment would be necessary.

Thomas L. Pajonas

Triggering Event	Compensation Component	Payout($)
Death	Life insurance benefit (1.5x base salary)	697,500

	Total	697,500

Disability	Short-term and long-term disability benefit to age 65	3,015,569

	Total	3,015,569

Termination Without Cause	Termination payment (2x base salary)	930,000
by the Company or For Good	Target annual incentive award	279,000

Reason by the Employee	Total	1,209,000

Change-in-Control —	Immediate vesting of restricted stock(1)	1,031,000

Employment Continues	Total	1,031,000

Change-in-Control —	Termination payment (3x base salary)	1,395,000
Termination Without Cause by	Termination payment (3x target annual incentive award)	837,000
the Company or Constructive	Target award for the 2006-2008 cash-based long-term incentive plan	216,200
Termination	Prorated target annual incentive award	279,000
	Immediate vesting of restricted stock(1)	1,031,000
	Supplemental pension benefit	393,145
	Health & welfare benefit	36,371
	Excise tax and gross-up payment(2)	1,081,470

	Total	5,269,216

(1)	These amounts are calculated assuming that the market price per share of the Company’s common stock on the date of termination of employment was equal to the closing price of the Company’s common stock on December 31, 2008 ($51.50).

(2)	For purposes of computing the excise tax and gross-up payments, base amount calculations are based on taxable wages for the years 2003 through 2007 and annualized for the year in which the executive commenced employment with the Company (if after 2002).

Thomas E. Ferguson

Triggering Event	Compensation Component	Payout($)
Death	Life insurance benefit (1.5x base salary)	697,500

	Total	697,500

Disability	Short-term and long-term disability benefit to age 65	3,159,623

	Total	3,159,623

Termination Without Cause	Termination payment (2x base salary)	930,000
by the Company or For Good	Target annual incentive award	279,000

Reason by the Employee	Total	1,209,000

Change-in-Control —	Immediate vesting of stock options(1)	19,537
Employment Continues	Immediate vesting of restricted stock(2)	1,881,295

	Total	1,900,832

Change-in-Control —	Termination payment (3x base salary)	1,395,000
Termination Without Cause by	Termination payment (3x target annual incentive award)	837,000
the Company or Constructive	Target award for the 2006-2008 cash-based long-term incentive plan	202,400
Termination	Prorated target annual incentive award	279,000
	Immediate vesting of stock options(1)	19,537
	Immediate vesting of restricted stock(2)	1,881,295
	Supplemental pension benefit	670,895
	Health & welfare benefit	37,060
	Excise tax and gross-up payment(3)	1,196,971

	Total	5,746,658

(1)	These amounts are calculated assuming that the market price per share of the Company’s common stock on the date of termination of employment was equal to the closing price of the Company’s common stock on December 31, 2008 ($51.50) and are based upon the difference between $51.50 and the applicable exercise price of the stock options held by the Named Executive Officer.

(2)	These amounts are calculated assuming that the market price per share of the Company’s common stock on the date of termination of employment was equal to the closing price of the Company’s common stock on December 31, 2008 ($51.50).

(3)	For purposes of computing the excise tax and gross-up payments, base amount calculations are based on taxable wages for the years 2003 through 2007 and annualized for the year in which the executive commenced employment with the Company (if after 2002).

Mark D. Dailey

Triggering Event	Compensation Component	Payout($)
Death	Life insurance benefit (1.5x base salary)	600,000

	Total	600,000

Disability	Short-term and long-term disability benefit to age 65	3,713,020

	Total	3,713,020

Termination Without Cause	Termination payment (2x base salary)	800,000
by the Company or For Good	Target annual incentive award	200,000

Reason by the Employee	Total	1,000,000

Change-in-Control —	Immediate vesting of stock options(1)	13,320
Employment Continues	Immediate vesting of restricted stock(2)	1,232,859

	Total	1,246,179

Change-in-Control —	Termination payment (3x base salary)	1,200,000
Termination Without Cause by	Termination payment (3x target annual incentive award)	600,000
the Company or Constructive	Target award for the 2006-2008 cash-based long-term incentive plan	130,000
Termination	Prorated target annual incentive award	200,000
	Immediate vesting of stock options(1)	13,320
	Immediate vesting of restricted stock(2)	1,232,859
	Supplemental pension benefit	335,023
	Health & welfare benefit	45,125
	Excise tax and gross-up payment(3)	962,076

	Total	4,718,403

(1)	These amounts are calculated assuming that the market price per share of the Company’s common stock on the date of termination of employment was equal to the closing price of the Company’s common stock on December 31, 2008 ($51.50) and are based upon the difference between $51.50 and the applicable exercise price of the stock options held by the Named Executive Officer.

(2)	These amounts are calculated assuming that the market price per share of the Company’s common stock on the date of termination of employment was equal to the closing price of the Company’s common stock on December 31, 2008 ($51.50).

(3)	For purposes of computing the excise tax and gross-up payments, base amount calculations are based on taxable wages for the years 2003 through 2007 and annualized for the year in which the executive commenced employment with the Company (if after 2002).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater-than-5% beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year.

The policy provides that the CG&N Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the CG&N Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chairman of the CG&N Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chairman is provided to the full CG&N Committee for its review in connection with each regularly scheduled CG&N Committee meeting.

The CG&N Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•	business transactions with other companies in which a related person’s only relationship is as an employee, director or less-than-10% beneficial owner if the amount of business falls below the thresholds in the NYSE’s listing standards and the Company’s director independence standards; and

•	charitable contributions, grants or endowments to a charitable organization where a related person is an employee if the aggregate amount involved does not exceed the greater of $1 million or 2% of the organization’s total annual receipts.

The CG&N Committee was not requested to and did not approve any such transactions in 2008.

2008 DIRECTOR COMPENSATION

The following table sets forth certain information with respect to our non-employee director compensation for the fiscal year ended December 31, 2008. Compensation information for Mr. Kling is set forth above in the “Summary Compensation Table.” Mr. Kling did not receive any compensation solely for his service as a director of the Company.

	Fees Earned or		Stock
	Paid in Cash		Awards	Total
Name	($)		($)(2)(3)	($)
Christopher A. Bartlett(1)	25,373	(4)	41,660	67,033
Gayla J. Delly	59,151	(4)	58,340	117,491
Roger L. Fix	63,250	(4)	100,000	163,250
John R. Friedery	63,250	(4)	58,340	121,590
Joe E. Harlan	63,250	(4)	58,340	121,590
Diane C. Harris	55,000		100,000	155,000
Michael F. Johnston	80,500	(4)	100,000	180,500
Rick J. Mills	63,250	(4)	100,000	163,250
Charles M. Rampacek	70,000		100,000	170,000
James O. Rollans	70,000		100,000	170,000
William C. Rusnack	71,849		100,000	174,849
Kevin E. Sheehan	178,250	(4)(5)	100,000	278,250

(1)	Mr. Bartlett retired from the Board effective as of the 2008 annual meeting of shareholders.

(2)	Eligible directors received their annual equity grants on May 30, 2008, the date the Company held its 2008 annual meeting of shareholders. The amounts shown in this column reflect the fair value of equity-based compensation recognized for each director in our financial statements in 2008 in accordance with SFAS No. 123(R) and may include amounts from awards granted in and prior to 2008. The grant date fair value for equity grants to directors in 2008, as calculated in accordance with SFAS No. 123(R), was $100,011 for each director, except for Mr. Bartlett, who did not receive a grant in 2008 due to his retirement from the Board.

(3)	The directors had the following restricted common stock and stock option awards outstanding at December 31, 2008: Ms. Delly — 722 shares and 0 options; Mr. Fix — 722 shares and 0 options; Mr. Friedery — 722 shares and 0 options; Mr. Harlan — 722 shares and 0 options; Ms. Harris — 722 shares and 7,100 options; Mr. Johnston — 722 shares and 0 options; Mr. Mills — 722 shares and 0 options; Mr. Rampacek — 722 shares and 0 options; Mr. Rollans — 722 shares and 0 options; Mr. Rusnack — 722 shares and 0 options; and Mr. Sheehan — 722 shares and 0 options.

(4)	Amount reported includes a 15% premium to actual fees because the directors elected to defer cash-retained payments in the form of Company common stock under the Company’s director stock deferral plan, which triggered this premium.

(5)	Includes $100,000 annual retainer for Mr. Sheehan’s service as the non-executive Chairman of the Board.

Non-Executive Chairman of the Board Compensation

Kevin E. Sheehan receives $100,000 annually for his service as non-executive Chairman of the Board. This payment is in addition to Mr. Sheehan’s basic annual retainer and committee service fee compensation that he receives for serving as a Board member and a committee member. Mr. Sheehan receives this additional compensation on a quarterly basis, in accordance with the pre-established director compensation cycles.

2008 Director Compensation

In 2008, non-employee directors received, as applicable: (a) an annual cash retainer of $50,000; (b) an annual cash committee service fee of $5,000; (c) an annual cash committee chairman service fee of $10,000; and (d) equity compensation with a target value of $100,000 per year. Directors are also eligible to receive special additional compensation when performing services that have been determined by the full Board to be well above and beyond the normal director service requirements. The Board has set a compensatory rate of $3,500 per day for such services. These compensation arrangements were established by the Board after review of data prepared by LB&Co, the O&C Committee’s independent consultant, showing competitive director compensation levels for the Company’s high performance peer group, which is discussed under “Executive Compensation.”

Pursuant to the Company’s cash and stock director deferral plans and equity compensation plans, directors may elect to defer all or a portion of their annual cash compensation and equity compensation. The annual cash compensation may be deferred in the form of cash or in the form of an equivalent value of Company common stock. Compensation deferred in the form of cash accrues interest while deferred, and it does not accrue above market rates or preferential earnings. If a director elects to defer cash compensation in the form of Company common stock, the director receives a 15% premium on the cash amount originally deferred.

The equity portion of non-employee director compensation is provided in the form of restricted common stock of the Company having a $100,000 fair market valuation at the time of grant, which is established on the date of the annual meeting of shareholders of the applicable year. Voting rights accompany such restricted common stock, which fully vest after one year from the date of grant. This restricted common stock is also subject to a holding period prohibiting resale of the stock for the lesser of five years from the date of grant or one year after the director ceases service on the Board.

We are asking our shareholders at the Annual Meeting to approve the adoption of the Flowserve Corporation Equity and Incentive Compensation Plan, to be effective as of January 1, 2010. If this plan is approved, the annual target compensation that will be payable to each of our independent directors under the Flowserve Corporation Equity and Incentive Compensation Plan will include a restricted stock award valued at no less than $50,000 (or another amount established by the Board for the applicable year, which as described above is currently set at $100,000). Each independent director will be required to hold the shares underlying such award until the earlier of (i) five years from the date of grant of the award, or (ii) one year from the date the director ceases to serve as a member of the Board. The award will vest in full on the one year anniversary of the date of grant, upon the termination of the director’s service due to death or disability or upon a change in control. For a more detailed description of the Flowserve Corporation Equity and Incentive Compensation Plan, see “Proposal Number Two: Approval of the Adoption of the Flowserve Corporation Equity and Incentive Compensation Plan.”

SECURITY OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

The following table sets forth as of March 27, 2009 ownership of Company common stock by members of the Board, each Named Executive Officer of the Company listed in the “Summary Compensation Table” individually and all members of the Board and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified possesses sole voting and investment power with respect to his or her shares.

	Amount and nature of		Percent of
Name of Beneficial Owner	beneficial ownership(1)		class(2)

Mark A. Blinn	63,262	(3)		*
Mark D. Dailey	49,051	(4)		*
Gayla J. Delly	1,057	(5)		*
Thomas E. Ferguson	62,577	(6)		*
Roger L. Fix	7,006	(7)		*
John R. Friedery	2,045	(8)		*
Joe E. Harlan	1,670	(9)		*
Diane C. Harris	37,561	(10)		*
Michael F. Johnston	32,002	(11)		*
Lewis M. Kling	182,384	(12)		*
Rick J. Mills	3,746	(13)		*
Thomas L. Pajonas	34,181			*
Charles M. Rampacek	31,767	(14)		*
James O. Rollans	31,402	(15)		*
William C. Rusnack	20,258	(16)		*
Kevin E. Sheehan	37,150	(17)		*
All members of the Board and executive officers as a group (19 individuals)	734,990	(18)	1.31%

*	Less than 1%.

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. Any securities held in the name of and under the voting and investment power of a spouse of an executive officer or director have been excluded.

(2)	Calculated based on 56,026,802 shares of Company common stock outstanding on March 27, 2009, plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to stock options under certain Company stock option and incentive plans.

(3)	Includes 3,500 shares of common stock that Mr. Blinn has the right to acquire within 60 days pursuant to stock options.

(4)	Includes 4,000 shares of common stock that Mr. Dailey has the right to acquire within 60 days pursuant to stock options. Also includes 10,580 compensational shares that have been deferred under the Deferral Plan. Mr. Dailey does not possess any voting or investment power over these deferred shares.

(5)	Represents compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Ms. Delly does not possess any voting or investment power over these deferred shares.

(6)	Includes 9,867 shares of common stock that Mr. Ferguson has the right to acquire within 60 days pursuant to stock options. Also includes 4,116 compensational shares that have been deferred under the Deferral Plan. Mr. Ferguson does not possess any voting or investment power over these deferred shares.

(7)	Represents compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Fix does not possess any voting or investment power over these deferred shares.

(8)	Includes 1,670 compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Friedery does not possess any voting or investment power over these deferred shares.

(9)	Represents compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Harlan does not possess any voting or investment power over these deferred shares.

(10)	Includes 7,100 shares of common stock that Ms. Harris has the right to acquire within 60 days pursuant to stock options. Also includes 29,739 compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Ms. Harris does not possess any voting or investment power over these deferred shares.

(11)	Represents compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Johnston does not possess any voting or investment power over these deferred shares.

(12)	Includes 2,075 shares of common stock that Mr. Kling has the right to acquire within 60 days pursuant to stock options. Also includes 29,737 shares and 67,825 shares that may be acquired within 60 days pursuant to stock options held by The Lewis Mark Kling Trust, of which Mr. Kling is a trustee.

(13)	Represents compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Mills does not possess any voting or investment power over these deferred shares.

(14)	Includes 31,267 compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Rampacek does not possess any voting or investment power over these deferred shares.

(15)	Represents compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Rollans does not possess any voting or investment power over these deferred shares.

(16)	Includes 15,358 compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Rusnack does not possess any voting or investment power over these deferred shares. Also includes 1,100 shares held in a family trust under which Mr. Rusnack shares voting power with his spouse.

(17)	Represents compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Sheehan does not possess any voting or investment power over these deferred shares.

(18)	Includes 118,387 shares of common stock that members of this group have the right to acquire within 60 days pursuant to stock options under certain Company stock option and incentive plans. Also includes 237,246 compensational shares that have been deferred under various Company plans for which no member of the group possesses voting power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following shareholders reported to the SEC that they beneficially own more than 5% of the Company’s common stock. The information is presented as of December 31, 2008 and is based on stock ownership reports on Schedule 13G filed with the SEC and subsequently provided to us. We know of no other shareholder holding 5% or more of the Company’s common stock.

	Amount and nature
	of beneficial
Name and Address of Beneficial Owner	ownership(1)		Percent of class(2)
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	3,600,000	(3)	6.43%

GAMCO Investors Inc. One Corporate Center Rye, NY 10580	3,030,227	(4)	5.41%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	2,945,245	(5)	5.26%

The Growth Fund of America, Inc. 333 South Hope Street Los Angeles, CA 90071	2,850,000	(6)	5.09%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power.

(2)	Calculated based on 56,026,802 shares of Company common stock outstanding on March 27, 2009, plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to stock options under certain Company stock option and incentive plans.

(3)	Based on a Schedule 13G filed with the SEC on February 13, 2009. The filing indicates sole voting power for 750,000 shares, shared voting power for 0 shares, sole dispositive power for 3,600,000 shares and shared dispositive power for 0 shares. Capital Research Global Investors is a division of Capital Research Management Company, an investment adviser to various investment companies registered under the Investment Company Act of 1940. The shareholder’s beneficial ownership results from this relationship, and the shareholder disclaims beneficial ownership of these shares pursuant to Rule 13d-4 under the Exchange Act.

(4)	Based on a Schedule 13D filed with the SEC on March 10, 2009 by GAMCO Investors Inc. on behalf of Gabelli Funds, LLC, GAMCO Asset Management Inc., Gabelli Foundation, Inc., GGCP, Inc., GAMCO Investors Inc. and Mario J. Gabelli. As reported in the Schedule 13D, Gabelli Funds, LLC had sole voting and dispositive power over 974,000 shares, GAMCO Asset Management had sole voting power over 1,979,927 shares and sole dispositive power over 2,048,027 shares, Gabelli Foundation, Inc. had sole voting and dispositive power over 2,200 shares and Mario J. Gabelli had sole voting and dispositive power over 6,000 shares. Mr. Gabelli is deemed to have beneficial ownership of the shares beneficially owned by each of the foregoing persons.

(5)	Based on a Schedule 13G filed with the SEC on February 17, 2009. The filing indicates sole voting power for 0 shares, shared voting power for 2,348,580 shares, sole dispositive power for 0 shares and shared dispositive power for 2,945,245 shares.

(6)	Based on a Schedule 13G/A filed with the SEC on February 12, 2009. The filing indicates sole voting power for 2,850,000 shares, shared voting power for 0 shares, sole dispositive power for 0 shares and shared dispositive power for 0 shares. The Growth Fund of America, Inc. is advised by Capital Research Management Company, which manages equity assets through two divisions, one of which is Capital Research Global Investors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any person beneficially owning more than 10% of the Company’s common stock to file reports of ownership and any changes in ownership with the SEC. Based solely on the Company’s review of reports furnished to the Company and representations provided to the Company by persons required to file reports under Section 16 of the Exchange Act, the Company’s directors, executive officers and greater than ten-percent beneficial owners properly and timely complied with their Section 16(a) filing requirements during the fiscal year ended December 31, 2008.

PROPOSAL NUMBER TWO: APPROVAL OF THE ADOPTION OF
THE FLOWSERVE CORPORATION
EQUITY AND INCENTIVE COMPENSATION PLAN

The Board has adopted the Flowserve Corporation Equity and Incentive Compensation Plan (the “Plan”), to be effective as of January 1, 2010, subject to the approval of our shareholders. We are asking our shareholders to approve the adoption of the Plan at the Annual Meeting. A summary description of the material features of the Plan as proposed is set forth below. The following summary does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A to this proxy statement and incorporated in its entirety in this proxy statement by reference.

We currently sponsor the Flowserve Corporation 2004 Stock Compensation Plan (the “2004 Plan”), pursuant to which a total of 3,500,000 shares of our common stock may be issued, and the Flowserve Corporation 1999 Stock Option Plan (the “1999 Plan”), pursuant to which a total of 1,900,000 shares of our common stock may be issued. We also sponsored the Flowserve Corporation 1997 Stock Option Plan (the “1997 Plan”), which has expired. As of December 31, 2008, 1,182,016 shares were available for future awards under the 2004 Plan, and 1,080,237, 47,092 and 36,075 shares were the subject of outstanding awards under the 2004 Plan, the 1999 Plan and the 1997 Plan, respectively. As of December 31, 2008, 41,374 shares remained available for awards under the 1999 Plan; however, we no longer use the 1999 Plan, and no future awards will be made pursuant to the 1999 Plan. The exercise prices for all stock options outstanding under the 2004 Plan, the 1999 Plan and the 1997 Plan range from $12.12 to $60.60. The closing market price of our common stock as of March 27, 2009, was $57.43 per share, as reported on the NYSE.

Presently, the 2004 Plan provides for the granting of options, restricted stock awards, stock appreciation rights and restricted stock units. With the approval of the Plan, we will be able to continue to use a variety of equity compensation alternatives in structuring compensation arrangements for our personnel. The Plan will make available awards, including bonus stock and performance awards, through which eligible persons may acquire and maintain stock ownership in us. While the Board is aware of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards.

DESCRIPTION OF THE EQUITY AND INCENTIVE COMPENSATION PLAN

Purpose of the Equity and Incentive Compensation Plan

The purpose of the Plan is to provide a means to enhance our profitable growth by attracting, motivating and retaining employees and directors needed to plan, implement and direct the Company’s strategy and operations by affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of our common stock, thereby aligning the interests of participants directly with those of the Company’s shareholders. The Plan also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for our welfare and their desire to continue providing services to us. We intend to achieve the Plan’s purpose by primarily providing grants, which may, but not necessarily, include (see “— Shares Subject to the Equity and Incentive Compensation Plan”):

•	incentive stock options (“Incentive Options”);

•	options that do not constitute incentive stock options (“Nonstatutory Options,” and together with Incentive Options, “Options”);

•	restricted stock awards (“Restricted Stock” or “Restricted Stock Awards”);

•	restricted stock units (“Restricted Stock Units”);

•	stock appreciation rights (“SARs”);

•	bonus stock (“Bonus Stock”);

•	cash bonus annual incentive awards (“Annual Incentive Awards”); and

•	any combination of such awards (collectively referred to as “Awards”).

The Plan, in part, is intended to qualify under the provisions of Section 422 of the Code. The Plan is not subject to the provisions of ERISA. The Plan shall be effective on January 1, 2010, subject to approval of our shareholders, and will terminate on January 1, 2020, unless terminated sooner by action of the Board. Awards granted prior to the Plan’s termination date will continue to be effective in accordance with their respective terms and conditions.

Administration of the Equity and Incentive Compensation Plan

The Board will appoint the O&C Committee, which consists at all times of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) of the Code and as “nonemployee directors” within the meaning of Rule 16b-3(b)(3) of the Exchange Act (unless determined otherwise by the Board), to administer the Plan pursuant to its terms and all applicable state, federal or other rules or laws, except in the event the Board chooses to administer the Plan. Unless otherwise limited by the Plan or Rule 16b-3 of the Exchange Act, the O&C Committee has broad discretion to administer the Plan, interpret its provisions and adopt policies for implementing the Plan. This discretion includes the power to determine when and to whom Awards will be granted, determine the amount of such Awards (measured in cash, shares of common stock or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), delegate duties under the Plan, terminate, modify or amend the Plan and execute all other responsibilities permitted or required under the Plan.

Shares Subject to the Equity and Incentive Compensation Plan

The maximum aggregate number of shares of common stock that may be issued pursuant to any and all Awards under the Plan shall not exceed 2,900,000 shares, subject to adjustment due to recapitalization or reorganization as provided under the Plan.

If common stock subject to any Award is not issued or transferred, or ceases to be issuable or transferable, for any reason, including among other things because an Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of common stock or is otherwise canceled without a delivery of shares, those shares of common stock will again be available for issue, transfer or exercise pursuant to Awards under the Plan to the extent allowable by law. The common stock issued pursuant to the Plan may consist of authorized but unissued shares, shares held by us in treasury or shares that we have reacquired, including shares that we acquire on the open market for the purposes of the Plan.

Persons Who May Participate in the Equity and Incentive Compensation Plan

Any individual who works for us or for our parents or subsidiaries as an employee is eligible to participate in the Plan. In addition, our outside directors are eligible to participate in the “Award Program for Outside Directors” set forth in the Plan. An employee on leave of absence may, in the discretion of the O&C Committee, be considered still employed by us or a parent or subsidiary for purposes of determining eligibility for participation under the Plan. On the effective date of the Plan, we anticipate having approximately 10 outside directors and 12 executive officers who will be eligible to participate in the Plan, along with all other employees of the Company. Eligible persons to whom Awards are granted under the Plan are referred to herein as participants.

In any calendar year during any part of which the Plan is in effect, no participant (including any “Covered Employee” for purposes of Section 162(m) of the Code, as discussed below) may be granted (i) Options or SARs, or Bonus Stock, Restricted Stock or Restricted Stock Units (including long-term incentive awards) subject to the attainment of performance goals, relating to more than 200,000 shares of common stock, subject to adjustment in a manner consistent with the other provisions of the Plan, and (ii) Annual Incentive Awards or other Awards designated to be paid only in cash having a value determined on the date of grant in excess of $4,000,000.

With respect to a grant of Incentive Options, a participant must be one of our employees or an employee of one of our corporate parents or subsidiaries, and, immediately before the time the Incentive Option is granted, the participant may not own common stock possessing more than 10% of the total combined voting power or value of all classes of our equity or the equity of any of our parents or subsidiaries unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110% of the fair market value of the common stock underlying the Incentive Option.

Awards Under the Equity and Incentive Compensation Plan

General.  Awards shall be evidenced by an Award agreement setting forth the terms, conditions and limitations applicable to the Award, including the vesting schedule (if any) of the Award and the treatment of the Award upon termination of employment or service. No Award may be granted more than 10 years after the date of adoption of the Plan.

Stock Options.  Under the Plan, we may grant Options to eligible persons, including (i) Incentive Options (only to our employees or the employees of our corporate parents or subsidiaries) that comply with Section 422 of the Code, and (ii) Nonstatutory Options. The exercise price of each Option granted under the Plan will be stated in the applicable Option Award agreement and will not be less than the fair market value per share of common stock on the Option’s date of grant. Options will not be subject to repricing without the approval of our shareholders. Options, to the extent vested, may be exercised as the O&C Committee determines, but not after the earlier of (A) 10 years from the date of grant (five years from the date of grant in the case of an Incentive Option granted to a greater than 10% shareholder) or an earlier expiration date set forth in the applicable Award agreement, or (B) 90 days following the date a participant ceases to provide services to us or our parent or subsidiary (or, in the case of an Award that is not an Incentive Option, such longer period specified in the applicable Award agreement) or, if a participant ceases to provide services due to death or disability, 180 days following the date the participant ceases to provide services to us or our parent or subsidiary (or a longer period specified in the applicable Award agreement, not to exceed one year from the participant’s termination date in the case of an Incentive Option). Any Incentive Option that fails to comply with Section 422 of the Code for any reason will be reclassified as a Nonstatutory Option and will be exercisable as such. The O&C Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the O&C Committee, payment in common stock, other Awards, or other property) and the methods and forms in which common stock will be delivered to a participant.

SARs.  A SAR is the right to receive an amount of cash, stock or a combination of cash and stock equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR, as determined by the O&C Committee. The grant price of an SAR will not be less than the fair market value of a share of our common stock on the SAR’s grant date. SARs will not be subject to repricing without the approval of our shareholders. SARs may be awarded in connection with or separate from an Option. SARs awarded in connection with an Option will entitle the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. SARs granted independently of an Option will be exercisable as the O&C Committee determines. The term of an SAR will be for a period determined by the O&C Committee but in any event will not exceed 10 years. SARs may be paid in cash, stock or a combination of cash and stock, as the O&C Committee provides in the Award agreement governing the SAR. The O&C Committee, in its discretion, may specify a ceiling on the amount payable upon exercise of an SAR in the applicable SAR Award agreement.

Restricted Stock Awards.  A Restricted Stock Award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability and any other restrictions imposed by the O&C Committee in its discretion. Restrictions may lapse at such times and under such circumstances (including upon the attainment of specified performance goals or other criteria) as determined by the O&C Committee. Except as otherwise provided under the terms of the Plan or an individual Award agreement, the holder of a Restricted Stock Award may have rights as a shareholder, including the right to vote the common stock subject to the Restricted Stock Award or to receive dividends on the common stock subject to the Restricted Stock Award. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the participant. Upon the date a participant ceases to be employed by or provide services to us for any reason, nonvested shares of Restricted Stock will be forfeited, unless provided otherwise in the applicable Award agreement.

Restricted Stock Units.  Restricted Stock Units are rights to receive common stock, cash or a combination of both at the end of a specified restriction period. Restrictions may lapse at such times and under such circumstances (including upon the attainment of specified performance goals or other criteria) as determined by the O&C Committee. The O&C Committee may subject Restricted Stock Units to additional restrictions (which may include a risk of forfeiture and a prohibition against sale, assignment or other transfer) to be specified in the applicable Award agreement, and those restrictions may lapse at such times determined by the O&C Committee. Except as otherwise provided under the terms of the Plan or an individual Award agreement, the holder of a Restricted Stock Unit Award may receive the right to accrue dividend equivalent units on the shares represented by the Restricted Stock Unit Award. Restricted Stock Units may be settled by delivery of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the Restricted Stock Units or any combination thereof determined by the O&C Committee at the date of grant or thereafter.

Bonus Stock.  The O&C Committee is authorized to grant shares of common stock as a bonus, subject to any applicable provisions of Section 16 of the Exchange Act. The O&C Committee will determine any terms and conditions applicable to grants of bonus stock, including performance criteria associated with such an Award.

Annual Incentive Awards; Performance Awards.  The O&C Committee may designate that certain Awards granted under the Plan constitute “performance” Awards or may grant long-term incentive awards or Annual Incentive Awards as performance Awards. A performance Award is any Award, the grant, exercise or settlement of which is subject to one or more performance standards. Any one or more of the following business criteria, on a consolidated basis and/or for specified subsidiaries or business or geographical units (except with respect to the total shareholder return and earnings per share criteria) may be used by the O&C Committee in establishing performance goals: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return: (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on capital; (ix) economic value added; (x) operating margin; (xi) contribution margin; (xii) net income; (xiii) pretax earnings; (xiv) pretax earnings before interest, depreciation and amortization; (xv) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; (xvi) total shareholder return; (xvii) debt reduction; (xvii) operating income; (xix) general and administrative expenses; (xx) net asset value; (xxi) operating costs; (xxii) ratio of debt to debt plus equity; (xxiii) profit before tax; (xxiv) economic profit; (xxv) earnings before interest and taxes; (xxvi) operating earnings; (xxvii) ratio of operating earnings to capital spending; (xxviii) free cash flow; (xxix) net profit; (xxx) net sales; (xxxi) sales growth; (xxxii) stock price; (xxxiii) return on equity; (xxxiv) return on shareholders’ equity; (xxxv) market share; (xxxvi) total return to shareholders; (xxxvii) gross profit; (xxxviii) income before taxes; (xxxix) income after taxes; (xl) debt to equity measures; (xli) growth measures; (xlii) return on sales; (xliii) operating cash flow; (xliv) cash flow return on investments; (xlv) sales; (xlvi) inventory turnover; (xlvii) on-time delivery measures; and (xlviii) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the O&C Committee including, but not limited to, the S&P 500 Index or a group of comparable companies.

If a performance Award, including a long-term incentive award or an Annual Incentive Award, is made to certain designated executive officers who are likely to be “covered employees” within the meaning of Section 162(m) of the Code, the O&C Committee may determine that such Awards should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. In such event, the O&C Committee will use one or more of the business criteria specified above in setting performance goals that are objective and otherwise meet the requirements of Section 162(m), including the requirement that achievement of the performance goals is “substantially uncertain.” Performance goals will be established no later than 90 days after the beginning of the applicable performance period (unless another date is permitted under Section 162(m)). After the end of each performance period (or applicable year, in the case of an Annual Incentive Award), the O&C Committee will determine the amount, if any, of the performance Award payable to each participant. The O&C Committee may reduce the amount payable under any performance Award but may not, in the case of performance-based compensation to a covered employee, exercise discretion to increase the amount payable in respect of a performance Award.

Award Program for Outside Directors.  The annual target compensation payable to each of our outside directors will include a Restricted Stock Award valued at no less than $50,000 as of the applicable annual meeting (or another amount established by the Board for the applicable year, which as described above is currently set at $100,000). The value of the Restricted Stock Award will be prorated for an outside director whose term commences other than at our annual meeting. Each outside director will be required to hold the shares underlying the Award until the earlier of (i) five years from the date of grant of the Award, or (ii) one year from the date the director ceases to serve as a member of the Board. Beginning with the 2010 annual meeting of shareholders, the O&C Committee may in its discretion elect to award outside directors a Nonstatutory Option, covering up to a maximum of 200,000 shares of our common stock, in lieu of a Restricted Stock Award. The Award will vest in full on the one year anniversary of the date of grant, upon the termination of the director’s service due to death or disability or upon a change in control.

Outside directors receiving Restricted Stock Awards may defer receipt of such Awards in accordance with procedures established by the O&C Committee. Any election to defer shares of Restricted Stock (“Deferred Shares”) will comply with Section 409A of the Code. The O&C Committee will maintain an account for each director’s Deferred Shares and to credit a director for any dividends paid on the Deferred Shares. A director’s Deferred Shares, dividends and interest thereon will be distributed following the time the director ceases to serve as a member of the Board in such form as the director may elect (including in a lump sum, in annual installments, in shares of common stock, in cash or in some combination thereof), in accordance with the terms of the Plan and the provisions of Section 409A of the Code, on condition that any applicable restriction period or performance conditions have been satisfied.

Other Provisions

Tax Withholding.  We or our parent or subsidiary, as applicable, may deduct from amounts received under the Plan any federal, state, local or other taxes required to be withheld in connection with an Award, including by the withholding of shares of common stock issuable pursuant to the Award based on the fair market value of the shares. We may also require a participant to pay us the amount of any withholding taxes in cash or by the delivery of shares, subject to our consent.

Merger or Recapitalization; Dissolution or Liquidation.  If any change is made to our capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the O&C Committee as to the number and class of shares available under the Plan and the number and price of shares subject to an Award. In the event of any proposed dissolution or liquidation of the Company, Awards shall terminate immediately prior to such dissolution or liquidation.

Change in Control.  Upon a change in control, (i) Awards shall be assumed or equivalent Awards shall be substituted by a successor entity, or its parent or subsidiary, or (ii) in the event a successor refuses to assume or substitute Awards, (A) the Committee has the discretion to accelerate the vesting of Awards, and (B) participants will have the right to exercise outstanding awards (to the extent vested and subject to consummation of the change in control) for a period of 30 days, except that no Award that is subject to Section 409A of the Code shall be exercisable, or otherwise paid or distributed upon a change in control, unless the change in control qualifies as a permissible payment event under Section 409A. In the event the participant is covered under one of our change in control plans, the participant’s Awards shall be governed by the provisions of such plan upon the occurrence of a change in control.

In general, under the Plan, a change in control occurs in any of the following situations: (i) any person or group acquires (or has acquired during the preceding 12-month period) 30% or more of our voting securities, other than (a) any acquisition directly from us or by us or one of our subsidiaries, (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or one of our subsidiaries, (c) any acquisition by any entity pursuant to a transaction with respect to which clauses (a) or (b) of clause (iii) below are satisfied, or (d) any acquisition by a person or group that is considered to own 30% or more of our voting securities immediately prior to the acquisition; (ii) the majority of the members of our Board is replaced during a 12-month period by directors who are not endorsed by a majority of the board prior to the date of such appointment or election; (iii) the occurrence of a merger, reorganization, or consolidation if immediately following such occurrence one person or group owns stock that constitutes 50% or more of our total fair market value, unless (a) our shareholders prior to such transaction hold more than 50% of the voting power of the resulting entity, or (b) our officers constitute at least 3/4 of the officers of the resulting entity (or its ultimate parent), elected members of our Board constitute at least 3/4 of the Board of the resulting entity (or its ultimate parent), and the positions of chairman of the board, chief executive officer and president of the resulting entity are held by the same individuals who held those positions at the Company; or (iv) any person or group acquires (or has acquired during the preceding 12-month period) more than 50% of the total gross fair market value of all of our assets, unless (a) our shareholders prior to such transaction hold more than 50% of the equity and voting power of the entity holding such assets, (b) no person (subject to certain exceptions) holds 20% or more of the equity or voting power of such entity, and (c) at least 2/3 of the Board of such entity were members of our Board at the time of execution of the initial agreement providing for the acquisition.

Amendment.  Without shareholder or participant approval, the Board or the O&C Committee may amend, alter, suspend, discontinue or terminate the Plan, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of our shareholders not later than the next annual meeting if shareholder approval is required by any state or federal law or regulation or the rules of any stock exchange or automated quotation system on which the common stock may then be listed or quoted. Our Board or the O&C Committee may otherwise, in its discretion, determine to submit other changes to the Plan to shareholders for approval, except that without the consent of an affected participant, no such action by the Board or the O&C Committee may materially adversely affect the rights of such participant under any previously granted and outstanding Award. The O&C Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan, except that, without the consent of an affected participant, no such O&C Committee action may materially adversely affect the rights of such participant under such Award.

Transferability of Awards.  In accordance with the rules prescribed by the O&C Committee, the O&C Committee may permit a person to transfer, in the form of a gift, Nonstatutory Options or SARs, or may authorize all or a portion of such Awards to be granted to an employee or outside director on terms that permit transfer by such participant: (i) to a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), and any person sharing the household of a holder of such Award (“Immediate Family Members”); (ii) to a trust in which Immediate Family Members have more than fifty percent of the beneficial interest; (iii) a foundation in which Immediate Family Members control the management of assets; or (iv) any other entity in which Immediate Family Members own more than fifty percent of the voting interests. Other than as described above, Awards will not be transferable other than by will or the laws of descent and distribution. An Incentive Option will not be transferable other than by will or the laws of descent and distribution.

Federal Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Plan may vary depending on the particular situation and therefore may be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences.

Incentive Options; Nonstatutory Options; SARs.  Participants will not realize taxable income upon the grant of a Nonstatutory Option or an SAR. Upon the exercise of a Nonstatutory Option or SAR, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid therefor. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “— Tax Code Limitations on Deductibility” below, we or our subsidiary (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Generally, we will not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “— Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefor in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above. If a reload option is issued in connection with a participant’s transfer of previously held common stock in full or partial satisfaction of the exercise price of an Incentive Option or Nonstatutory Option, the tax consequences of the reload option will be as provided above for an Incentive Option or Nonstatutory Option, depending on whether the reload option itself is an Incentive Option or Nonstatutory Option.

The Plan allows the O&C Committee to permit the transfer of Awards in limited circumstances. See “— Other Provisions — Transferability of Awards” above. For income and gift tax purposes, certain transfers of Nonstatutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.

The IRS has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.

In addition, if a participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $13,000 (as of January 1, 2009) per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deduction rules. The gifted Nonstatutory Option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain and the gift tax implications of such a transfer are a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Restricted Stock Awards; Restricted Stock Units; Cash Awards.  A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of grant of a stock Award in the form of Restricted Stock Units denominated in common stock, but rather, will generally recognize ordinary compensation income at the time he receives cash or common stock in settlement of the Restricted Stock Units in an amount equal to the cash or the fair market value of the common stock received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a Restricted Stock Award or Bonus Stock Award in an amount equal to the fair market value of the common stock when such stock is received; provided that, if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make an valid election under Section 83(b) of the Code, or (ii) when the common stock is received, in cases where a participant makes a valid election under Section 83(b) of the Code.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common stock or cash received. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, we or one of our subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility.  In order for the amounts described above to be deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability (or the ability of one of our subsidiaries, as applicable) to obtain a deduction for future payments under the Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, our ability (or the ability of one of our subsidiaries, as applicable) to obtain a deduction for amounts paid under the Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the O&C Committee. Performance-based Awards intended to comply with Section 162(m) of the Code may not be granted in a given period if such Awards relate to shares of common stock which exceed a specified limitation or, alternatively, the performance-based Awards may not result in compensation, for a participant, in a given period which exceeds a specified limitation. If the Plan is approved at the Annual Meeting, a participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based Awards relating to more than 200,000 shares of common stock or, with respect to Awards not related to shares of common stock, $4,000,000, in any given fiscal year. Although the Plan has been drafted to satisfy the requirements for the performance-based compensation exception, we may determine that it is in our best interests not to satisfy the requirements for the exception. See “— Awards Under the Equity and Incentive Compensation Plan — Performance Awards.”

NEW PLAN BENEFITS UNDER THE EQUITY AND INCENTIVE COMPENSATION PLAN

The Awards, if any, that will be granted to the individuals or groups named in the following table under the Plan are subject to the discretion of the O&C Committee and, therefore, are not determinable at this time, except that we anticipate making Awards to our outside directors as part of their annual target compensation as set forth below. In addition, the following table sets forth, for our Named Executive Officers and for other executive officers and employees as a group, awards received by such individuals and groups for the last completed fiscal year under the 2004 Plan, which correlate to the amounts such persons would have received under the Plan had it been in effect at that time.

		Number of Shares
		Underlying
Name and Principal Position	Dollar Value(1) ($)	Awards
Lewis M. Kling President and Chief Executive Officer	3,497,339	36,730
Mark A. Blinn Senior Vice President, Chief Financial Officer and Latin America Operations	1,162,574	12,090
Thomas L. Pajonas Senior Vice President and President of Flow Control Division	843,323	8,770
Thomas E. Ferguson Senior Vice President and President of Flowserve Pump Division	786,589	8,180
Mark D. Dailey Senior Vice President, Human Resources and Chief Compliance Officer	701,968	7,300
All Executive Officers, As A Group	8,811,141	91,630
All Non-Employee Directors, As A Group	1,000,000	*	(2)
All Employees, Including all Officers Who Are Not Executive Officers, As A Group	26,003,587	193,670

Total	35,814,728	285,300

(1)	For all awards other than awards to non-employee directors, the dollar value shown represents the 2008 grant value as calculated in accordance with the Company’s long-term incentive plan, using a grant price of $96.16.

(2)	The number of shares underlying Awards will be determined at the date of grant of the Award. See “2008 Director Compensation” and “ — Awards Under the Equity and Incentive Compensation Plan — Award Program for Outside Directors” for a discussion of the terms of these Awards.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information about our common stock that may be issued upon the exercise of options under the 2004 Plan, the 1999 Plan and the 1997 Plan, as of December 31, 2008. The table does not include information relating to the Plan that shareholders are being asked to approve under this proposal.

Number of Securities
Remaining Available
	Number of Securities		for Future Issuance
	to Be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
	Options, Warrants	Option, Warrants	Reflected in the
Plan Category	and Rights(1)	and Rights(2)	First Column)(3)
Equity compensation plans approved by securities holders	303,100	$39.58	1,223,390

Equity compensation plans not approved by securities holders	—	—	—

Total	303,100	$39.58	1,223,390

(1)	All shares of common stock included in this column underlie stock options awarded under the 1997 Plan, the 1999 Plan and the 2004 Plan.

(2)	These amounts represent the weighted average exercise price for the total number of outstanding options.

(3)	The shares of common stock reflected in this column include 41,374 shares available for issuance under the 1999 Plan. Despite this remaining amount, the Company no longer uses the 1999 Plan, and no future awards will be made pursuant to the 1999 Plan. The shares of common stock reflected in this column also include 1,182,016 shares that were available for issuance under the 2004 Plan at December 31, 2008. This column does not reflect 1,080,237 shares that were the subject of outstanding awards under the 2004 Plan at December 31, 2008.

REQUIRED VOTE AND RECOMMENDATION

The proposal to approve the adoption of the Flowserve Corporation Equity and Incentive Compensation Plan requires the affirmative vote of at least a majority of the votes cast. Abstentions will count as votes cast on this proposal, but will not count as votes “for” the proposal, and therefore, will have the same effect as votes “against” the proposal. Additionally, broker non-votes will not be considered to have voted on the proposal, and therefore, will have no effect on this proposal. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” approving the adoption of the Flowserve Corporation Equity and Incentive Compensation Plan unless you instruct otherwise on the proxy or unless you withhold authority to vote.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVING THE ADOPTION OF THE FLOWSERVE CORPORATION EQUITY AND INCENTIVE COMPENSATION PLAN.

PROPOSAL NUMBER THREE: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009

The Audit Committee has approved PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for 2009.

We are asking our shareholders to ratify the appointment of PwC as our independent registered public accounting firm. Although shareholder ratification is not required by our By-laws or otherwise, the Board is submitting this proposal for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

REQUIRED VOTE AND RECOMMENDATION

The proposal to ratify the appointment of PwC to serve as the Company’s independent registered public accounting firm for 2009 requires the affirmative vote of at least a majority of the votes cast. Abstentions will count as votes cast on this proposal, but will not count as votes “for” the proposal, and therefore, will have the same effect as votes “against” the proposal. Additionally, broker non-votes will not be considered to have voted on this proposal, and therefore, will have no effect on the proposal. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” ratifying the appointment of PwC unless you instruct otherwise on the proxy or unless you withhold authority to vote.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company is comprised of four independent directors, Gayla J. Delly, John R. Friedery, Rick J. Mills and James O. Rollans (Chairman). The Audit Committee operates under a written charter adopted by the Board. The Audit Committee met eight times in 2008.

Management has primary responsibility for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on this audit. The Audit Committee’s responsibility is to monitor and oversee this process, including the engagement of the independent auditors, the pre-approval of their annual audit plan and the review of their annual audit report.

In this context, the Audit Committee has met and held detailed discussions with management on the Company’s consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company for the period described. The Audit Committee has relied upon this representation without any independent verification, except for the work of PwC, the Company’s independent registered public accounting firm. The Audit Committee also discussed these statements with PwC, both with and without management present, and has relied upon their reported opinion on these financial statements.

The Audit Committee further discussed with PwC matters required to be discussed by Statement on Auditing Standards No. 114 (“The Auditor’s Communication With Those Charged With Governance”), as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from PwC the written disclosures and letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning its independence, and has discussed with PwC its independence from the Company and its management.

Based on these reviews and discussions, including the Audit Committee’s specific review with management of the Company’s Annual Report and based upon the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report filed with the SEC.

James O. Rollans, Chairman
Gayla J. Delly
John R. Friedery
Rick J. Mills

OTHER AUDIT INFORMATION

Relationship with Independent-Registered Public Accounting Firm

The Audit Committee appointed PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. In this role, PwC audits the financial statements of the Company. Representatives from PwC will be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders. They will have the opportunity to make a statement if they desire to do so.

Audit and Non-Audit Fees and Services

The following table summarizes the aggregate fees (excluding value added taxes) for professional services incurred by the Company for the audits of its 2008 and 2007 financial statements and other fees billed to the Company by PwC in 2008 and 2007. In general, the Company retains PwC for services that are logically related to or natural extensions of the Company’s annual audit.

	2008	2007
AUDIT FEES	$10,323,000	$12,207,000
AUDIT RELATED FEES	919,000	108,000
TOTAL AUDIT RELATED FEES	11,242,000	12,315,000
TAX FEES
Compliance	108,000	183,000
Consulting/Advisory	655,000	101,000
TOTAL TAX FEES	763,000	284,000
ALL OTHER FEES	119,000	2,000

TOTAL FEES	$12,124,000	$12,601,000

The Audit Committee pre-approved all of the audit and non-audit fees described above for the years ended December 31, 2008 and December 31, 2007 in accordance with its approval policy discussed below.

Audit Committee Approval Policy

The Audit Committee approves all proposed services and related fees to be rendered by the Company’s independent registered public accounting firm prior to their engagement. Services to be provided by the

Company’s independent registered public accounting firm generally include audit services, audit-related services and certain tax services. All fees for the annual audit or audit-related services to be performed by the Company’s independent registered public accounting firm are itemized for the purposes of approval. The Audit Committee approves the scope and timing of the external audit plan for the Company and focuses on any matters that may affect the scope of the audit or the independence of the Company’s independent registered public accounting firm. In that regard, the Audit Committee receives certain representations from the Company’s independent registered public accounting firm regarding their independence and permissibility under the applicable laws and regulations of any services provided to the Company outside the scope of those otherwise allowed. The Audit Committee also approves the internal audit plan for the Company.

The Audit Committee may delegate its approval authority to the Chairman of the Audit Committee to the extent allowed by law. In the case of any delegation, the Chairman must disclose all approval determinations to the full Audit Committee as soon as possible after such determinations have been made.

OTHER MATTERS

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.

APPENDIX A

FLOWSERVE CORPORATION

EQUITY AND INCENTIVE COMPENSATION PLAN

Page

Article 1	Introduction	A-4

1.1	History	A-4
1.2	Purpose	A-4

Article 2	Definitions	A-4

Article 3	Administration	A-8

3.1	Authority of the Committee	A-8

Article 4	Eligibility	A-9

Article 5	Shares Subject to Plan	A-10

5.1	Number Available for Awards	A-10
5.2	Reuse of Shares	A-10

Article 6	Grant of Awards	A-10

6.1	In General	A-10
6.2	Bonus Stock	A-10
6.3	Stock Options	A-10
6.4	Restricted Stock	A-11
6.5	SARs	A-12
6.6	Restricted Stock Units	A-12
6.7	Performance Awards and Annual Incentive Awards	A-13
6.8	Tandem Awards	A-16
6.9	Award Program for Outside Directors	A-16

Article 7	Award Period; Vesting; Termination	A-17

7.1	Award Period	A-17
7.2	Vesting	A-17
7.3	Termination	A-17

Article 8	Exercise of Award	A-18

8.1	In General	A-18
8.2	Applicable Law	A-18
8.3	Exercise of Stock Option	A-18
8.4	Disqualifying Disposition of Incentive Stock Option	A-19
8.5	SARs	A-19

Article 9	Amendment or Discontinuance	A-19

Article 10	Term	A-19

Article 11	Adjustments, Dissolution or Liquidation	A-20

Article 12	Effect of Change in Control	A-20

Page

Article 13	Outside Director Deferral of Restricted Stock	A-21

13.1	Forms of Deferral	A-21
13.2	Accounts for Deferred Shares	A-21
13.3	Distribution of Deferred Shares	A-22

Article 14	Liquidation or Dissolution	A-23

Article 15	Miscellaneous Provisions	A-23

15.1	Investment Intent	A-23
15.2	No Right to Continued Employment	A-23
15.3	Indemnification of Board and Committee	A-24
15.4	Effect of the Plan	A-24
15.5	Compliance With Other Laws and Regulations	A-24
15.6	Tax Requirements	A-24
15.7	Assignability	A-25
15.8	Use of Proceeds	A-25
15.9	Legend	A-26
15.10	Company Records	A-26
15.11	Choice of Law	A-26
15.12	Exemptions from Section 16(b) Liability	A-26
15.13	Non-Competition Agreement	A-26
15.14	Nonexclusivity of this Plan	A-27
15.15	Severability	A-27
15.16	Conditions to Delivery of Stock	A-27

FLOWSERVE CORPORATION
EQUITY AND INCENTIVE COMPENSATION PLAN

Article 1

Introduction

1.1  History.  The Flowserve Corporation Equity and Incentive Compensation Plan (the “Plan”) was adopted by the Board of Directors of Flowserve Corporation, a New York corporation (the “Company”), effective as of January 1, 2010, subject to approval by the Company’s shareholders.

1.2  Purpose.  The purpose of the Plan is to attract and retain the services of Employees and Outside Directors and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock awards, Stock Appreciation Rights, Restricted Stock Units, Bonus Stock, Annual Incentive Awards, Long-Term Incentive Awards, and Performance Awards whether granted singly, in combination, or in tandem, that will:

(a) increase the interest of such persons in the Company’s welfare;

(b) furnish an incentive to such persons to continue their services for the Company; and

(c) provide a means to attract able persons as Employees and Outside Directors.

Article 2

Definitions

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1  “Annual Incentive Award” means a conditional right granted to a Participant under Section 6.7(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified year. The terms of an Annual Incentive Award shall also comply with, and Annual Incentive Awards shall be granted pursuant to, the terms of the 2007 Flowserve Corporation Annual Incentive Plan, as amended, or a successor thereto.

2.2  “Applicable Laws” means the Federal, state, local and foreign tax, securities, labor, corporate, and exchange laws or regulations governing the grant of Awards under the Plan.

2.3  “Award” means an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock award, SAR, Restricted Stock Unit, Bonus Stock, Annual Incentive Award, Long-Term Incentive Award or Performance Award whether granted singly, in combination or in tandem.

2.4  “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of an Award.

2.5  “Award Period” means the period set forth in the Award Agreement during which an Award may be exercised.

2.6  “Board” means the board of directors of the Company.

2.7  “Change in Control” means the occurrence of any of the following:

(a) Any “Person” (as defined in this Section 2.7) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company (the “Voting Stock”); other than an acquisition (1) directly from the Company; (2) by the Company or any Subsidiary; (3) any acquisition by any employee benefit plan (or related trust)

sponsored or maintained by the Company or any Subsidiary; (4) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in subparagraph (c)(1) and (2) are satisfied; or (5) by any Person who is considered to own stock of the Company constituting thirty percent (30%) or more of the Voting Stock immediately prior to such additional acquisition. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired ownership of stock of the Company possessing thirty percent (30%) or more of the Voting Stock as a result of the acquisition of the Voting Stock, which, by reducing the number of shares of Voting Stock, increases the proportional number of shares owned by the Subject Person; provided, however, that if following such acquisition of shares of Voting Stock by the Company, the Subject Person acquires additional Voting Stock which increases the percentage ownership of the Subject Person to an amount that would constitute thirty percent (30%) of the then outstanding Voting Stock (excluding any shares of Voting Stock previously acquired by the Company), then a Change in Control shall then be deemed to have occurred; or

(b) A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director shall not be considered to be endorsed by the Board if his or her initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

(c) The consummation of a reorganization, merger, or consolidation, in each case, immediately following which a Person owns stock of the Company that, together with stock held by such Person prior to such reorganization, merger or consolidation, constitutes more than fifty percent (50%) of the total fair market value of the Company; unless, following such reorganization, merger or consolidation: (1) more than fifty percent (50%) of the then outstanding Voting Stock is owned, directly or indirectly, by all or substantially all of the individuals and entities who were the owners of the Voting Stock immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation; or (2) (a) officers of the Company as of the effective date of such reorganization, merger or consolidation constitute at least three-quarters (3/4) of the officers of the ultimate parent company of the entity resulting from such reorganization, merger or consolidation; (b) elected members of the Board as of the effective date of such reorganization, merger or consolidation constitute at least three quarters (3/4) of the board of directors or similar governing body of the ultimate parent company of the entity resulting from such reorganization, merger or consolidation; and (c) the positions of Chairman of the board of directors, the Chief Executive Officer and the President of the entity resulting from such reorganization, merger or consolidation are held by individuals with the same positions at the Company as of the effective date of such reorganization, merger or consolidation; or

(d) Any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, unless such assets have been acquired by an entity with respect to which, following such acquisition, (1) more than fifty percent (50%) of, respectively, the then outstanding shares of stock or ownership interests of such entity and the combined voting power of the then outstanding voting securities of such entity (or any parent thereof) entitled to vote generally in the election of members of the board of directors or similar governing body is then owned, directly or indirectly, by all or substantially all of the individuals and entities who were the owners, respectively, of outstanding stock of the Company and the Voting Stock immediately prior to such acquisition, in substantially the same proportions as their ownership immediately prior to such acquisition; (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary or any Person owning immediately prior to such acquisition, directly or indirectly, twenty percent (20%) or more of all of the outstanding shares of stock of the Company or the Voting Stock) owns, directly or indirectly, twenty percent (20%) or more of all of the then outstanding stock or ownership interests of such entity or the combined voting power of the then outstanding voting securities of such entity (or any parent thereof) entitled to vote generally in the election of members of the board of directors or similar governing body and (3) at least two-thirds (2/3) of the members of the board of directors or similar governing body of such entity (or any parent thereof) were members of the Company’s Board at the time of the execution of the initial agreement or action of the Board providing for such acquisition of the Company’s assets. For purposes of this subparagraph (d), gross fair market value means the value of the assets of the Company or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, no Change in Control shall be deemed to occur when there is such a sale or transfer to (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s then outstanding stock; (2) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (3) a Person that owns directly or indirectly, at least fifty percent (50%) of the total value or voting power of the outstanding stock of the Company; or (4) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by a Person that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of the outstanding stock of the Company. For purposes of the foregoing, a Person’s status is determined immediately after the asset transfer.

For purposes of subparagraphs (a), (b), (c) and (d) above, “Person” shall have the meaning given in Section 7701(a)(1) of the Code. Person shall include more than one Person acting as a group as defined by the final regulations issued under Section 409A of the Code.

2.8  “Code” means the Internal Revenue Code of 1986.

2.9  “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.10  “Common Stock” means the Company’s common stock, par value $1.25 per share, as adjusted pursuant to Article 11.

2.11  “Company” means Flowserve Corporation, a New York corporation and any successor entity.

2.12  “Covered Employee” means a Participant who is a Covered Employee as specified in Section 6.7(e) of this Plan.

2.13  “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided that all corporate actions necessary to grant such an Award have been taken on or prior to the date set forth in the applicable Award Agreement.

2.14  “Employee” means any person paid through the payroll department of the Company or its Subsidiaries (as opposed to the accounts payable department of the Company); provided, however, that the term “Employee” shall not include any person who has entered into an independent contractor agreement, consulting agreement, franchise agreement or any similar agreement with the Company, nor the employees of any such person, regardless of whether that person (including his or her employees) is later found to be an employee of the Company by any court of law or regulatory authority.

2.15  “Exercise Date” means the date on which an Award is exercised.

2.16  “Fair Market Value” means, as of any date:

(a) if the shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or

(b) if Section 2.16(a) above is not applicable, Fair Market Value shall mean such amount as may be determined by the Committee, in good faith, to be the fair market value per share of Common Stock.

2.17  “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code.

2.18  “Long-Term Incentive Award” means an Award of Restricted Stock or Restricted Stock Units that is granted pursuant to, and complies with, the terms of the Plan and the 2007 Flowserve Corporation Long-Term Incentive Plan, as amended, or a successor thereto.

2.19  “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

2.20  “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase the shares of Common Stock underlying the option.

2.21  “Outside Director” means a director of the Company who is not an Employee.

2.22  “Parent” means a parent corporation as defined in Section 424 of the Code.

2.23  “Participant” means an Employee or Outside Director to whom an Award is granted under this Plan.

2.24  “Performance Award” means a right, granted to a Participant under Section 6.7 hereof, to receive Awards based upon performance criteria specified by the Committee.

2.25  “Performance Criteria” shall have the meaning reflected in Section 6.7(a).

2.26  “Performance Goal” means any of the goals set forth in Section 6.7 hereof.

2.27  “Plan” means this Flowserve Corporation Equity and Incentive Compensation Plan, as amended from time to time.

2.28  “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3) under the 1934 Act and an “outside director” within the meaning of Treasury Regulation 1.162-27 under Section 162(m) of the Code.

2.29  “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan, which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.30  “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6, which are convertible into cash and/or Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.

2.31  “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16 of the 1934 Act, as from time to time in effect and applicable to this Plan and Participants.

2.32  “SAR” or “stock appreciation right” means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares.

2.33  “SAR Price” means the Fair Market Value of the shares of Common Stock covered by an SAR, determined on the Date of Grant of the SAR.

2.34  “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.

2.35  “Subsidiary” means a subsidiary corporation as defined in Section 424 of the Code.

2.36  “Total and Permanent Disability” means a Participant is qualified for long term disability benefits under the Company’s disability plan or insurance policy or a disability plan or insurance policy of a Parent or Subsidiary of the Company (as applicable); or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder which prevents the Participant from performing his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, total and permanent disability shall have the meaning given it under Section 22(e) of the Code.

2.37  “1934 Act” means the Securities Exchange Act of 1934.

Article 3

Administration

3.1  Authority of the Committee.

(a) This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references to the “Committee” will be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee will have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Participants to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Common Stock, SARs, Restricted Stock Units or Restricted Stock awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award Agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of Stock Options, (B) the extent to which the transferability of shares of Common Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Award that has been granted; (vi) construe the respective Award Agreements and the Plan; (vii) make determinations of the Fair Market Value of the Common Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are subject to Section 16(b) of the 1934 Act or Section 162(m) of the Code; (ix) terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and Section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award

Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3.1(a) shall be final and conclusive.

(b) Manner of Exercise of Committee Authority.  At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the 1934 Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, shareholders, Participants, beneficiaries, and transferees under Section 15.7 hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary of the Company, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the 1934 Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering this Plan.

(c) Limitations of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Parent or Subsidiary of the Company, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Parent or Subsidiary of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

Article 4

Eligibility

The Committee, in its sole and absolute discretion, shall determine the Employees to whom Awards may be granted under this Plan. Outside Directors are eligible to participate in the Award Program for Outside Directors as described in Section 6.9 of the Plan. Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

Article 5

Shares Subject to Plan

5.1  Number Available for Awards.

(a) Subject to adjustment as provided in Article 11 and Article 12, the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan is 2,900,000 shares. Subject to adjustment pursuant to Article 11 and Article 12, no individual may receive in any calendar year:

(i) Stock Options or SARs relating to more than 200,000 shares of Common Stock,

(ii) Bonus Stock, Restricted Stock, Restricted Stock Units or Long-Term Incentive Awards that are subject to the attainment of Performance Goals relating to more than 200,000 shares of Common Stock or Annual Incentive Awards that result in a payment in excess of $4,000,000.

(b) Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise.

5.2  Reuse of Shares.  To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding the foregoing, shares that are forfeited, expired or cancelled as a result of an Award to any one individual shall again count against the limits set forth in Section 5.1 if such shares are used again in an Award to such same individual.

Article 6

Grant of Awards

6.1  In General.  The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Award being granted, the total number of shares of Common Stock subject to the Award, the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

6.2  Bonus Stock.  The Committee is authorized to grant Common Stock as a bonus. Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

6.3  Stock Options.

(a) The per share Option Price of a Stock Option shall not be less than the Fair Market Value per share of Common Stock on the Date of Grant of the Stock Option. If an Incentive Stock Option is

granted to an Employee who is more than a ten percent (10%) owner of the Company or any Parent or Subsidiary of the Company as determined under Section 424 of the Code, the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

(b) The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.

6.4  Restricted Stock.

(a) If Restricted Stock is granted to a Participant under an Award, the Committee shall set forth in the related Award Agreement:

(i) the number of shares of Common Stock awarded,

(ii) the time or times within which such Award may be subject to forfeiture,

(iii) specified Performance Goals, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and

(iv) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan.

(b) The provisions of Restricted Stock need not be the same with respect to each Participant.

(c) Each Participant who is awarded Restricted Stock shall be issued a stock certificate or certificates in respect of the shares of Common Stock underlying the Restricted Stock. Such certificate(s) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.9 of the Plan.

(d) Shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock.

(ii) Except as provided in Section 6.4(d)(i) or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that:

(A) each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and

(B) such provisions regarding returns and transfers of stock certificates with respect to forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

(iii) The Restriction Period of Restricted Stock shall commence on the Date of Grant, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion.

(iv) Except as otherwise provided in the particular Award Agreement, upon the date the Participant is no longer an Employee of the Company for any reason, the nonvested shares of Restricted Stock shall be forfeited by the Participant. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

(e) The Committee, in its discretion, may designate in the applicable Award Agreement that an Award of Restricted Stock shall qualify as a Long-Term Incentive Award.

6.5  SARs.

(a) The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof.

(b) In the event of the exercise of an SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the Exercise Date equal to the value obtained by multiplying:

(i) the difference between:

(A) the Fair Market Value of a share of Common Stock on the Exercise Date over

(B) the SAR Price, by

(ii) the number of shares of Common Stock as to which the SAR is exercised.

A cash settlement will be made for any fractional shares of Common Stock.

(c) The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of an SAR, but any such limitation shall be specified in the applicable Award Agreement.

(d) The SAR Price for any share of Common Stock subject to an SAR may not be less than the Fair Market Value of the share on the Date of Grant.

6.6  Restricted Stock Units.

(a) Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee.

(b) Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation:

(i) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

(ii) a requirement that the holder forfeit such units in the event of termination of employment during the period of restriction.

(c) The Committee, in its discretion, may designate in the applicable Award Agreement that an Award of Restricted Stock Units shall qualify as a Long-Term Incentive Award.

6.7  Performance Awards and Annual Incentive Awards.

(a) Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 6.7(b) and 6.7(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Section 162(m) of the Code.

(b) Performance Awards Granted to Designated Covered Employees.  If the Committee determines that a Performance Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of preestablished Performance Goals and other terms set forth in this Section 6.7(b).

(i) Performance Goals Generally.  The Performance Goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 6.7(b). Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of Performance Goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance Goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business and Individual Performance Criteria.

(A) Business Criteria.  One or more of the following performance criteria for the Company, on a consolidated basis, and/or for a Parent, specified Subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing Performance Goals for Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets; (6) return on assets; (7) return on investment; (8) return on capital; (9) economic value added; (10) operating margin; (11) contribution margin; (12) net income; (13) pretax earnings; (14) pretax earnings before interest, depreciation, and amortization; (15) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (16) total shareholder return; (17) debt reduction; (18) operating income; (19) general and administrative expenses; (20) net asset value; (21) operating costs; (22) ratio of debt to debt plus equity; (23) profit before tax; (24) economic profit; (25) earnings before interest and taxes; (26) operating earnings; (27) ratio of operating earnings to capital spending; (28) free cash flow; (29) net profit; (30) net sales; (31) sales growth; (32) stock price; (33) return on equity; (34) return on shareholders’ equity; (35) market share; (36) total return to shareholders; (37) gross profit; (38) income before taxes; (39) income after taxes; (40) debt to equity measures; (41) growth measures; (42) return on sales; (43) operating cash flow; (44) cash flow return on investments; (45) sales; (46) inventory turnover; (47) on-time delivery measures and (48) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. One or more of the foregoing business criteria shall also be exclusively used in establishing Performance Goals for Annual Incentive Awards granted to a Covered Employee under Section 6.7(c) hereof. Any business criteria may include or exclude extraordinary, unusual and/or non-recurring items of gain or loss, gains or losses on the disposition of a business, changes in tax or accounting regulations or laws, or the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases.

(B) Individual Performance Criteria.  The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with Section 162(m) of the Code, such criteria shall be approved by the shareholders of the Company.

(iii) Performance Period; Timing for Establishing Performance Goals.  Achievement of Performance Goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance Goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(iv) Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a Performance Goal or Goals based on one or more of the criteria set forth in Section 6.7(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 6.7(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(v) Settlement of Performance Awards; Other Terms.  After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of potential Performance Awards payable to each Participant in the Performance Award pool, or (B) the amount of potential Performance Awards otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Common Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 6.7(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees.  If the Committee determines that an Annual Incentive Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished Performance Goals and other terms set forth in this Section 6.7(c).

(i) Annual Incentive Award Pool.  The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a Performance Goal or Goals based on one or more of the business criteria set forth in Section 6.7(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 6.7(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii) Potential Annual Incentive Awards.  Not later than the end of the 90th day of each applicable year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, the Committee shall determine the Participants who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 6.7(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Section 162(m) of the Code, the amount potentially payable shall be based upon the achievement of a Performance Goal or Goals based on one or more of the business criteria set forth in Section 6.7(b)(ii) hereof in the given performance year, as specified by the Committee; in situations not governed by Section 162(m) of the Code, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii) Payout of Annual Incentive Awards.  After the end of each applicable year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Awards payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Awards otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or settlement of such Annual Incentive Award.

(d) Written Determinations.  All determinations by the Committee as to the establishment of Performance Goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of Performance Goals relating to Performance Awards under Section 6.7(b), and the amount of any Annual Incentive Award pool or potential individual Annual

Incentive Awards and the amount of final Annual Incentive Awards under Section 6.7(c), shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e) Status of Section 6.7(b) and Section 6.7(c) Awards under Section 162(m) of the Code.  It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 6.7(b) and 6.7(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 6.7(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

6.8  Tandem Awards.  The Committee may grant two or more Awards in the form of a “tandem Award,” so that the right of the Participant to exercise one Award shall be canceled if, and to the extent, the other Award is exercised.

6.9  Award Program for Outside Directors.

(a) During the term of this Plan, on each annual meeting of the Company’s shareholders, not less than $50,000 of the annual target compensation (or such other amount as is established prospectively by the Board for each year and prorated in the case of an Outside Director whose term commences at other than an annual meeting of shareholders) payable to an Outside Director shall be paid to the Outside Director in the form of Restricted Stock. Such Restricted Stock shall vest one year from the Date of Grant; provided, however, the shares of Common Stock underlying such Award of Restricted Stock must be held by an Outside Director for the lesser period of five years from the Date of Grant or one year from the date that the Outside Director ceases providing services in this capacity to the Company. In addition to or in lieu of the grant of Restricted Stock to Outside Directors, the Committee, in its sole discretion, may grant to each Outside Director who is an Outside Director on the date of a regular annual meeting of the Company’s shareholders held in the year 2010 and thereafter, a Nonqualified Stock Option covering up to 200,000 shares of Common Stock. Such Nonqualified Stock Option shall vest one year from the Date of Grant.

(b) All Nonqualified Stock Options and Restricted Stock granted to an Outside Director under this Section 6.9 shall become fully vested in the event of:

(i) The termination of such Outside Director’s service because of death or Total and Permanent Disability; or

(ii) A Change in Control with respect to the Company.

Article 7

Award Period; Vesting; Termination

7.1  Award Period.

(a) The Award Period shall be stated in the applicable Award Agreement. An Award, to the extent it is vested, may be exercised until the earlier of:

(i) the expiration of the Award Period; or

(ii) ninety (90) days following the date the Participant ceases to provide services to the Company, or its Parent or Subsidiary, as applicable (provided that a longer period than 90 days may be specified in the Award Agreement for an Award that is not an Incentive Stock Option) or, in the event a Participant ceases to provide services by reason of the Participant’s death or Total and Permanent Disability, one hundred and eighty (180) days following the date such Participant ceases providing services to the Company, or its Parent or Subsidiary, as applicable (provided that a longer period than 180 days may be specified in the Award Agreement for an Award, provided that for Incentive Stock Options such period shall not exceed one year from the date of termination).

(b) Notwithstanding Section 7.1(a) above, the Award Period for an Incentive Stock Option granted to a more than 10% shareholder of the Company (as defined in Section 424 of the Code) shall not be more than five (5) years from the Date of Grant, and the Award Period for any other Award shall not be more than ten (10) years from the Date of Grant.

7.2  Vesting.  The vesting schedule of an Award shall be provided in the applicable Award Agreement. The Committee, in its sole discretion, may determine that an Award will immediately vest in whole or in part, all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events or attainment of Performance Goals, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Award may be vested.

7.3  Termination.

Except as provided herein, if an Employee’s employment with the Company terminates for any reason, the treatment of an Award due to the termination of employment shall be specified in the agreement controlling such Award. Notwithstanding anything to the contrary herein or in any such Award Agreement, any Award that constitutes a “deferral of compensation” (within the meaning of Section 409A of the Code and the regulations and other authoritative guidance promulgated thereunder (collectively, the “Nonqualified Deferred Compensation Rules”)), whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in Applicable Law following the Date of Grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption (any such Award, a “409A Award”) shall not become exercisable, be settled or otherwise trigger a payment or distribution upon a termination of employment or other service relationship with the Company or a Subsidiary or Parent thereof pursuant to the Plan or the applicable Award Agreement controlling such 409A Award in the event the Participant holding such 409A Award continues to provide or, in the 12 month period following such termination, is expected to provide, sufficient services to the Company or its Parent or Subsidiaries that, under the Company’s written and generally applicable policies regarding what constitutes a “separation from service” for purposes of Section 409A of the Code, such Participant does not incur a separation from service for purposes of Section 409A of the Code on the date of termination of the employment or service relationship; except that, to the extent permitted under the Nonqualified Deferred Compensation Rules, the time of exercise, payment or settlement of a 409A Award shall be accelerated, or payment shall be made under the Plan in respect of such Award, as determined by the Committee in its discretion, to the extent necessary to pay income, withholding, employment or other taxes imposed on such 409A Award. To the extent any 409A Award does not become exercisable or is not settled or otherwise payable upon a Participant’s termination of employment or other service relationship as a result of the limitations described in the preceding sentence, it shall become exercisable or be settled or payable upon the occurrence of an event that qualifies as a permissible time of distribution in respect of such 409A Award under the Nonqualified Deferred Compensation Rules, the Plan and the terms of the agreement governing such 409A Award.

Article 8

Exercise of Award

8.1  In General.  An Award may be exercised during its Award Period only to the extent that it is vested and subject to limitations and restrictions set forth in the Award Agreement.

8.2  Applicable Law.  In no event may an Award be exercised if the exercise of such an Award would violate Applicable Laws (as determined by the Committee in its sole discretion).

8.3  Exercise of Stock Option.

(a) The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option. No Stock Option may be exercised for a fractional share of Common Stock.

(b) Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the Exercise Date, which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon.

(c) On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways:

(i) cash or check, bank draft, or money order payable to the order of the Company,

(ii) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and/or

(iii) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

(d) In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option with an Option Price equal to the value of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.

(e) Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that the Stock Option may not be exercised in whole or in part unless such exercise does not violate Applicable Laws (as determined by the Committee in its sole discretion).

8.4  Disqualifying Disposition of Incentive Stock Option.  If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the Exercise Date of such Stock Option, such Participant shall notify the Company in writing of the date and terms of such disposition.

8.5  SARs.  Subject to the conditions of this Section 8.5 and such administrative regulations as the Committee may from time to time adopt, an SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the Exercise Date, which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement, on the Exercise Date, the Participant shall receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in the Award Agreement, multiplied by the total number of shares of Common Stock covered by the SAR that are being exercised. In the discretion of the Committee, and subject to the terms of the Award Agreement, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional shares, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

Article 9

Amendment or Discontinuance

The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan without the consent of shareholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board or Committee action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board or the Committee may otherwise, in its discretion, determine to submit other such changes to this Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board or Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

Article 10

Term

The Plan shall be effective on January 1, 2010 subject to the approval of the Company’s shareholders. Unless sooner terminated by action of the Board, the Plan will terminate on January 1, 2020, but Awards granted before such termination date will continue to be effective in accordance with their terms and conditions.

Article 11

Adjustments, Dissolution or Liquidation

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock-split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust the number and class of Common Stock which are reserved for issuance under the Plan, the number of shares of Common Stock that may be acquired under any Award (if applicable), the Option Price or SAR Price of any outstanding Award, and the numerical limits in Sections 5.1 and 6.9 of the Plan. Any determinations relating to such adjustments made by the Company shall be conclusive; provided that, solely for the elimination of doubt or possible misinterpretation, the Committee shall not have discretion to make other than proportionate adjustments in the event of any of the triggering changes noted above.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or SARs or cancel outstanding Stock Options or SARs in exchange for cash, other awards or Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs without stockholder approval.

In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each recipient of an Award as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

Article 12

Effect of Change in Control

In the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor entity or a Parent or Subsidiary of the successor entity. In the event that the successor entity refuses to assume or substitute for the Award, (i) the Committee may, in its sole discretion, accelerate the vesting of Awards, the time at which restrictions on outstanding Awards shall lapse and/or the time at which Awards then outstanding may be exercised and (ii) Participants shall have the right to exercise their Awards, to the extent vested (including any portion of the Award that becomes vested as a result of the Change in Control), as to the Common Shares underlying the Award. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Committee shall notify the recipient of an Award in writing or electronically that the Award shall be exercisable (subject to the consummation of the Change of Control) for a period of thirty (30) days from the date of such notice, and the Award shall terminate upon the expiration of such period.

Notwithstanding the above paragraph, in the event of a Change in Control, the provisions of the Flowserve Corporation Key Management Change in Control Severance Plan, the Flowserve Corporation Executive Officer Change in Control Severance Plan and the Flowserve Corporation Officer Change in Control Severance Plan (collectively the “Change in Control Plans”) shall apply to Awards granted hereunder with respect to individuals covered under such Change in Control Plans.

Notwithstanding the foregoing provisions of this Article 12, no 409A Award (as defined in Section 7.3 hereof) shall become exercisable, or be settled or otherwise paid or distributed, pursuant to the Plan or the applicable Award Agreement governing such 409A Award as a result of a Change in Control unless the event constituting such Change in Control also constitutes a “change in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of the Company within the meaning of the Nonqualified Deferred Compensation Rules (as defined in Section 7.3 hereof); except that, to the extent permitted under the Nonqualified Deferred Compensation Rules, the time of exercise, payment or settlement of a 409A Award shall be accelerated, or payment shall be made under the Plan in respect of such Award, upon the occurrence of a Change in Control, as determined by the Committee in its discretion, to the extent necessary to pay income, withholding, employment or other taxes imposed on such 409A Award. To the extent any 409A Award does not become exercisable or is not settled or otherwise payable upon a Change in Control as a result of the limitations described in the preceding sentence, it shall become exercisable or be settled or payable upon the occurrence of an event that qualifies as a permissible time of distribution in respect of such 409A Award under the Nonqualified Deferred Compensation Rules, the Plan and the terms of the agreement governing such 409A Award.

Article 13

Outside Director Deferral of Restricted Stock

13.1  Forms of Deferral.

(a) Outside Directors shall be eligible to defer receipt of Restricted Stock under the Plan.

(b) Outside Directors may defer the receipt of Restricted Stock issuable pursuant to the Plan by filing an appropriate notice with the Secretary of the Company. An election to defer Restricted Stock shall be effective upon such acceptance and all elections shall comply with the Nonqualified Deferred Compensation Rules. This election to defer to Restricted Stock (which shall be referred to as “Deferred Shares” throughout this Article 13) shall remain in effect until terminated or changed as provided in this Plan.

(c) Outside Directors may terminate any on-going agreement to accept receipt of Deferred Shares relating to future grants or awards by giving notice of termination to the Company. Any such termination shall be effective only with respect to any Restricted Stock grants or issuances that occur on or after the date of the termination notice.

13.2  Accounts for Deferred Shares.

(a) The Company will establish a separate account for each Outside Director who has Deferred Shares in which the Deferred Shares will be maintained. The Company will create this account through a trust (the “Trust”) established by the Company, with the applicable trustee (the “Trustee”) maintaining the Deferred Shares pursuant to the Trust.

(b) Notwithstanding other provisions of the Plan, the Company shall fund such account, in the case of Deferred Shares where the deferral election is made prior to issuance of the Deferred Shares, by providing appropriate instructions and sufficient cash to the Trustee, on or about the date of issuance, to purchase such Deferred Shares. If the Deferred Shares are purchased by the Trustee, the Company shall reimburse the Trustee for any associated brokerage or other transaction fees in making the purchase.

(c) In the case of Deferred Shares in which the deferral election is properly made after the date of issuance but prior to the date of vesting, the Company shall fund such account by transferring (and causing the Outside Director to assign) such Deferred Shares to the Trustee for holding pursuant to the terms of the Trust.

(d) Any dividends paid on the Deferred Shares in this account (“Dividends”) will be credited to a deferred cash account to be established under the Trust (or a separate trust created to accomplish the same purpose) in which the amount of the Dividends will be recorded for the benefit of the Outside Director, with interest to be credited to the Dividends and recorded for the benefit of the Outside Director, with such interest to be credited to the Dividends in the following manner. The Company will credit to each such deferred cash account, as of the first day of each calendar quarter, interest on the amount then credited to such account, including all previous credits to such account by operation of this Article 13, computed at an annual rate equal to 120% of the long term applicable federal rate compounded quarterly as published by the Internal Revenue Service for the first month of each calendar quarter.

(e) Any Deferred Shares hereunder and any amount credited to either the deferred cash or Deferred Shares Trust accounts of an Outside Director, including any interest or any Dividends paid on such Deferred Shares, will represent only an unsecured promise of the Company to pay or deliver the amount so credited in accordance with the terms of this Article 13 of the Plan. Neither an Outside Director nor any beneficiary of an Outside Director will acquire any right, title or interest in any asset of the Company as a result of any amount of deferred cash or Deferred Shares credited to an Outside Director’s account or accounts. At all times, an Outside Director’s rights with respect to the amount credited to his/her account or accounts will be only those of an unsecured creditor of the Company. The Company will not be obligated or required in any manner to restrict the use of any of its assets as a result of any amount credited to an Outside Director’s account or accounts. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, lien encumbrance or charge, and any attempt to take any such action shall be void.

(f) The Trustee will have voting rights on all Deferred Shares prior to their distribution.

13.3  Distribution of Deferred Shares.

(a) Deferred Shares will be distributed only in accordance with the following sections, pursuant to the election specified by the Outside Director.

(i) In the event an Outside Director ceases to be an Outside Director of the Company, as the case may be, for any reason, any Deferred Shares and the interest and Dividends on these Deferred Shares previously or currently credited to his or her account will be distributed commencing within 60 calendar days of his or her termination date in accordance with the method of distribution elected by the Outside Director.

(ii) The Outside Director may elect to receive such distributions in a lump sum, in equal annual installments (not exceeding ten years), or in some designated combination thereof, provided such election complies with the Nonqualified Deferred Compensation Rules.

(iii) If the election is a lump sum, then interest and Dividends will be credited to the account through the date of distribution, and the entire amount of Dividends, with applicable interest, will be paid, and the entire Deferred Shares account balance will be transferred in kind, to the Outside Director within 60 days of his or her termination date.

(iv) If annual installments have been elected, any Dividends, with applicable interest, will be calculated through the date of termination and added to the account. The resulting deferred cash total shall be divided equally by the number of annual installments elected and the first payment made within 60 days of the termination date. The second and all subsequent installment payments shall be made between January 1 and 30 of each following year. Interest will continue to accrue to the account on the balance remaining in the Outside Director’s Dividend account until all installments have been paid. Interest will be paid annually with each installment payment. With regard to the Deferred Shares, the aggregate number of Deferred Shares held in the separate account for Deferred Shares will be divided by the number of annual installments elected and allocated in equal whole number proportions to be distributed with each such installment payment (with any remainder after such equal division to be included in the first installment). All Deferred Shares so allocated will be distributed in kind with each applicable installment, which shall be paid simultaneously with any deferred cash distribution installments. Dividends from any undistributed Deferred Shares will continue to accrue to the Outside Director’s Dividend account, receive applicable interest credit and will be paid with the next applicable installment payment of deferred cash.

(v) If any portion of an Outside Director’s deferred account remains unpaid at his or her death, then after his or her death such amount will be paid (i) to his or her beneficiary(ies) in accordance with the method of distribution elected by the Outside Director (following the procedures for lump sum and installment payments set forth above), or (ii), if the beneficiary predeceases the Outside Director, to the Outside Director’s estate in a lump sum. Should a beneficiary die after the Outside Director has terminated service but before all Deferred Shares have been disbursed, the balance of the cash benefit will be paid to the beneficiary’s estate in a lump sum, and the Deferred Shares benefit will be transferred to such estate in kind.

(vi) Notwithstanding anything to the contrary above, no Deferred Shares shall be paid to the Outside Director until expiration or termination of the applicable restriction period or until the applicable performance related conditions are satisfied, if any.

(b) Upon the request of an Outside Director, the Committee may, but shall not be required to, consent to the sale, following the termination of the Outside Director’s service as an Outside Director, of any or all Deferred Shares held for the account of the Outside Director, with the net cash proceeds of such sale, together with the interest thereon, then to be held for the account of the Outside Director and distributed in the same manner as the Deferred Shares would have been distributed.

Article 14

Liquidation or Dissolution

In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each recipient of an Award as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

Article 15

Miscellaneous Provisions

15.1  Investment Intent.  The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

15.2  No Right to Continued Employment.  Neither the Plan nor any Awards granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the

Company, any Subsidiary or Parent. Neither the Plan nor any Awards granted under the Plan shall confer upon any Participant any right to receive future Awards under the Plan.

15.3  Indemnification of Board and Committee.  No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

15.4  Effect of the Plan.  Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

15.5  Compliance With Other Laws and Regulations.  Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of Applicable Laws (as determined by the Committee in its sole discretion).

15.6  Tax Requirements.

(a) The Company or, if applicable, any Subsidiary or Parent thereof (for purposes of this Section 15.6, the term “Company” shall be deemed to include any applicable Subsidiary or Parent), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan.

(b) The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made:

(i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under Section 15.6(b)(iii) below) the required tax withholding obligations of the Company;

(ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under Section 15.6(b)(iii) below) the required tax withholding payment;

(iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or

(iv) any combination of 15.6(b)(i), 15.6(b)(ii) or 15.6(b)(iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

15.7  Assignability.

(a) The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of such Awards to be granted to a Participant to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (i) there may be no consideration for any such transfer and (ii) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Award and transfers to other Permitted Transferees of the original holder. Agreements evidencing Awards with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 15.7.

(b) Except as expressly permitted by this Section 15.7, Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 15.7, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(c) Following the transfer of any Award as contemplated by this Section 15.7, (i) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and Applicable Law and (ii) the provisions of the Award relating to exercisability hereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein the Awards shall be exercisable by the Permitted Transferee, the estate or heirs of a deceased Participant, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(d) Any Participant desiring to transfer an Award as permitted under this Section 15.7 shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (i) it would give rise to short-swing liability under Section 16(b) of the 1934 Act or (ii) it may not be made in compliance with all applicable Federal, state and foreign securities laws.

(e) To the extent the issuance to any Permitted Transferee of any shares of Common Stock issuable pursuant to Awards transferred as permitted in this Section 15.7 is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Common Stock to any such transferee.

15.8  Use of Proceeds.  Proceeds from the sale of shares of Common Stock pursuant to Awards granted under this Plan shall constitute general funds of the Company.

15.9  Legend.

(a) Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Flowserve Corporation Equity and Incentive Compensation Plan, a copy of which is on file at the principal office of the Company in Irving, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

(b) The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable Federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and Federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

15.10  Company Records.  A copy of this Plan shall be kept on file in the principal office of the Company in Irving, Texas.

15.11  Choice of Law.  Except to the extent that New York business corporation law applies, this Plan and any Award or Award Agreement granted pursuant to this Plan shall be interpreted under the substantive laws of the State of Texas without regard to its choice of law rules.

15.12  Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the 1934 Act shall be exempt from such section pursuant to an applicable exemption. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the 1934 Act.

15.13  Non-Competition Agreement.  Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company, its Parents or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company, its Parents and its Subsidiaries as determined by the Committee.

15.14  Nonexclusivity of this Plan.  Neither the adoption of this Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any Parent or any Subsidiary thereof from taking any corporate action which is deemed by the Company or any such Parent or Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any Parent or Subsidiary thereof as a result of any such action.

15.15  Severability.  If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the 1934 Act) or Section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Stock Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Stock Option (to that extent) shall be deemed a Stock Option not subject to Section 422 of the Code for all purposes of the Plan.

15.16  Conditions to Delivery of Stock.  Nothing herein or in any Award granted hereunder or any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of a Stock Option or SAR, or at the time of any grant of a Restricted Stock award or Restricted Stock Unit, the Company may, as a condition precedent to the exercise of such Stock Option or SAR or settlement of any Restricted Stock award or Restricted Stock Unit, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Common Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act of 1933, or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

Map and Driving Directions to
The Flowserve Corporation Learning Resource Center

Instructions from Dallas/Fort Worth International Airport (DFW):

•	Take the north exit from the airport to John Carpenter Freeway (Highway 114) heading east

•	Exit Esters Boulevard and turn left onto Esters Boulevard

•	The Flowserve Corporation Learning Resource Center is on the northeast corner of Esters Boulevard and West Royal Lane

Instructions from Downtown Dallas:

•	Take Interstate Highway 35E heading north

•	Take the left fork onto Highway 183 toward IRVING (Highway 114)/DFW AIRPORT

•	Take the right fork onto John W. Carpenter Freeway (Highway 114) toward GRAPEVINE/DFW AIRPORT NORTH ENTRY and continue west in one of the outside lanes until you reach the Esters Boulevard exit

•	Exit Esters Boulevard and turn right onto Esters Boulevard

•	The Flowserve Corporation Learning Resource Center is on the northeast corner of Esters Boulevard and West Royal Lane

FLOWSERVE CORPORATION 5215 N. O’Connor Blvd. Suite 2300 IRVING, TX 75039
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Flowserve Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Flowserve Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLOWSERVE CORPORATION

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.
Vote on Directors				For	Withhold	For All	To withhold authority to vote for any individual
1.	ELECTION OF DIRECTORS			All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	Nominees:
	01)	Roger L. Fix	2012	0	0	0
	02)	Lewis M. Kling	2012
	03)	James O. Rollans	2012

Vote on Proposals

							FOR	AGAINST	ABSTAIN
2.	Approve the adoption of the Flowserve Corporation Equity and Incentive Compensation Plan.						0	0	0

3.	Ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2009.						0	0	0

	Such other business as may properly come before the meeting or any adjournment thereof.
The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.			0	Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.
	Yes	No
Please indicate if you plan to attend this meeting.	0	0

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS
May 14, 2009
The undersigned shareholder(s) hereby acknowledges receipt of the Notice of 2009 Annual Meeting of Shareholders dated April 3, 2009 and the accompanying Flowserve Corporation Proxy Statement, and hereby appoint(s) LEWIS M. KLING and KEVIN E. SHEEHAN, and each of them, with full power to act without the other, as proxies with full power of substitution, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Flowserve Corporation that the shareholder(s) is/are entitled to vote at the 2009 Annual Meeting of Shareholders of Flowserve Corporation to be held at 11:30 a.m. on Thursday, May 14, 2009, at the Flowserve Corporation Learning Resource Center, 4343 West Royal Lane, Irving, Texas 75063, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED BY THE PROXIES FOR THE ELECTION OF ALL NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL, AND IN THEIR DISCRETION FOR SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE